EXHIBIT 10.1

EXECUTION VERSION

THIRD AMENDMENT dated as of December 17, 2020 (this “Amendment”), to the CREDIT AGREEMENT dated as of June 26, 2015 (as amended as of May 12, 2017 and May 5, 2020, the “Credit Agreement”), among TRIPADVISOR,  INC.,  TRIPADVISOR  HOLDINGS, LLC,

TRIPADVISOR LLC, the other BORROWERS party thereto, the LENDERS party thereto (the “Existing Lenders”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent and London Agent.

WHEREAS, the Lenders have agreed to extend credit to the Borrowers under the Credit Agreement on the terms and subject to the conditions set forth therein;

WHEREAS, Section 9.02(b) of the Credit Agreement permits Parent to enter into waivers, amendments or modifications to the Credit Agreement and the other Loan Documents with the consent of the relevant Lenders as required pursuant to the terms thereof;

WHEREAS, Parent has requested that the Credit Agreement be amended on the terms and subject to the conditions set forth herein;

WHEREAS, each Existing Lender that is a party hereto (such Existing Lenders being collectively referred to as the “Consenting Lenders” , and any Existing Lender that is not a Consenting Lender being referred to as a “Non-Consenting Lender”), the Administrative Agent and the other parties hereto are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein, and the Consenting Lenders constitute the Required Lenders under the Credit Agreement;

WHEREAS, each Loan Party that is a party hereto (collectively, the “Reaffirming Parties”) expects to realize substantial direct and indirect benefits as a result of this Amendment becoming effective and the consummation of the transactions contemplated hereby and agrees to reaffirm its obligations pursuant to the Credit Agreement (in the case of Parent and the Borrowing Subsidiaries), the Guarantee Agreement, the Collateral Agreement and the other Loan Documents to which it is a party; and

WHEREAS, JPMorgan Chase Bank, N.A., BofA Securities, Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., Truist Securities, Inc. and U.S. Bank National Association have been appointed to act as joint lead arrangers and joint bookrunners for this Amendment (in such capacities, the “Amendment Arrangers”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the recitals hereto) have the meanings assigned to them in the Credit Agreement or the Amended Credit Agreement (as defined below), as applicable.

SECTION 2.  Revolving  Credit  Facility.(a) Tranche 1 Revolving Commitments and Tranche 1 Revolving Loans.

(i)On the terms set forth herein and in the Amended Credit Agreement and subject to the conditions set forth herein, on and as of the Third Amendment Effective Date (as defined below), (A) the entire amount of the European Tranche Revolving Commitment of each Consenting Lender under the Credit Agreement shall be redesignated as, and shall continue in effect under the Amended Credit Agreement as, the Tranche 1 Revolving Commitment of such Consenting Lender in the same amount as such Consenting Lender’s European Tranche Revolving Commitment under the Credit Agreement immediately prior to the Third Amendment Effective Date (and such Commitment shall cease to be referred to as the European Tranche Revolving Commitment), and (B) the entire principal amount of the European Tranche Revolving Loans of each Consenting Lender outstanding under the Credit Agreement immediately prior to the Third Amendment Effective Date shall be redesignated as, and shall continue to be outstanding under the Amended Credit Agreement as, Tranche 1 Revolving Loans of such Consenting Lender in the same principal amount as the aggregate principal amount of such Consenting Lender’s European Tranche Revolving Loans outstanding under the Credit Agreement immediately prior to the Third Amendment Effective Date (and such Loans shall cease to be referred to as the European Tranche Revolving Loans). The terms of the Tranche 1 Revolving Commitments and Tranche 1 Revolving Loans shall be as set forth in the Amended Credit Agreement, and on and as of the Third Amendment Effective Date each Consenting Lender shall be referred to as a “Tranche 1 Revolving Lender”, and shall continue to be a “Lender”, under the Amended Credit Agreement and the other Loan Documents, and shall have all the privileges, rights and obligations of a “Tranche 1 Revolving Lender” and a “Lender” under the Amended Credit Agreement and the other Loan Documents.

(ii)On the terms set forth herein and in the Amended Credit Agreement and subject to the conditions set forth herein, on and as of the Third Amendment Effective  Date,  immediately  following  the   transactions   described   in  Section 2(a)(i), the Tranche 1 Revolving Commitment of each Consenting Lender shall be reduced to an amount equal to 50% of the amount of such Consenting Lender’s European Tranche Revolving Commitment under the Credit Agreement immediately prior to the Third Amendment Effective Date.

(b)Tranche 2 Revolving Commitments and Tranche 2 Revolving Loans. On the terms set forth herein and in the Amended Credit Agreement and subject to the conditions set forth herein, on and as of the Third Amendment Effective Date, (i) the entire amount of the European Tranche Revolving Commitment of each Non-Consenting Lender under the Credit Agreement shall be redesignated as, and shall continue in effect under the Amended Credit Agreement as, the Tranche 2 Revolving Commitment of such Non-Consenting Lender in the same amount as such Non-Consenting Lender’s European Tranche Revolving Commitment under the Credit Agreement immediately prior to the Third Amendment Effective Date (and such Commitment shall cease to be referred to as the European Tranche Revolving Commitment), and (ii) the entire principal amount of the European Tranche Revolving Loans of each Non-Consenting Lender outstanding under the Credit Agreement immediately prior to the Third Amendment Effective Date shall be redesignated as, and shall continue to be outstanding under the Amended Credit Agreement as, Tranche 2 Revolving Loans of such Non-Consenting Lender in the same principal amount as the aggregate principal amount of such Non-Consenting Lender’s European Tranche Revolving Loans outstanding under the Existing Credit Agreement immediately prior to the Third Amendment Effective Date (and such Loans shall cease to be referred to as the European Tranche Revolving Loans). The terms of the Tranche 2 Revolving Commitments and Tranche 2 Revolving Loans shall be as set forth in the Amended Credit

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Agreement, and on and as of the Third Amendment Effective Date each Non-Consenting Lender shall be referred to as a “Tranche 2 Revolving Lender”, and shall continue to be a “Lender”, under the Amended Credit Agreement and the other Loan Documents, and shall have all the privileges, rights and obligations of a “Tranche 2 Revolving Lender” and a “Lender” under the Amended Credit Agreement and the other Loan Documents.

(c)General. Notwithstanding anything to the contrary in the Amended Credit Agreement, the Tranche 1 Revolving Loans and the Tranche 2 Revolving Loans shall initially be of the same Type (and, in the case of Eurocurrency Loans, shall have the same Interest Period) as the European Tranche Revolving Loans that, pursuant to paragraph (a) or (b) above, have been redesignated as the Tranche 1 Revolving Loans or the Tranche 2 Revolving Loans, as applicable, and thereafter may be converted or continued as set forth in Section 2.08 of the Amended Credit Agreement.

SECTION 3. Amendment of Credit Agreement. Effective as of the Third Amendment Effective Date:

(a)The Credit Agreement (excluding, except as set forth below, all Schedules and Exhibits thereto, each of which shall remain as in effect immediately prior to the Third Amendment Effective Date) is hereby amended by inserting the language indicated in underlined text (indicated textually in the same manner as the following example: underlined text or underlined text) in Annex I hereto and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) in Annex I hereto (the Credit Agreement, as so amended, being referred to as the “Amended Credit Agreement”).

(b)Schedule 2.01 to the Credit Agreement is hereby amended and restated in its entirety to be in the form of Schedule 2.01 hereto.

(c)Each of Exhibits A, B, D and F to the Credit Agreement is hereby amended and restated in its entirety to be in the form of Exhibits A, B, D and F hereto, respectively.

SECTION 4.  Representations and Warranties.Parent, each Borrowing Subsidiary and each other Reaffirming Party represents and warrants to the Lenders that:

(a)This Amendment has been duly executed and delivered by Parent, such Borrowing Subsidiary and such other Reaffirming Party and constitutes (assuming due execution by the parties hereto other than Parent, the Borrowing Subsidiaries and the other Reaffirming Parties) a legal, valid and binding obligation of Parent, such Borrowing Subsidiary or such other Reaffirming Party, as the case may be, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)The representations and warranties of the Loan Parties set forth in the Credit Agreement, as amended hereby (assuming, for this purpose, that the representation and warranty set forth in Section 3.04(b) of the Credit Agreement, as amended hereby, excludes any event, condition or circumstance that is disclosed in (i) Parent’s unaudited quarterly financial statements for the fiscal quarter and portion of the fiscal year ended September 30, 2020 filed on Form 10-Q with the SEC or (ii) any publicly available press releases of Parent or publicly available filings by Parent with the SEC released or filed after September 30, 2020 and prior to

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the date hereof, in each case excluding any such disclosure under the caption “Risk Factors” and any other disclosure that is cautionary, predictive or forward-looking in nature), and the other Loan Documents are true and correct in all material respects (or, in the case of any such representation or warranty already qualified as to materiality, in all respects) on and as of the Third Amendment Effective Date with the same effect as if made on and as of such date (except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty were true and correct in all material respects on and as of such prior date (or, in the case of any such representation or warranty already qualified as to materiality, in all respects on and as of such prior date)).

(c)As of the Third Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

SECTION 5. Effectiveness.  This Amendment shall become effective as  of the first date (the “Third Amendment Effective Date”) on which:

(a)Amendment. The Administrative Agent and the London Agent shall have signed a counterpart of this Amendment, and the Administrative Agent (or its counsel) shall have received from Parent, each Borrowing Subsidiary, each other Reaffirming Party and the Required Lenders a counterpart of this Amendment signed on behalf of such party (which, subject to Section 9.06(b) of the Amended Credit Agreement, may include any Electronic Signatures transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page).

(b)Secretary’s   Certificates   and   Good   Standing   Certificates.The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of this Amendment by each Loan Party party hereto and other legal matters relating to the Loan Parties and this Amendment and the other Loan Documents, all in form and substance reasonably acceptable to the Administrative Agent.

(c)Officer’s Certificate. The Administrative Agent shall have received a certificate, dated as of the Third Amendment Effective Date and signed by a Financial Officer of Parent, confirming that (i) the representations and warranties set forth in Section 4 hereof are true and correct in all material respects (or, in the case of any such representation or warranty under the Credit Agreement already qualified as to materiality, in all respects) on and as of the Third Amendment Effective Date (except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty were true and correct in all material respects on and as of such prior date (or, in the case of any such representation or warranty already qualified as to materiality, in all respects on and as of such prior date)) and (ii) as of the Third Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

(d)Legal Opinions. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Lenders as of the Third Amendment Effective Date and the Issuing Banks and dated the Third Amendment Effective Date) of each of (i) Goodwin Procter LLP, counsel for Parent and the Borrowing Subsidiaries and (ii) in-house counsel for Parent, in each case in form and substance reasonably acceptable to the Administrative Agent.

(e)Fee and Expenses. JPMorgan Chase Bank, N.A., as Administrative Agent and an Amendment Arranger, shall have received all fees due and payable on or prior to

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the Third Amendment Effective Date pursuant to any fee letter entered into in connection with this Amendment and, to the extent invoiced prior to the Third Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid under the Credit Agreement or any engagement letter entered into in connection with this Amendment.

(f)Accrued Interest and Fees. The Administrative Agent shall have received, for the account of each Lender and each Issuing Bank party to the Credit Agreement immediately prior to the effectiveness of this Amendment, all interest and fees accrued but unpaid under the Credit Agreement in respect of periods prior to the Third Amendment Effective Date.

The Administrative Agent shall notify the Borrowers, the Lenders and the Issuing Banks of the Third Amendment Effective Date and such notice shall be conclusive and binding.

SECTION 6. Reaffirmation by the Loan Parties. Without limiting its obligations under or the provisions of the Credit Agreement, as amended hereby (in the case of Parent and the Borrowing Subsidiaries), the Guarantee Agreement, the Collateral Agreement and the other Loan Documents to which it is a party, each Reaffirming Party hereby (a) acknowledges that the terms “Obligations”, “Guaranteed Obligations” (as defined in the Guarantee Agreement) and “Secured Obligations” (as defined in the Collateral Agreement) (and terms of similar import used in the Loan Documents) shall include the unpaid principal of and accrued and unpaid interest (including interest accruing, at the rate specified in the Amended Credit Agreement, during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), all LC Exposure and all accrued and unpaid fees (including fees accruing, at the rate specified in the Amended Credit Agreement, during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Tranche 1 Revolving Loans, the Tranche 1 Revolving Commitments, the Tranche 2 Revolving Loans and the Tranche 2 Revolving Commitments, (b) affirms and confirms its guarantee obligations under the Guarantee Agreement and its pledges, grants, indemnification obligations and other commitments and obligations under the Credit Agreement (in the case of Parent and the Borrowing Subsidiaries) and each Security Document to which it is a party, in each case after giving effect to this Amendment and the establishment of the Tranche 1 Revolving Commitments (and all Tranche 1 Revolving Loans) and the Tranche 2 Revolving Commitments (and all Tranche 2 Revolving Loans), (c) agrees that each of the Guarantee Agreement and each Security Document to which it is a party and all guarantees, pledges, grants and other commitments and obligations under the Guarantee Agreement, each Security Document to which it is a party and the Credit Agreement (in the case of Parent and the Borrowing Subsidiaries) shall continue to be in full force and effect, in each case following the effectiveness of and after giving effect to this Amendment (and shall apply in all respects to the obligations of the Borrowers in respect of the Tranche 1 Revolving Commitments, the Tranche 1 Revolving Loans, the Tranche 2 Revolving Commitments and the Tranche 2 Revolving Loans) and (d) confirms that all of the Liens and security interests created and arising under the Security Documents to which it is a party remain in full force and effect, and are not released or reduced, as collateral security for the Secured Obligations (as defined in the Collateral Agreement) (including any such Secured Obligations (as defined in the Collateral Agreement) in respect of the Tranche 1 Revolving Commitments (and all Tranche 1 Revolving Loans) and the Tranche 2 Revolving Commitments (and all Tranche 2 Revolving Loans)).

SECTION 7. Effect of this Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agents, the Issuing Banks or the Lenders under

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6

the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to any other consent to, or any other waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall refer to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(c)It is agreed that the Amendment Arrangers and their respective Related Parties shall be entitled to the benefits of Sections 9.03(b) and 9.03(c) of the Credit Agreement, Section 4.03 of the Guarantee Agreement and Section 5.03 of the Collateral Agreement with respect to the arrangement of this Amendment, the preparation, execution and delivery of this Amendment and the consummation of the transactions contemplated hereby to the same extent as the Arrangers and their Related Parties are entitled to the benefits of such Section in respect of the arrangement of the credit facility under the Credit Agreement and the other matters referred to in such Section.

(d)Each Lender and Issuing Bank, by delivering its signature page to this Amendment shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on or prior to the Third Amendment Effective Date.

SECTION 8. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9. Counterparts; Execution. This Amendment may  be  executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

SECTION 10. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 11.  Incorporation  by  Reference.  The   provisions   of Sections 9.06(b), 9.07, 9.09(b), 9.09(c), 9.09(d) and 9.10 of the Amended Credit

Agreement are hereby incorporated by reference as if set forth in full herein, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

TRIPADVISOR, INC.

by:	/s/ Ernst Teunissen
Name: Ernst Teunissen
Title: Chief Financial Officer and Senior Vice President

TRIPADVISOR HOLDINGS, LLC

by:	/s/ Ernst Teunissen
Name: Ernst Teunissen
Title: Manager and Treasurer

TRIPADVISOR LLC

by:	/s/ Ernst Teunissen
Name: Ernst Teunissen
Title: Manager and Treasurer

VIATOR, INC.

by:	/s/ Ernst Teunissen
Name: Ernst Teunissen
Title: Director and Treasurer

[Signature Page to Third Amendment]

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JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, London Agent, Issuing Bank and Swingline Lender,

by	/s/ Bruce S. Borden
Bruce S. Borden
Executive Director

[Signature Page to Third Amendment]

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LENDER SIGNATURE PAGE TO

THIRD AMENDMENT TO

THE CREDIT AGREEMENT DATED AS OF JUNE 26, 2015

OF TRIPADVISOR, INC.

Bank of America, N.A. as a Lender:

by:	/s/ Jeannette Lu
Name: Jeannette Lu
Title: Director

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LENDER SIGNATURE PAGE TO

THIRD AMENDMENT TO

THE CREDIT AGREEMENT DATED AS OF JUNE 26, 2015

OF TRIPADVISOR, INC.

BMO Harris Bank N.A. by:

by:	/s/ Andrew Berryman
Name: Andrew Berryman
Title: Vice President

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LENDER SIGNATURE PAGE TO

THIRD AMENDMENT TO

THE CREDIT AGREEMENT DATED AS OF JUNE 26, 2015

OF TRIPADVISOR, INC.

BNP PARIBAS:

by:	/s/ David Berger
Name: David Berger
Title: Managing Director

by:	/s/ Mark Scioscia
Name: Mark Scioscia
Title: Vice President

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LENDER SIGNATURE PAGE TO THIRD AMENDMENT TO

THE CREDIT AGREEMENT DATED AS OF JUNE 26, 2015

OF TRIPADVISOR, INC.

U.S. Bank National association (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank)

by:	/s/ Richard J. Ameny, Jr.

Name: Richard J. Ameny, Jr. Title: Vice President

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LENDER SIGNATURE PAGE TO THIRD AMENDMENT TO THE CREDIT AGREEMENT DATED AS OF JUNE 26, 2015 OF TRIPADVISOR, INC. Truist Bank, as successor by merger to SunTrust Bank

by:	/s/ Paige Scheper

Name: Paige Scheper Title: Vice President

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LENDER SIGNATURE PAGE TO

THIRD AMENDMENT TO

THE CREDIT AGREEMENT DATED AS OF JUNE 26, 2015

OF TRIPADVISOR, INC.

Name of Institution (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank):

BARCLAYS BANK PLC

by:	/s/ Martin Corrigan

Name: Martin Corrigan
Title:Vice President

LENDER SIGNATURE PAGE TO

THIRD AMENDMENT TO

THE CREDIT AGREEMENT DATED AS OF JUNE 26, 2015

OF TRIPADVISOR, INC.

MORGAN STANLEY BANK, N.A. (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank):

by:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

LENDER SIGNATURE PAGE TO

THIRD AMENDMENT TO

THE CREDIT AGREEMENT DATED AS OF JUNE 26, 2015

OF TRIPADVISOR, INC.

WELLS FARGO BANK NATIONAL ASSOCIATION, as a lender

by:	/s/ Alicia Kachmarik
Name: Alicia Kachmarik
Title: Director

LENDER SIGNATURE PAGE TO

THIRD AMENDMENT TO

THE CREDIT AGREEMENT DATED AS OF JUNE 26, 2015

OF TRIPADVISOR, INC.

MUFG BANK, LTD., as a Lender

by:	/s/ Ted Jurgielewicz
Name: Ted Jurgielewicz
Title: Vice President

[Signature Page to Third Amendment]

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LENDER SIGNATURE PAGE TO

THIRD AMENDMENT TO

THE CREDIT AGREEMENT DATED AS OF JUNE 26, 2015

OF TRIPADVISOR, INC.

CITIBANK, N.A.,

by:	/s/ Keith Lukasavich
Name: Keith Lukasavich
Title: Vice President & Managing Director

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Schedule 2.01

Commitments

Lender	Tranche 1 Revolving Commitment	Tranche 2 Revolving Commitment	Total
JPMorgan Chase Bank, N.A.	US$ 58,833,333.34	US$ 0	US$ 58,833,333.34
Bank of America, N.A.	US$ 58,833,333.34	US$ 0	US$ 58,833,333.34
BMO Harris Bank N.A.	US$ 58,833,333.34	US$ 0	US$ 58,833,333.34
BNP Paribas	US$ 58,833,333.34	US$ 0	US$ 58,833,333.34
Truist Bank	US$ 58,833,333.34	US$ 0	US$ 58,833,333.34
U.S. Bank National Association	US$ 58,333,333.33	US$ 0	US$ 58,333,333.33
Barclays Bank PLC	US$ 36,666,666.66	US$ 0	US$ 36,666,666.66
Morgan Stanley Bank, N.A.	US$ 36,666,666.66	US$ 0	US$ 36,666,666.66
Wells Fargo Bank, National Association	US$ 36,666,666.66	US$ 0	US$ 36,666,666.66
MUFG Bank, Ltd.	US$ 20,833,333.33	US$ 0	US$ 20,833,333.33
Citibank, N.A.	US$ 16,666,666.66	US$ 0	US$ 16,666,666.66
Total	US$ 500,000,000.00	US$ 0	US$ 500,000,000.00

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ANNEX I

Amendments to Credit Agreement

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ANNEX I

MARKED VERSION REFLECTING CHANGES

PURSUANT TO THIRD AMENDMENT

ADDED TEXT SHOWN UNDERSCORED OR UNDERSCORED

DELETED TEXT SHOWN ~~STRIKETHROUGH~~ OR ~~STRIKETHROUGH~~

CREDIT AGREEMENT

dated as of

June 26, 2015,

as amended as of May 12, 2017 and May 5, 2020 and

as further amended as of ~~May 5~~December 17, 2020,

among

TRIPADVISOR, INC.,

TRIPADVISOR HOLDINGS, LLC,

TRIPADVISOR LLC,

the other BORROWERS from time to time party hereto,

the LENDERS from time to time party hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and London Agent

JPMORGAN CHASE BANK, N.A., BOFA SECURITIES, INC., BMO CAPITAL MARKETS CORP., BNP

PARIBAS SECURITIES CORP., ~~SUNTRUST ROBINSON HUMPHREY~~TRUIST SECURITIES, INC.

and

U.S. BANK NATIONAL ASSOCIATION,

as Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A., BMO CAPITAL MARKETS CORP., BNP PARIBAS SECURITIES CORP.,

~~SUNTRUST ROBINSON HUMPHREY~~TRUIST SECURITIES, INC. and U.S. BANK NATIONAL

ASSOCIATION,

as Co-Syndication Agents

BARCLAYS BANK PLC, MORGAN STANLEY SENIOR FUNDING, INC. and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

TABLE OF CONTENTS

Page

ARTICLE I

Definitions

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Classification of Loans and Borrowings	~~51~~58
SECTION 1.03.	Terms Generally	~~51~~58
SECTION 1.04.	Accounting Terms; GAAP; Pro Forma Calculations	~~52~~59
SECTION 1.05.	Currency Translation	~~53~~60
SECTION 1.06.	Interest Rates; LIBOR Notification	~~54~~61
SECTION 1.07.	Divisions	~~55~~62
SECTION 1.08.	Most Favored Nation Provision	~~55~~62

ARTICLE II

The Credits

SECTION 2.01.	Commitments	~~56~~63
SECTION 2.02.	Loans and Borrowings	~~56~~63
SECTION 2.03.	Requests for Borrowings	~~57~~64
SECTION 2.04.	Borrowing Subsidiaries	~~58~~65
SECTION 2.05.	Swingline Loans	~~59~~66
SECTION 2.06.	Letters of Credit	~~61~~68
SECTION 2.07.	Funding of Borrowings	~~69~~76
SECTION 2.08.	Interest Elections	~~69~~77
SECTION 2.09.	Termination and Reduction of Commitments; Increase of Revolving Commitments	~~71~~78
SECTION 2.10.	Repayment of Loans; Evidence of Debt	~~74~~81
SECTION 2.11.	Prepayment of Loans	~~74~~82
SECTION 2.12.	Fees	~~75~~83
SECTION 2.13.	Interest	~~77~~84
SECTION 2.14.	Alternate Rate of Interest	~~77~~85
SECTION 2.14A.	Alternate Rate of Interest	88
SECTION 2.15.	Increased Costs	~~79~~90
SECTION 2.16.	Break Funding Payments	~~81~~92
SECTION 2.17.	Taxes	~~82~~93
SECTION 2.18.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~87~~98
SECTION 2.19.	Mitigation Obligations; Replacement of Lenders	~~89~~101
SECTION 2.20.	Defaulting Lenders	~~91~~102

i

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SECTION 2.21.	Incremental Term Loans	~~93~~104

ARTICLE III

Representations and Warranties

SECTION 3.01.	Organization; Powers	~~95~~106
SECTION 3.02.	Authorization; Enforceability	~~95~~106
SECTION 3.03.	Governmental Approvals; No Conflicts	~~95~~107
SECTION 3.04.	Financial Condition; No Material Adverse Change	~~96~~107
SECTION 3.05.	Properties	~~96~~108
SECTION 3.06.	Litigation and Environmental Matters	~~97~~108
SECTION 3.07.	Compliance with Laws and Agreements	~~97~~108
SECTION 3.08.	Investment Company Status	~~97~~108
SECTION 3.09.	Taxes	~~97~~108
SECTION 3.10.	ERISA	~~97~~109
SECTION 3.11.	Disclosure	~~97~~109
SECTION 3.12.	Subsidiaries	~~98~~109
SECTION 3.13.	Use of Proceeds; Margin Regulations	~~98~~109
SECTION 3.14.	Borrowing Subsidiaries	~~98~~110
SECTION 3.15.	Anti-Corruption Laws and Sanctions	~~99~~110
SECTION 3.16.	Affected Financial Institutions	~~99~~110
SECTION 3.17.	Collateral Matters	~~99~~110

ARTICLE IV

Conditions

SECTION 4.01.	~~Second~~Third Amendment Effective Date	~~100~~111
SECTION 4.02.	Each Credit Event	~~100~~111
SECTION 4.03.	Credit Events in Respect of Each Borrowing Subsidiary	~~100~~112

ARTICLE V

Affirmative Covenants

SECTION 5.01.	Financial Statements and Other Information	~~102~~113
SECTION 5.02.	Notices of Material Events	~~104~~115
SECTION 5.03.	Existence; Conduct of Business	~~104~~116
SECTION 5.04.	Payment of Tax Liabilities	~~104~~116
SECTION 5.05.	Maintenance of Properties; Insurance	~~104~~116
SECTION 5.06.	Books and Records; Inspection Rights	~~105~~117
SECTION 5.07.	Compliance with Laws	~~105~~117
SECTION 5.08.	Guarantee and Collateral Requirement	~~105~~117
SECTION 5.09.	Further Assurances	~~106~~117

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ARTICLE VI

Negative Covenants

SECTION 6.01.	Indebtedness	~~107~~118
SECTION 6.02.	Liens	~~112~~123
SECTION 6.03.	Sale/Leaseback Transactions	~~115~~127
SECTION 6.04.	Fundamental Changes; Business Activities	~~116~~127
SECTION 6.05.	Restricted Payments	~~116~~128
SECTION 6.06.	Transactions with Affiliates	~~118~~130
SECTION 6.07.	Restrictive Agreements	~~119~~131
SECTION 6.08.	Asset Dispositions	~~120~~131
SECTION 6.09.	Use of Proceeds and Letters of Credit; Margin Regulations	~~125~~137
SECTION 6.10.	Leverage Ratio	~~126~~137
SECTION 6.11.	Minimum Liquidity	~~126~~138
SECTION 6.12.	Investments and Acquisitions	~~126~~138
SECTION 6.13.	Maintenance of Borrowing Subsidiaries as Wholly Owned Subsidiaries	~~129~~140

ARTICLE VII

Events of Default

SECTION 7.01.	Events of Default	~~129~~141
~~SECTION 7.02.~~	~~CAM Exchange~~	~~132~~

ARTICLE VIII

The Agents

ARTICLE IX

Miscellaneous

SECTION 9.01.	Notices	~~140~~152
SECTION 9.02.	Waivers; Amendments	~~142~~153
SECTION 9.02A.	Certain Agreements	~~144~~155
SECTION 9.03.	Expenses; Limitation of Liability; Indemnity; ~~Damage Waiver~~	~~145~~Etc. 157
SECTION 9.04.	Successors and Assigns	~~147~~159
SECTION 9.05.	Survival	~~151~~163
SECTION 9.06.	Counterparts; Integration; Effectiveness; Issuing Banks	~~152~~164
SECTION 9.07.	Severability	~~153~~166
SECTION 9.08.	Right of Setoff	~~153~~166
SECTION 9.09.	Governing Law; Jurisdiction; Consent to Service of Process	~~153~~166
SECTION 9.10.	WAIVER OF JURY TRIAL	~~155~~168

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SECTION 9.11.	Headings	~~155~~168
SECTION 9.12.	Confidentiality	~~155~~168
SECTION 9.13.	Interest Rate Limitation	~~156~~169
SECTION 9.14.	Release of Guarantees and Collateral	~~157~~170
SECTION 9.15.	Conversion of Currencies	~~158~~171
SECTION 9.16.	Certain Notices	~~159~~171
SECTION 9.17.	No Fiduciary Relationship	~~159~~172
SECTION 9.18.	Non-Public Information	~~159~~172
SECTION 9.19.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~160~~172
SECTION 9.20.	Acknowledgement Regarding Any Supported QFCs	~~160~~173

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SCHEDULES:

Schedule 2.01	–	Commitments
Schedule 2.06	–	Initial Issuing Bank LC Commitment
Schedule 2.06A	–	Existing Letters of Credit
Schedule 3.12	–	Subsidiaries
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.07	–	Existing Restrictions
Schedule 6.12	–	Existing Investments
Schedule 9.12	–	Participant Confidentiality Restricted List

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit B	–	Form of Borrowing Request
Exhibit C-1	–	Form of Borrowing Subsidiary Agreement
Exhibit C-2	–	Form of Borrowing Subsidiary Termination
Exhibit D	–	Form of Compliance Certificate
Exhibit E	–	[Reserved]
Exhibit F	–	Form of Interest Election Request
Exhibit G	–	Form of Issuing Bank Agreement
Exhibit H-1	–	Form of U.S. Tax Compliance Certificate for Foreign Lenders that are not Partnerships for U.S. Federal Income
Exhibit H-2	–	Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit H-3	–	Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit H-4	–	Form of U.S. Tax Compliance Certificate for Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit I	–	Form of Global Intercompany Note
Exhibit J	–	Form of Supplemental Perfection Certificate

v

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CREDIT AGREEMENT dated as of June 26, 2015, as amended as of May 12, 2017 and May 5, 2020, and as further amended as of ~~May 5~~December 17, 2020, among TRIPADVISOR, INC., a Delaware corporation; TRIPADVISOR HOLDINGS, LLC, a Massachusetts limited liability company; TRIPADVISOR LLC, a Delaware limited liability company; the other BORROWERS from time to time party hereto; the LENDERS from time to time party hereto; and JPMORGAN CHASE BANK, N.A., as Administrative Agent and London Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means any acquisition, or series of related acquisitions (including pursuant to any merger or consolidation), of property that constitutes (a) assets comprising all or substantially all of a division, business or operating unit or product line of any Person or (b) all or substantially all of the Equity Interests in a Person.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in US Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1% (with 0.005% being rounded up)) equal to the product of (a) the LIBO Rate for US Dollars for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII, or such Affiliates or branches thereof as it shall from time to time designate by notice to Parent and the Lenders for the purpose of performing any of its obligations hereunder or under any other Loan Document.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Holders” means, with respect to any specified natural person, (a) such specified natural person’s parents, spouse, siblings, descendants, step children, step grandchildren, nieces and nephews and their respective spouses, (b) the estate, legatees and devisees of such specified

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natural person and each of the Persons referred to in clause (a) of this definition, and (c) any company, partnership, trust or other entity or investment vehicle Controlled by such specified natural person or any of the Persons referred to in clause (a) or (b) of this definition or the holdings of which are for the primary benefit of such specified natural person or any of the Persons referred to in clause (a) or (b) of this definition.

“Agent-Related Person” has the meaning assigned to such term in Section 9.03(d).

“Agents” means the Administrative Agent and the London Agent.

“Aggregate Tranche 1 Revolving Commitment” means, at any time, the sum of the Tranche 1 Revolving Commitments of all the Tranche 1 Revolving Lenders at such time.

“Aggregate Tranche 1 Revolving Exposure” means, at any time, the sum of the Tranche 1 Revolving Exposures of all the Tranche 1 Revolving Lenders at such time; provided that for purposes of this definition, the Tranche 1 Share of the Swingline Exposure of the Tranche 1 Revolving Lender that is also the Swingline Lender shall be determined disregarding the proviso set forth in the definition of the term Tranche 1 Revolving Exposure.

“Aggregate Tranche 2 Revolving Commitment” means, at any time, the sum of the Tranche 2 Revolving Commitments of all the Tranche 2 Revolving Lenders at such time.

“Aggregate Tranche 2 Revolving Exposure” means, at any time, the sum of the Tranche 2 Revolving Exposures of all the Tranche 2 Revolving Lenders at such time.

“Agreed Currencies” means US Dollars and each Alternative Currency.

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning assigned to such term in Section 9.15(b).

~~“Aggregate European Tranche Revolving Commitment” means, at any time, the sum of the European Tranche Revolving Commitments of all the European Tranche Revolving Lenders at such time.~~

~~“Aggregate European Tranche Revolving Exposure” means, at any time, the sum of the European Tranche Revolving Exposures of all the European Tranche Revolving Lenders at such time; provided that for purposes of this definition, the European Tranche Share of the Swingline Exposure of the European Tranche Revolving Lender that is also the Swingline Lender shall be determined disregarding the proviso set forth in the definition of the term European Tranche Revolving Exposure.~~

~~“Aggregate US Tranche Revolving Commitment” means, at any time, the sum of the US Tranche Revolving Commitments of all the US Tranche Revolving Lenders at such time.~~

~~“Aggregate US Tranche Revolving Exposure” means, at any time, the sum of the US Tranche Revolving Exposures of all the US Tranche Revolving Lenders at such time; provided that for purposes of this definition, the US Tranche Share of the Swingline Exposure of the US Tranche Revolving Lender that is also the Swingline Lender shall be determined disregarding the proviso set forth in the definition of the term US Tranche Revolving Exposure.~~

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“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.00% per annum and (c) the Adjusted LIBO Rate on such day (or, if such day is not a Business Day, the immediately preceding Business Day) for a deposit in US Dollars with a maturity of one month plus 1.00% per annum; provided that the Alternate Base Rate shall not be less than 2.00% per annum. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the applicable Screen Rate (or, if such Screen Rate is not available for a maturity of one month with respect to US Dollars but is available for periods both longer and shorter than such period, the Interpolated Screen Rate) at approximately 11:00 a.m., London time, on such day for deposits in US Dollars with a maturity of one month; provided that if such rate shall be less than 1.00%, such rate shall be deemed to be 1.00%. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 or Section 2.14A, as applicable (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)(i), 2.14(b)(ii) or 2.14A(b), as applicable), then for purposes of clause (c) above the Adjusted LIBO Rate shall be deemed to be 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, as the case may be.

“Alternative Currency” means Euro, Sterling and any other currency (other than US Dollars) that is freely available, freely transferable and freely convertible into US Dollars and in which dealings in deposits are carried on in the London interbank market; provided that at the time of the issuance, amendment or extension of any Letter of Credit denominated in a currency other than US Dollars, Euro or Sterling, such other currency is reasonably acceptable to the Applicable Agent and the Issuing Bank in respect of such Letter of Credit.

~~“Annualized Basis” means, when used in reference to any calculation of the Leverage Ratio:~~

~~(a)solely in calculating the Leverage Ratio for purposes of determining actual, but not pro forma, compliance with the covenant set forth in Section 6.10 as of the last day of any fiscal quarter of Parent ending on or after the Financial Covenant Changeover Date and prior to the last day of the third consecutive fiscal quarter of Parent ending after the Financial Covenant Changeover Date, that Consolidated EBITDA used in the denominator thereof be calculated on an annualized basis (i) for the period of four consecutive fiscal quarters of Parent ending on the Financial Covenant Changeover Date, using Consolidated EBITDA for the fiscal quarter of Parent ending on the Financial Covenant Changeover Date multiplied by four, (ii) for the period of four consecutive fiscal quarters of Parent ending on the last day of the first fiscal quarter of Parent ending after the Financial Covenant Changeover Date, using Consolidated EBITDA for the period of two consecutive fiscal quarters of Parent ending on such date multiplied by two and (iii) for the period of four consecutive fiscal quarters of Parent ending on the last day of the second fiscal quarter of Parent ending after the Financial Covenant Changeover Date, using Consolidated EBITDA for the period of three consecutive fiscal quarters of Parent ending on such date multiplied by 4/3; and~~

~~(b)to the extent that the terms of this Agreement require (including any such~~ requirement that is to be determined on a pro forma basis) compliance with any Leverage Ratio ~~test (including Section 6.10) as a condition to taking any action under this Agreement (but not~~, ~~fo~~r t~~h~~e a~~voidanc~~e of doubt, ~~for purposes of determining actual compliance with the covenant set forth in Section 6.10 or for purposes of the definition of the term “Applicable Rate”) as of the last day of any fiscal quarter of Parent ending on or after the Financial Covenant Changeover Date and prior to the last day of the third consecutive~~

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~~fiscal quarter of Parent ending after the Financial Covenant Changeover Date, that Consolidated EBITDA used in the denominator thereof be calculated (i) for the period of four consecutive fiscal quarters of Parent ending on the Financial Covenant Changeover Date, using Consolidated EBITDA for such four consecutive fiscal quarters of Parent (and not on an annualized basis), (ii) for the period of four consecutive fiscal quarters of Parent ending on the last day of the first fiscal quarter of Parent ending after the Financial Covenant Changeover Date, using Consolidated EBITDA for the period of two consecutive fiscal quarters of Parent ending on such date multiplied by two and (iii) for the period of four consecutive fiscal quarters of Parent ending on the last day of the second fiscal quarter of Parent ending after the Financial Covenant Changeover Date, using Consolidated EBITDA for the period of three consecutive fiscal quarters of Parent ending on such date multiplied by 4/3.~~

“Alternative Currency Equivalent” means, for any amount of any Alternative Currency, at the time of determination thereof, (a) if such amount is expressed in such Alternative Currency, such amount and (b) if such amount is expressed in US Dollars, the equivalent of such amount in such Alternative Currency determined by using the rate of exchange for the purchase of such Alternative Currency with US Dollars last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of such Alternative Currency with US Dollars, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in US Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion).

“Ancillary  Document”  has  the  meaning  assigned  to  such  term  in Section 9.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Parent or any of its Subsidiaries (or, as such term is used in the definition of the term “Liberty Successor”, to Liberty Successor) from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977.

“Applicable Agent” means (a) with respect to a Loan or Borrowing denominated in US Dollars or any Letter of Credit, and with respect to any payment hereunder that does not relate to a particular Loan or Borrowing, the Administrative Agent and (b) with respect to a Loan or Borrowing denominated in any Alternative Currency, the London Agent.

“Applicable Creditor” has the meaning assigned to such term in Section 9.15(b). “Applicable Rate” means, for any day, (a) with respect to any ABR Revolving Loan, Swingline Loan or Eurocurrency Revolving Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth in the table below under the caption “ABR Spread”, “Eurocurrency Spread” or “Commitment Fee Rate”, as the case may be, based upon the Leverage Ratio as of the end of the fiscal year or fiscal quarter of Parent for which consolidated financial statements have theretofore been most recently delivered pursuant to Section 5.01(a) or 5.01(b), and (b) with respect to any Incremental Term Loan, the rate or rates per annum set forth in the applicable Incremental Facility Agreement; provided that with respect to any ABR Revolving Loan, Swingline Loan or Eurocurrency

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Revolving Loan, or with respect to the commitment fees payable hereunder, as the case may be, (i) notwithstanding the foregoing but subject to clause (ii) below, prior to the third Business Day following the first delivery of a Compliance Certificate pursuant to Section 5.01(c) demonstrating compliance with the covenant set forth in Section 6.10 in respect of the fiscal year or fiscal quarter of Parent most recently ended on or after the ~~Financial~~ Covenant Changeover Date for which the consolidated financial statements of Parent have been delivered pursuant to Section 5.01(a) or 5.01(b), the “Applicable Rate” for any day shall mean (A) 1.25% per annum with respect to any ABR Revolving Loan or Swingline Loan and 2.25% per annum with respect to any Eurocurrency Revolving Loan and (B) with respect to the commitment fees payable hereunder, 0.50% per annum and (ii) in the event the Leverage Condition shall have been satisfied as of the end of the fiscal year or fiscal quarter of Parent ~~ended on or after September 30, 2020~~ for which the consolidated financial statements of Parent have been most recently delivered pursuant to Section 5.01(a) or 5.01(b), then, on the third Business Day following the delivery of the related Compliance Certificate pursuant to Section 5.01(c) demonstrating such satisfaction, the provisions of clause (i) above shall cease to apply until the third Business Day following the next delivery of the consolidated financial statements of Parent pursuant to Section 5.01(a) or 5.01(b); provided further that in the event Parent has not delivered any consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or 5.01(b), then the provisions of clause

(ii) above shall cease to apply from and after the date such consolidated financial statements were required to have been so delivered and until the third Business Day following the date such consolidated financial statements are so delivered.

Level	Level 1	Level 2	Level 3	Level 4
Leverage Ratio	≤1.50	>1.50 and ≤2.50	>2.50 and ≤3.00	> 3.00
Commitment Fee Rate	0.15%	0.20%	0.25%	0.30%
Eurocurrency Spread	1.25%	1.50%	1.75%	2.00%
ABR Spread	0.25%	0.50%	0.75%	1.00%

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the third Business Day following the date of delivery to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) of the consolidated financial statements, and the related Compliance Certificate required to be delivered pursuant to Section 5.01(c) in respect of such consolidated financial statements, indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the Applicable Rate shall be based on the rates per annum set forth in Level 4 if Parent shall fail to deliver the consolidated financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b), or any Compliance Certificate required to be delivered pursuant to Section 5.01(c), within the time periods specified herein for such delivery, during the period commencing on and including the day of the occurrence of a Default resulting from such failure and until the delivery thereof.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

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“Arrangers” means JPMorgan Chase Bank, N.A., BofA Securities, Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., ~~SunTrust Robinson Humphrey~~ Truist Securities, Inc. and U.S. Bank National Association, in their capacities as joint lead arrangers and joint bookrunners for the credit facilities provided for herein.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an Electronic System) approved by the Administrative Agent.

“Attributable Debt” means, with respect to any Sale/Leaseback Transaction, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such Sale/Leaseback Transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of the Attributable Debt determined assuming termination on the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the Attributable Debt determined assuming no such termination.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of the term “Interest Period” pursuant to Section 2.14(b)(v).

“Bail-In Action” means, as to any EEA Financial Institution, the exercise of any Write-Down and Conversion Powers by an applicable Resolution Authority in respect of any liability of any Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Event” means, with respect to any Person, that such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee,

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administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that (a) a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person, and (b) a Bankruptcy Event shall not result solely by virtue of an Undisclosed Administration.

“Benchmark” means, initially, the Relevant Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-In Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to Relevant Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b)(i) or 2.14(b)(ii).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency, “Benchmark Replacement” shall mean the alternative set forth in clause (c) below:

(a)	the sum of: (i) Term SOFR and (ii) the related Benchmark Replacement

Adjustment;

(b)	the sum of:(i) Daily Simple SOFR and (ii) the related Benchmark

Replacement Adjustment; or

(c)the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and Parent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time and (ii) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (a), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, solely with respect to a Loan denominated in US Dollars, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (x) Term SOFR and (y) the related Benchmark Replacement Adjustment, as set forth in clause (a) of this definition (subject

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to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (a), (b) or (c) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(a)for purposes of clauses (a) and (b) of the definition of the term “Benchmark Replacement”, the first alternative set forth in the order below that can be determined by the Administrative Agent:

(i)the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(ii)the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(b)for purposes of clause (c) of the definition of the term “Benchmark Replacement”, the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and Parent for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time;

provided that, in the case of clause (a) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the term “Alternate Base Rate”, to the definition of the term “Business Day”, to the definition of the term “Interest Period”, to timing and frequency of determining rates and making payments of interest, to timing of borrowing requests or to prepayment, conversion or continuation notices, to length of lookback periods, to the applicability of breakage provisions and

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other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of the term “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(b)in the case of clause (c) of the definition of the term “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein;

(c)in the case of a Term SOFR Transition Event, the date that is 30 days after the date a Term SOFR Notice is provided to the Lenders and Parent pursuant to Section 2.14(b)(ii); or

(d)in the case of an Early Opt-In Election, the sixth Business Day after the date notice of such Early Opt-In Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Early Opt-In Election is provided to the Lenders, written notice of objection to such Early Opt-In Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (x) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (y) the “Benchmark Replacement Date” will be deemed to have occurred, in the case of clause (a) or (b), with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all

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Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clause (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or

(c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” means, with respect to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such Person.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower DTTP Filing” means an HMRC’s Form DTTP2, duly completed and filed by the applicable UK Loan Party, within the applicable time limit, which contains the scheme reference

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number and jurisdiction of tax residence provided by the applicable Lender to Parent and the London Agent.

“Borrowers” means Parent and the Borrowing Subsidiaries.

“Borrowing” means (a) Loans of the same Class, Type and currency, made, converted or continued on the same date and to the same Borrower and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$5,000,000, (b) in the case of a Borrowing denominated in Euro, €5,000,000 and (c) in the case of a Borrowing denominated in Sterling, £5,000,000.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000, (b) in the case of a Borrowing denominated in Euro, €1,000,000 and (c) in the case of a Borrowing denominated in Sterling, £1,000,000.

“Borrowing Request” means a written request by or on behalf of a Borrower for a Borrowing in accordance with Section 2.03 or 2.05, as applicable, which shall be in the form of Exhibit B or any other form approved by the Administrative Agent.

“Borrowing Subsidiary” means, at any time, (a) TripAdvisor LLC, (b) TripAdvisor Holdings and (c) any Subsidiary that has been designated by Parent as a Borrowing Subsidiary pursuant to Section 2.04, other than any Subsidiary that has ceased to be a Borrowing Subsidiary as provided in Section 2.04.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit C-1.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit C-2.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a Eurocurrency Loan denominated in any currency or a Letter of Credit denominated in an Alternative Currency, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits denominated in such currency in the London interbank market or any day on which banks in London are not open for general business and (b) when used in connection with a Eurocurrency Loan denominated in Euro, the term “Business Day” shall also exclude any day that is not a TARGET Day or any day on which banks in London are not open for general business.

~~“CAM Exchange” means the exchange of the Revolving Lenders’ interests provided for in Section 7.02.~~

~~“CAM Exchange Date” means the first date on which there shall occur (a) any event referred to in Section 7.01(h) or 7.01(i) in respect of Parent or (b) an acceleration of Loans pursuant to Section 7.01.~~

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~~“CAM Percentage” means, with respect to each Revolving Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the sum of the US Dollar Equivalents (determined on the CAM Exchange Date on the basis of Exchange Rates on such date) of the aggregate Designated Obligations owed to such Revolving Lender (whether or not at the time due and payable) and (b) the denominator shall be the sum of the US Dollar Equivalents (as so determined) of the aggregate Designated Obligations owed to all the Revolving Lenders (whether or not at the time due and payable).~~

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 6.02 only, a Capital Lease Obligation shall be deemed to  be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Capped Adjustments” means (a) any additions to Consolidated EBITDA pursuant to clause (a)(vi) of the definition of such term and (b) any Pro Forma Capped Adjustments.

“Cash Management Services” means cash management and related services provided to Parent or any Subsidiary, including treasury, depository, foreign exchange, return items, overdraft, controlled disbursement, cash sweeps, zero balance arrangements, merchant stored value cards, e-payables, electronic funds transfer, interstate depository network and automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) services and credit cards, credit card processing services, credit and debit card payment processing services, debit cards, stored value cards, virtual cards (including single use virtual card accounts) and commercial cards (including so-called “‘purchase cards”, “procurement cards” or “p-cards”) arrangements.

“CFC” means any Subsidiary that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code).

“CFC Domestic Holdco” means any Domestic Subsidiary that has no material assets other than (a) Equity Interests in and/or debt securities of one or more CFCs and (b) cash and cash equivalents and other assets being held on a temporary basis or otherwise incidental to the holding of assets described in clause (a).

“Change in Control” means (a) the acquisition of “beneficial ownership” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), directly or indirectly, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), other than the Permitted Holders (or a group Controlled by Permitted Holders), of shares representing more than 35% of the total voting power represented by the issued and outstanding capital stock of Parent (the “Total Voting Power”), unless either (i) the Permitted Holders beneficially own a majority of the Total Voting Power or (ii) if the Permitted Holders beneficially own less than a majority of the Total Voting Power, the Total Voting Power represented by the shares beneficially owned by the Permitted Holders exceeds the Total Voting Power represented by shares beneficially owned by such acquiring Person or group or (b) the occurrence of any “change in control”, “change in control triggering event” or similar event, however denominated, with respect to Parent under and as defined in any indenture or other agreement or instrument evidencing,

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governing the rights of the holders of or otherwise relating to any Material Indebtedness of Parent or any Subsidiary (other than any Material Indebtedness that, upon the occurrence of such “change in control”, “change in control triggering event” or similar event, automatically converts into or exchanges for Equity Interests (other than Disqualified Equity Interests) in Parent (and cash in lieu of fractional shares)), to the extent such occurrence would result in such Material Indebtedness becoming due prior to its scheduled maturity or would enable or permit (with or without the giving of notice, but after giving effect to any grace period applicable thereto) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (in each case, other than solely by causing such Material Indebtedness to convert into or be exchanged for Equity Interests (other than Disqualified Equity Interests) in Parent (and cash in lieu of fractional shares)).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation by any Governmental Authority thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning assigned to such term in Section 9.13.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are ~~US~~ Tranche 1 Revolving Loans, ~~European~~ Tranche 2 Revolving Loans, Swingline Loans or Incremental Term Loans of any

Series, (b) any Commitment, refers to whether such Commitment is a ~~US~~ Tranche 1 Revolving Commitment, ~~European~~ Tranche 2 Revolving Commitment or Incremental Term Commitment of any Series and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all assets, whether personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations.

“Collateral Agreement” means the Collateral Agreement dated as of the Second Amendment Effective Date, among Parent, the Subsidiaries party thereto and the Administrative Agent, together with all supplements thereto.

~~“Collateral Release Date” means the date on which the Liens on all the Collateral granted to the Administrative Agent under the Security Documents are released pursuant to~~ Section ~~9.14(c).~~

“Combined Tranche Percentage” means, at any time, with respect to any Revolving

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Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitments at such time; provided that, for purposes of Section 2.20 when any Revolving Lender shall be a Defaulting Lender, the “Combined Tranche Percentage” shall mean, with respect to any Revolving Lender, the percentage of the total Revolving Commitments (disregarding any Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If all the Revolving Commitments have terminated or expired, the Combined Tranche Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Commitment” means a ~~European~~ Tranche 1 Revolving Commitment, a ~~US~~ Tranche 2 Revolving Commitment, an Incremental Term Commitment of any Series or any combination thereof, as the context requires.

“Commitment Decrease” means any reduction of the Revolving Commitments of any Class pursuant to Section 2.09(b).

“Commitment Increase” has the meaning assigned to such term in Section

2.09(d)(i).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) and any successor statute, and any regulations promulgated thereunder.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein that is distributed to any Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.01, including through Electronic Systems.

“Compliance Certificate” means a Compliance Certificate in the form of Exhibit D or any other form approved by the Administrative Agent.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period (excluding, for the avoidance of doubt, amortization expense attributable to a prepaid cash item that was paid in a prior period), (iv) all losses for such period on sales or dispositions of assets or attributable to discontinued operations, in each case, outside the ordinary course of business, (v) any non-cash charges, costs or expenses for such period, including goodwill and intangible asset impairment charges (excluding, for the avoidance of doubt, any write-down of accounts receivable or any additions to bad debt expense) and non-cash costs and expenses incurred pursuant to any management equity plan, stock option plan or any other stock subscription or shareholder agreement resulting from the grant of stock options or other equity-based incentives to any director, officer or employee of Parent or any of the Subsidiaries or incurred pursuant to other stock-settled obligations, (vi) any restructuring and similar charges, accruals, reserves, costs and expenses (including, without limitation, severance, relocation or lease termination costs, integration costs, entry into new markets and other business optimization expenses and any one-time expense relating to enhanced accounting function or other transaction costs) for such period, provided that the amount of charges, costs and expenses added back pursuant to this clause (vi) for such period, together with the aggregate amount of all other Capped Adjustments for such

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period, shall not exceed 15% of Consolidated EBITDA for such period determined prior to giving effect to any addback for any Capped Adjustments, (vii) other extraordinary, unusual or non-recurring charges, costs and expenses for such period (it being understood that items of the type referred to in clause (vi) may only be added back pursuant to clause (vi) and not this clause (vii)), (viii) charges for such period recognized on changes in the fair value of contingent consideration payable by, and non-cash charges for such period recognized on changes in the fair value of the noncontrolling interest in any acquiree acquired by, Parent or any Subsidiary in any business combination, (ix) any currency translation losses (including any currency hedging losses) for such period and (x) any fees and expenses for such period associated with acquisitions, business combinations, other investments, or dispositions of assets outside the ordinary course of business, and issuances or amendments of equity or debt that are not prohibited by this Agreement, including, without limitation, the credit facilities established under this Agreement; provided that any cash payment made with respect to any non-cash items added back in computing Consolidated EBITDA for any prior period pursuant to clause (v) above (or that would have been added back had this Agreement been in effect during such prior period) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made; and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) all gains for such period on sales or dispositions of assets or attributable to discontinued operations, in each case, outside the ordinary course of business, (ii) all gains for such period arising from business combinations, including, without limitation, gains on a “bargain purchase” and gains recognized on changes in the fair value of contingent consideration payable by, and gains recognized on changes in the fair value of the noncontrolling interest in any acquiree acquired by, Parent or any Subsidiary in connection therewith, (iii) any extraordinary, unusual or non-recurring gains or income for such period, (iv) any currency translation gains (including any currency hedging gains) for such period and (v) any non-cash items of income for such period that represent the reversal of any accrual of charges, reserves, accruals, costs or expenses referred to in clauses (a)(v), (a)(vi) or (a)(vii) above (other than any charges, reserves, accruals, costs or expenses referred to in clauses (a)(v), (a)(vi) or (a)(vii) above that reduced Consolidated Net Income in any prior period and were not added back in calculating Consolidated EBITDA for such period), all determined on a consolidated basis for Parent and the Subsidiaries in accordance with GAAP. In the event any Subsidiary shall be a Subsidiary that is not a Wholly Owned Subsidiary, all amounts added back in computing Consolidated EBITDA for any period pursuant to clause (a) above, and all amounts subtracted in computing Consolidated EBITDA pursuant to clause (b) above, to the extent such amounts are, in the reasonable judgment of a Financial Officer of Parent, attributable to such Subsidiary, shall be reduced by the portion thereof that is attributable to the noncontrolling interest in such Subsidiary. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters of Parent (each, a “Reference Period”) for the purposes of any determination of the Leverage Ratio, if during such Reference Period (or, in the case of pro forma calculations, during the period from the last day of such Reference Period to and including the date as of which such calculation is made) Parent or any Subsidiary shall have made a Material Disposition or Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition had occurred on the first day of such Reference Period.  ~~Notwithstanding the foregoing, but subject to the immediately preceding sentence, solely in determining the Leverage Ratio for the purposes and the fiscal quarters of Parent set forth in the definition of the term “Annualized Basis”, Consolidated EBITDA shall be calculated on an Annualized Basis as and to the extent set forth in the definition of such term.~~

“Consolidated Funded Debt” means, as of any date, the sum for Parent and the Subsidiaries, without duplication, of (a) all Indebtedness of the type referred to in clause (a) or (b) of

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the definition of such term, (b) all disbursements or payments under letters of credit or letters of guaranty in respect of which such Person is an account party, if such disbursements or payments have not been reimbursed within three days (it being understood that contingent obligations in respect of letters of credit and bank guarantees shall not constitute Consolidated Funded Debt), (c) all purchase money Indebtedness of such Person, including under clause (c) or (d)of the definition of such term (but excluding any earnout or other contingent payment obligations in connection with any acquisition or business combination), and (d) all Capital Lease Obligations of such Person. The Consolidated Funded Debt of any Person shall include, without duplication, the Consolidated Funded Debt of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person (including a Guarantee thereof), except to the extent the terms of such Consolidated Funded Debt provide that such Person is not liable therefor.

“Consolidated Net Funded Debt” means, as of any measurement date, (a) Consolidated Funded Debt as of such date minus (b) the lesser of (i) the sum of (A) the excess, if any, of (x) Unrestricted Cash of Parent and its Domestic Subsidiaries as of such date over (y) Deferred Merchant Payables of Parent and its Domestic Subsidiaries as of such date plus (B) 70% of the excess, if any, of (x) Unrestricted Cash of Foreign Subsidiaries of Parent as of such date over (y) Deferred Merchant Payables of Foreign Subsidiaries of Parent as of such date and (ii) US$700,000,000.

“Consolidated Net Income” means, for any period, the net income or loss of Parent and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (after giving effect, for the avoidance of doubt, to the elimination of intercompany accounts in accordance with GAAP); provided that there shall be excluded the income or loss of any Subsidiary that is not a Wholly Owned Subsidiary to the extent such income or loss is attributable to the noncontrolling interest in such Subsidiary.

“Consolidated Revenues” means, for any period, the aggregate revenues of Parent and the Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” means, at any time, the consolidated total assets of Parent and the Subsidiaries, as such amount would appear on a consolidated balance sheet of Parent prepared as of such date in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding Business Day adjustment) as such Available Tenor.

“Covenant Changeover Borrowing Event” means any borrowing of Loans or any issuance of a Letter of Credit after the last day of the fiscal quarter of Parent ending June 30, 2021 that results in the aggregate Revolving Credit Exposure exceeding US$200,000,000, unless prior to such borrowing or such issuance, the Covenant Changeover Date has occurred.

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“Covenant Changeover Date” means the earlier of (a) after the last day of the fiscal quarter of Parent ending June 30, 2021, the first day on which the aggregate Revolving Credit Exposure at any time exceeds US$200,000,000 and (b) at the election of Parent in its sole discretion, the last day of any fiscal quarter of Parent that has been designated by Parent as the “Covenant Changeover Date” in a Covenant Changeover Date Notice delivered to the Administrative Agent. For the avoidance of doubt, once the Covenant Changeover Date has occurred, in no event will the Covenant Changeover Date later be deemed not to have occurred.

“Covenant Changeover Date Notice” means a written notice delivered by Parent to the Administrative Agent pursuant to which Parent designates the last day of any fiscal quarter of Parent as the “Covenant Changeover Date”; provided that (a) only one such notice may delivered under this Agreement and (b) any such notice shall be irrevocable.

“Covered Entity” means (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.20.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Revolving Lender that (a) shall have failed to fund its applicable Tranche Percentage of any Revolving Borrowing for two or more Business Days after the date such Borrowing is required, in accordance with the terms and subject to the conditions set forth herein, to be funded by Lenders hereunder, unless such Lender notifies the Administrative Agent and Parent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) shall have failed to fund any portion of its participation in any LC Disbursement or Swingline Loan within two Business Days after the date on which such funding is to occur hereunder, (c) shall have failed to pay to the Administrative Agent, any Issuing Bank or the Swingline Lender any other amount required to be paid by it within two Business Days after the day on which such payment is required to be made hereunder, (d) shall have notified the Administrative Agent (or shall have notified Parent, the Swingline Lender or any Issuing Bank, which shall in turn have notified the Administrative Agent) in writing that it does not intend or is unable to comply with its funding obligations under this Agreement, or shall have made a public statement to the effect that it does not intend or is unable to comply with such funding obligations in accordance with the terms and subject to

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the conditions set forth herein (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing or public statement, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or its funding obligations generally under other credit or similar agreements to which it is a party, (e) shall have failed (but not for fewer than three Business Days) after a written request by the Administrative Agent, an Issuing Bank or the Swingline Lender made in good faith to provide a certification in writing that it will comply with its obligations (and is financially able to meet such obligations) to make Loans and fund participations in LC Disbursements and Swingline Loans hereunder, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (e) upon the Administrative Agent’s, such Issuing Bank’s or the Swingline Lender’s receipt of such certification in form and substance satisfactory to the Administrative Agent, (f) has become the subject of a Bankruptcy Event or (g) has, or has a direct or indirect Lender Parent that has, become the subject of a Bail-In Action.

“Deferred Merchant Payables” means, as of any date, the “deferred merchant payables” (or any substantively similar line item caption), as such amount would appear on a consolidated balance sheet of Parent prepared as of such date in accordance with GAAP.

“Designated Cash Management Obligations” means the due and punctual payment and performance of all obligations of Parent and any Subsidiary in respect of any Cash Management Services provided to Parent or any Subsidiary that are (a) owed to the Administrative Agent, an Arranger or an Affiliate of any of the foregoing, or to any Person that, at the time such obligations were incurred, was the Administrative Agent, an Arranger or an Affiliate of any of the foregoing, (b) owed on the Second Amendment Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Second Amendment Effective Date or (c) owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred, including, in each case, obligations with respect to fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including obligations accruing, at the rate specified therein, or incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding); provided that, other than any such obligations owing to the Administrative Agent or an Affiliate thereof in respect of Cash Management Services provided pursuant to arrangements existing on the Second Amendment Effective Date (as amended from time to time), such obligations in respect of Cash Management Services have been designated as “Designated Cash Management Obligations” by written notice from Parent to the Administrative Agent in form and detail reasonably satisfactory to the Administrative Agent.

“Designated Obligations” means Obligations consisting of the principal of and interest on outstanding Revolving Loans and Swingline Loans, reimbursement obligations in respect of LC Disbursements (including interest accrued thereon) and fees payable to the Revolving Lenders.

“Designated Subsidiary” means each Subsidiary that is (a) a Borrowing Subsidiary, (b) a Material Subsidiary or (c) an obligor (including pursuant to a Guarantee) under any Material Indebtedness of Parent or any Domestic Subsidiary, in each case other than (i) except in the case of clause (c) above, any Specified Foreign Subsidiary, (ii) any Subsidiary whose Guarantee of the Obligations has been released pursuant to Section 9.14 and (iii) TripAdvisor Securities Corporation, a Massachusetts securities corporation (“TSC”), so long as (A)TSC shall be prohibited or restricted (including any restriction requiring consent or approval of any Governmental Authority), as a matter of applicable Massachusetts law, from becoming a Subsidiary Loan Party or otherwise satisfying the

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Guarantee and Collateral Requirement without losing its status as a Massachusetts security corporation, (B) TSC does not own any assets other than de minimis assets relating to its organization and existence and cash, Permitted Investments, securities and similar financial assets, provided that the fair value of such cash, Permitted Investments, securities and similar financial assets shall not exceed US$300,000,000 in the aggregate at any time (provided that in determining fair value of such assets, (x) any appreciation in the value of any Permitted Investments and (y) any dividends, distributions or other payments received by TSC with respect to such Permitted Investments, in each case since the last day of the fiscal quarter of Parent most recently ended and with no carryover from any fiscal quarter of Parent prior to such most recently ended fiscal quarter, shall be disregarded), (C) TSC shall have no Indebtedness (including no Guarantee of any Indebtedness) and (D) TSC shall not engage in any business or activities other than ownership of the Permitted Investments and other assets referred to in clause (B) above and activities incidental thereto, and provided that, notwithstanding anything to the contrary in this definition, each Subsidiary that directly or indirectly owns any Equity Interests in TSC shall be deemed to be a Designated Subsidiary.

“Designated Swap Obligations” means the due and punctual payment and performance of all obligations of Parent and the Subsidiaries under each Swap Agreement that (a)is with a counterparty that is, or was on the Second Amendment Effective Date, the Administrative Agent, an Arranger or an Affiliate of any of the foregoing, whether or not such counterparty shall have been the Administrative Agent, an Arranger or an Affiliate of any of the foregoing at the time such Swap Agreement was entered into, (b) is in effect on the Second Amendment Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Second Amendment Effective Date or (c) is entered into after the Second Amendment Effective Date with a counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into, including, in each case, obligations with respect to payments for early termination, fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including obligations accruing, at the rate specified therein, or incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding); provided that, if such obligations are owing to any Person other than the Administrative Agent or an Affiliate thereof (or, in the case of such obligations owing to the Administrative Agent or an Affiliate thereof, are owing under any Swap Agreement entered into after the Second Amendment Effective Date), such obligations shall be “Designated Swap Obligations” only if so designated by written notice from Parent to the Administrative Agent in form and detail reasonably satisfactory to the Administrative Agent.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a)matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b)is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

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(c)is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date 180 days after the latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interest outstanding on the date hereof, as of the date hereof); provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable, the cancellation or expiration of all Letters of Credit and the termination of the Commitments and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Documentation Agents” means Barclays Bank PLC, Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, in their capacities as co-documentation agents for the credit facilities provided for herein.

“Domestic Subsidiary” means a Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia; provided that, other than for purposes of the definition of CFC Domestic Holdco, any Subsidiary that would otherwise constitute a Domestic Subsidiary and is CFC Domestic Holdco shall be deemed not to be a Domestic Subsidiary.

“Early Opt-In Election” means

(a)in the case of Loans denominated in US Dollars, the occurrence of:

(i)a notification by the Administrative Agent to (or the request by Parent to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(ii)the joint election by the Administrative Agent and Parent to trigger a fallback from LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders; and

(b)in the case of Loans denominated in any Alternative Currency, the occurrence of:

(i)(A) a determination by the Administrative Agent or (B) a notification by the Required Lenders to the Administrative Agent (with a copy to Parent) that the Required Lenders have determined that syndicated credit facilities denominated in the applicable Alternative Currency being executed at such time, or that include language similar to that contained in Section 2.14 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate, and

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(ii)(A) the election by the Administrative Agent or (B) the election by the Required Lenders to declare that an Early Opt-In Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to Parent and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) above and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Communication” means email or facsimile, or such other methods of electronic communication as are approved by the Administrative Agent; provided that such approval may be limited or rescinded by the Administrative Agent at any time by notice to Parent.

“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including email, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other substantially similar Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Agents or any Issuing Bank and any of their respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, (i) a natural person, (ii) a Defaulting Lender or a Lender Parent thereof or (iii) Parent, any Subsidiary or any other Affiliate of Parent.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any toxic or hazardous substance,

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material or waste, or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Parent or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence, release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest; provided that Indebtedness that is convertible into or exchangeable for Equity Interests in Parent (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such Equity Interests) shall not, prior to conversion or exchange thereof, constitute Equity Interests in Parent.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code.

“ERISA Event” means (a) any reportable event (within the meaning of Section 4043 of ERISA or the regulations issued thereunder) with respect to a Plan, other than an event for which the 30-day notice period is waived; (b) a failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in at-risk status (within the meaning of Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (e) the incurrence by Parent or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by Parent or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Parent or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Title IV of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the occurrence of a non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) concerning any Plan and with respect to which Parent or any ERISA Affiliate is a “disqualified person” (within the meaning of Section 4975 of the Code) or a party in interest (within the meaning of Section 406 of ERISA) or could otherwise be liable; or (j) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of Parent or any ERISA Affiliate.

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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in Euro for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Date.

“Euro” or “€” means the lawful currency of the member states of the European Union that have adopted a single currency in accordance with applicable law or treaty.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to (a) in the case of Loans or Borrowings denominated in US Dollars, the Adjusted LIBO Rate, (b) in the case of Loans or Borrowings denominated in Sterling, the LIBO Rate or (c) in the case of Loans or Borrowings denominated in Euro, the EURIBO Rate.

~~“European Tranche” has the meaning assigned to such term in the definition of the term “Tranche”.~~

~~“European Tranche Percentage” means, at any time, with respect to any European Tranche Revolving Lender, the percentage of the total European Tranche Revolving Commitments represented by such Lender’s European Tranche Revolving Commitment at such time. If the European Tranche Revolving Commitments have terminated or expired, the European Tranche Percentages shall be determined based upon the European Tranche Revolving Commitments most recently in effect, giving effect to any assignments.~~

~~“European Tranche Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make European Tranche Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s European Tranche Revolving Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s European Tranche Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Lender shall have assumed or provided its European Tranche Revolving Commitment, as applicable.~~ The  ~~aggregate amount of the Lenders’ European Tranche Revolving Commitments as of the Second Amendmen~~t ~~Effectiv~~e ~~Dat~~e ~~i~~s US$1,000,000,000.

~~“European Tranche Revolving Exposure” means, at any time, the sum of (a) the aggregate principal amount of the European Tranche Revolving Loans denominated in US Dollars outstanding at such time, (b) the sum of the US Dollar Equivalents of the aggregate principal amounts of the European Tranche Revolving Loans denominated in Euro or Sterling outstanding at such time, (c) the European Tranche Share of the LC Exposure at such time and~~ (d)~~the European Tranche Share of the Swingline Exposure at such time. The European Tranche Revolving Exposure of any Lender at any time shall be such Lender’s European Tranche Percentage of the total European Tranche Revolvin~~g E~~xposur~~e at s~~uc~~h t~~ime~~, a~~djuste~~d to give ~~effec~~t to a~~n~~y r~~eallocatio~~n u~~nde~~r S~~ectio~~n 2~~.2~~0 of t~~h~~e LC E~~xposur~~e a~~n~~d t~~h~~e S~~winglin~~e E~~xposur~~e of ~~Defaultin~~g L~~ender~~s in e~~ffec~~t at s~~uc~~h time; provided ~~tha~~t in t~~h~~e c~~as~~e of t~~h~~e L~~ende~~r t~~ha~~t is the ~~Swinglin~~e L~~ender~~, its ~~European Tranche Revolving Exposure shall be (i) determined without giving~~

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~~effect to clause (d) above and (ii) increased by the full amount of its Swingline Exposure determined in accordance with the definition of such term.~~

~~“European Tranche Revolving Lender” means a Lender with a European Tranche Revolving Commitment or European Tranche Revolving Exposure.~~

~~“European Tranche Revolving Loan” means a Loan made pursuant to Section~~ 2.01(b). Each European Tranche Revolving Loan denominated in US Dollars shall be an ABR Loan or a Eurocurrency Loan, and each European Tranche Revolving Loan denominated in Euro ~~or Sterling shall be a Eurocurrency Loan.~~

~~“European Tranche Share” means, at any time, a percentage determined by~~ dividing the aggregate amount of the European Tranche Revolving Commitments at such time by ~~the aggregate amount of the Revolving Commitments at such time.~~

“Events of Default” has the meaning assigned to such term in Section 7.01. “Exchange Act” means the United States Securities Exchange Act of 1934.

“Exchange Rate” means, on any date of determination, for purposes of determining the US Dollar Equivalent of any currency other than US Dollars, the rate at which such other currency may be exchanged into US Dollars last provided (either by publication or as may otherwise be provided to the Applicable Agent) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding such day of determination (or, if a Reuters source ceases to be available or Reuters ceases to provide such rate of exchange, as last provided by such other publicly available information service that provides such rate of exchange at such time as shall be selected by the Applicable Agent from time to time in its reasonable discretion). Notwithstanding the foregoing provisions of this definition or the definition of “US Dollar Equivalent”, each Issuing Bank may, solely for purposes of computing the fronting fees owed to it under Section 2.12(b), compute the US Dollar amounts of the LC Exposures attributable to Letters of Credit issued by it by reference to exchange rates determined using any reasonable method customarily employed by it for such purpose. For the avoidance of doubt, any exchange rate used will be with no mark-up or spread added.

“Excluded  Assets”  has  the  meaning  assigned  to  such  term  in  the   Collateral Agreement.

“Excluded  Subsidiaries”  means  (a)  any Subsidiary that  is  organized  under the laws of the People’s Republic of China or Taiwan, and (b) any Subsidiary that is the direct holding company of any Subsidiary referred to in clause (a) above, so long as such holding company has no material assets, liabilities or operations other than those relating to such Subsidiary.

“Excluded Swap Obligation” means, with respect to any Subsidiary Loan Party, any Designated Swap Obligation if, and to the extent that, all or a portion of the Guarantee by such Subsidiary Loan Party of, or the grant by such Subsidiary Loan Party of a security interest to secure, such Designated Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule or regulation promulgated thereunder or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement”,

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as defined in the Commodity Exchange Act, that supports the obligations of such Subsidiary Loan Party and any and all Guarantees of such Subsidiary Loan Party’s Swap Obligations by the other Loan Parties) at the time the Guarantee of such Subsidiary Loan Party becomes effective with respect to such Swap Obligations or such Swap Obligations become secured by such security interest.

“Excluded Taxes” means, with respect to any Recipient, (a) any income or franchise Taxes (i) that are imposed on (or measured by) such Recipient’s net income by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, the jurisdiction in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits Taxes or any similar Tax imposed by any jurisdiction described in clause (a) above (including, for the avoidance of doubt, any jurisdiction imposing Taxes described in clause (a)(ii) above), (c) in the case of a Lender

(other than an assignee pursuant to a request by Parent under Section 2.19(b)) or an Issuing Bank, any withholding Tax (including backup withholding) that is imposed ~~(other than solely as a result of the operation of the CAM Exchange)~~ by the United States of America or the United Kingdom (excluding (x) the portion of United Kingdom withholding Taxes with respect to which the applicable Lender is entitled to claim a reduction under an income tax treaty, and (y) United Kingdom withholding Taxes on payments made by any guarantor under any Guarantee of the Obligations) on payments by any Borrower or any other Loan Party on amounts payable to or for the account of such Lender or Issuing Bank pursuant to a law in effect on the date on which such Lender becomes a party to this Agreement (or designates a new lending office) or such Issuing Bank becomes an “Issuing Bank” under this Agreement, except, in the case of any Lender, to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower or any other Loan Party with respect to such withholding Tax pursuant to Section 2.17(a), (d) any Tax that is imposed as a result of such Recipient’s failure to comply with Section 2.17(f) or 2.17(g~~) (except to the extent described in Section 7.02(b)~~) and (e) any withholding Taxes imposed under FATCA, including as a result of such Recipient’s failure to comply with Section 2.17(f) or 2.17(g).

“Existing Credit Agreement” means this Agreement as in effect immediately prior to the ~~Second~~Third Amendment Effective Date.

“Existing Letters of Credit” means each letter of credit issued for the account of any Borrower under the “Existing Credit Agreement” (as defined in this Agreement immediately prior to giving effect to the Second Amendment) that is (a) outstanding on the Original Effective Date and (b) listed on Schedule 2.06A.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended and successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as shall be set forth on the NYFRB Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate would be less

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than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

~~“Financial Covenant Changeover Date” means the earlier of (a) the last day of the fiscal quarter of Parent ending on September 30, 2021 and (b) at the election of Parent in its sole discretion, the last day of any fiscal quarter of Parent ending prior to September 30, 2021 that has been designated by Parent as the “Financial Covenant Changeover Date” in a Financial Covenant Changeover Date Notice delivered to the Administrative Agent.~~

~~“Financial~~ Covenant Changeover Date Notice~~” mean~~s a w~~ritte~~n n~~otic~~e delivered ~~b~~y P~~aren~~t to t~~h~~e A~~dministrativ~~e A~~gen~~t p~~ursuan~~t to w~~hic~~h P~~aren~~t d~~esignate~~s t~~h~~e l~~as~~t d~~a~~y of any ~~fisca~~l q~~uarte~~r of P~~aren~~t ~~ending prior to September 30, 2021 as the “Financial Covenant Changeover Date”; provided that (a) any such notice must be delivered together with the Compliance Certificate delivered pursuant to Section 5.1(c) with respect to the fiscal year or fiscal quarter of Parent ending on the Financial Covenant Changeover Date designated in such notice, which Compliance Certificate shall demonstrate that the Leverage Ratio for purposes of the covenant set forth in Section 6.10 does not exceed 3.50 to 1.00 as of the Financial Covenant Changeover Date so designated, (b) only one such notice may delivered under this Agreement and (c) an~~y ~~suc~~h ~~notic~~e ~~shal~~l ~~b~~e irrevocable.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person; provided that, when such term is used in reference to any document executed by, or a certification of, a Financial Officer, the secretary or assistant secretary of such Person shall have delivered an incumbency certificate to the Administrative Agent as to the authority of such individual.

“First Amendment” means that certain First Amendment, dated as of May 12, 2017, to this Agreement.

“First Amendment Effective Date” means May 12, 2017.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the Third Amendment Effective Date, as of any further amendment, restatement, supplement or other modification of this Agreement or otherwise) with respect to LIBO Rate or EURIBO Rate, as applicable.

“Foreign Currency Overnight Rate” means, for any day, with respect to any currency (a) a rate per annum equal to the London interbank offered rate as administrated by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for overnight deposits in such currency as displayed on the Reuters screen page that displays such rate (currently LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other commercially available information service that publishes such rate as shall be selected by the Applicable Agent or the applicable Issuing Bank, as applicable, from time to time) at approximately 11:00 a.m., London time, on such day or (b) if the rate referred to above is not available for such currency, a rate per annum at which overnight deposits in such currency would be offered on such day in the applicable offshore interbank market, as such rate is determined by the Applicable Agent or the applicable Issuing Bank, as applicable, by such means as the Applicable Agent or such Issuing Bank, as the case may be, shall determine to be reasonable.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction

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other than the United States of America, any State thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary that is incorporated or organized other than under the laws of the United States of America, any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect, subject to Section 1.04, from time to time.

“General Basket Excess Amount” has the meaning assigned to such term in Section 6.08(b)(xii).

“Global Intercompany Note” means the Global Intercompany Note, substantially in the form of Exhibit I, together with all supplements thereto.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof (including pursuant to any “synthetic lease” financing), (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. For the avoidance of doubt, any expression by Parent or any Subsidiary of an intent to continue to provide financial support to any of its subsidiaries made in a management representation letter delivered in connection with an audit of the financial statements of such subsidiary, so long as such expression of intent does not create any binding obligation, contingent or otherwise, on Parent or such Subsidiary to provide such support, shall not be deemed to be a Guarantee. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantee Agreement” means the Amended and Restated Guarantee Agreement dated as of Second Amendment Effective Date, among Parent, the Subsidiaries party thereto and the Administrative Agent, together with all supplements thereto.

“Guarantee and Collateral Requirement” means the requirement that:

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(a)the Administrative Agent shall have received from Parent and each Designated Subsidiary (i) in the case of Parent and each Person that is a Designated Subsidiary on the Second Amendment Effective Date, a counterpart of the Guarantee Agreement, duly executed and delivered on behalf of such Person, or (ii) in the case of any Person that becomes a Designated Subsidiary after the Second Amendment Effective Date, a supplement to the Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Person;

(b)the Administrative Agent shall have received from Parent and each Designated Subsidiary (i) in the case of Parent and each Person that is a Designated Subsidiary on the Second Amendment Effective Date, a counterpart of the Collateral Agreement, duly executed and delivered on behalf of such Person, or (ii) in the case of any Person that becomes a Designated Subsidiary after the Second Amendment Effective Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person; provided that in the case of any Designated Subsidiary that is a Foreign Subsidiary, such Designated Subsidiary shall instead execute and deliver counterparts of one or more other Security Documents customary for the jurisdiction of organization of such Designated Subsidiary and in form and substance reasonably satisfactory to the Administrative Agent and Parent;

(c)in the case of any Person that becomes a Designated Subsidiary after the Second Amendment Effective Date, the Administrative Agent shall have received, to the extent reasonably requested by the Administrative Agent, documents, opinion of counsel and certificates with respect to such Designated Subsidiary of the type referred to in Sections 6(e), 6(g) and 6(i) of the Second Amendment;

(d)the Administrative Agent shall, to the extent required by the Collateral Agreement, have received (i) certificates or other instruments representing all certificated Equity Interests owned by each Loan Party, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank, and (ii) all promissory notes owned by each Loan Party, together with undated instruments of transfer with respect thereto endorsed in blank;

(e)within 30 days after the Second Amendment Effective Date (or such later date as the Administrative Agent may agree to in writing), the Administrative Agent shall have received from Parent the Global Intercompany Note, duly executed and delivered by Parent, each Designated Subsidiary and each other Subsidiary party thereto, together with an undated instrument of transfer with respect thereto endorsed in blank; and

(f)all documents and instruments, including Uniform Commercial Code financing statements, required by applicable law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording.

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Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Document:

(i)no Loan Party shall be required to take any action with respect to the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, if and for so long as the Administrative Agent and Parent reasonably agree that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, shall be excessive in relation to the benefit to be afforded to the Lenders therefrom;

(ii)the Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents;

(iii)nothing in this definition shall require the creation or perfection of pledges of or security interests in any Excluded Asset;

(iv)no Loan Party shall be required to enter into control agreements with respect to, or otherwise take any action with respect to the creation or perfection of any security interest by “control” (or similar arrangements) over, commodities accounts, securities accounts, deposit accounts, futures accounts, other bank accounts, cash and cash equivalents and accounts related to the clearing, payment processing and similar operations of the Loan Parties;

(v)no Loan Party shall be required to obtain any landlord, mortgagee or bailee waivers, estoppels, collateral access agreements or similar third party agreements;

(vi)no Loan Party shall be required to obtain any mortgages in respect of real property; and

(vii)no Loan Party shall be required to (A) take any action to create or perfect pledges of, or security interests in, any asset under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia (including any Equity Interests issued by any Subsidiary or other Person organized under the laws of any such jurisdiction), (B) execute any Security Document governed under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia or (C) make any filing or recording, or conduct any Lien or other search, in any jurisdiction other than the United States of America, any State thereof or the District of Columbia, in each case, other than with respect to any Foreign Subsidiary that is a Subsidiary Loan Party; provided that (x) no such Foreign Subsidiary shall be required to take any action described in clause (A), (B) or (C) above in respect of any assets of such Foreign Subsidiary in any jurisdiction other than the jurisdiction of organization of such Foreign Subsidiary and (y) with respect to any such Foreign

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Subsidiary, the requirements of this definition, the Guarantee Agreement and the Security Documents may be modified as shall be reasonably agreed by the Administrative Agent and Parent.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HMRC” means H.M. Customs and Revenue.

“HMRC DT Treaty Passport scheme” means the Board of H.M. Revenue and Customs Double Taxation Treaty Passport scheme.

“IBA” has the meaning assigned to such term in Section 1.06.

“Increase Effective Date” has the meaning assigned to such term in Section 2.09(d)(i).

“Increasing Lender” has the meaning assigned to such term in Section 2.09(d)(i). “Incremental Amount” means, as of any date of determination with respect to any Commitment Increase or any Incremental Term Loans, an amount that, after giving pro forma effect to such Commitment Increase or such Incremental Term Loans and the use of proceeds thereof (but without netting the cash proceeds thereof and assuming, solely for purposes of this determination, that the excess, if any, of (a) the entire amount of all the Commitment Increases established since the Original Effective Date (including such Commitment Increase), less (b) the entire amount of all the Commitment Decreases effected since the Original Effective Date, is fully funded as Loans), would not result in the Leverage Ratio, determined as of the last day of the fiscal quarter of Parent then most recently ended, exceeding (i) prior to the ~~Financial~~ Covenant Changeover Date, a Leverage Ratio of 3.50 to 1.00, and (ii) on and after the ~~Financial~~ Covenant Changeover Date, the maximum Leverage Ratio applicable on such date of determination pursuant to Section 6.10 (giving effect, if applicable, to any increase thereto becoming effective on such date of determination pursuant to Section 6.10).

“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers, among the Borrowers, the Administrative Agent and one or more Incremental Revolving Lenders and/or Incremental Term Lenders, establishing a Commitment Increase or Incremental Term Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.21(c).

“Incremental Lender” means an Incremental Revolving Lender or an Incremental Term Lender or any combination thereof, as the case may be.

“Incremental Revolving Lender” has the meaning assigned to such term in Section 2.09(d)(i).

“Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant an Incremental Facility Agreement and Section 2.21, to make Incremental Term Loans of any Series hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such Series to be made by such Lender, subject to any increase or reduction pursuant to the terms and conditions hereof. The initial amount of each

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Lender’s Incremental Term Commitment of any Series, if any, is set forth in the Incremental Facility Agreement or the Assignment and Assumption pursuant to which such Lender shall have established or assumed its Incremental Term Commitment of such Series.

“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an Incremental Term Loan.

“Incremental Term Loan” means a loan made by an Incremental Term Lender to Parent pursuant to Section 2.21.

“Incremental Term Maturity Date” means, with respect to the Incremental Term Loans of any Series to be made pursuant to any Incremental Facility Agreement, the final maturity date specified in such Incremental Facility Agreement with respect thereto, which date shall not be prior to the Tranche 1 Revolving Maturity Date.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations and all Synthetic Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable), (j) all Securitization Transactions of such Person and (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, Indebtedness of any Person shall not include (i) trade payables, (ii) endorsements of checks, bills of exchange and other instruments for deposit or collection in the ordinary course of business and (iii) customer deposits and advances, and interest payable thereon, in the ordinary course of business in accordance with customary trade terms and other obligations incurred in the ordinary course of business through credit on an open account basis customarily extended to such Person in connection with the purchase of goods or services.

“Indemnified Taxes” means Taxes other than (a) Excluded Taxes and (b) Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(~~b~~c). “Information” has the meaning assigned to such term in Section 9.12.  “Initial Borrowings” has the meaning assigned to such term in Section 2.09(d)(ii).

“Intellectual Property” has the meaning assigned to such term in the Collateral

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Agreement.

“Interest Election Request” means a written request by or on behalf of a Borrower to convert or continue a Borrowing in accordance with Section 2.08, which shall be in the form of Exhibit F or any other form approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the first Business Day following the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two (other than in the case of Borrowings denominated in Euro), three or six months (or, with the consent of each Lender participating therein, twelve months) thereafter, as the applicable Borrower (or Parent on its behalf) may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Screen Rate” means, with respect to any currency for any period, a rate per annum which results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than such period and (b) the applicable Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than such period, in each case as of the time the Interpolated Screen Rate is required to be determined in accordance with the other provisions hereof; provided that the Interpolated Screen Rate shall in no event be less than 1.00%.

“Investment” means, with respect to a specified Person, any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with GAAP) to, Guarantees of any Indebtedness or other obligations of, or any other investment (including any investment in the form of transfer of property for consideration that is less than the fair value thereof (as reasonably determined by Parent)) in, any other Person that are held or made by the specified Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”, (c) any

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Investment in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any Person shall be the fair value (as reasonably determined by Parent) of the consideration therefor (including any Indebtedness assumed in connection therewith), plus the fair value (as so determined) of all additions, as of such date of determination, thereto, and minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such Investment, (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) in the form of a transfer of Equity Interests or other property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as reasonably determined by Parent) of such Equity Interests or other property as of the time of such transfer (less, in the case of any investment in the form of transfer of property for consideration that is less than the fair value thereof, the fair value (as so determined) of such consideration as of the time of the transfer), minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such transfer, and (e) any Investment (other than any Investment referred to in clause (a), (b), (c) or (d) above) in any Person resulting from the issuance by such Person of its Equity Interests to the investor shall be the fair value (as reasonably determined by Parent) of such Equity Interests at the time of the issuance thereof.

“IP Collateral Agreements” has the meaning assigned to such term in the Collateral Agreement.

“IRS” means the US Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means each of JPMorgan Chase Bank, N.A. and any other Lender that has entered into an Issuing Bank Agreement, each in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.06 with respect to such Letters of Credit).

“Issuing Bank Agreement” means an agreement among Parent, the Administrative Agent and a financial institution pursuant to which such financial institution agrees to act as an Issuing Bank hereunder, in the form of Exhibit G or any other form approved by the Administrative Agent in its reasonable discretion.

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“Judgment Currency” has the meaning assigned to such term in Section 9.15(b). “LC Commitment” means, as to any Issuing Bank, the maximum permitted amount of the LC Exposure that may be attributable to Letters of Credit issued by such Issuing Bank. The initial amount of each Issuing Bank’s LC Commitment is set forth on Schedule 2.06 or in such Issuing Bank’s Issuing Bank Agreement. The LC Commitment of any Issuing Bank may be increased or reduced by written agreement between such Issuing Bank and Parent, provided that a copy of such written agreement shall have been delivered to the Administrative Agent.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.The amount of any LC Disbursement made by an Issuing Bank in an Alternative Currency and not reimbursed by the applicable Borrower shall be determined as set forth in Section 2.06(e) or 2.06(l), as applicable.

“LC Exchange Rate” means, on any date of determination, with respect to US Dollars in relation to any Alternative Currency, the rate at which US Dollars may be exchanged into such Alternative Currency on such day as last provided (either by publication or as may otherwise be provided to the Administrative Agent) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding such day of determination (or, if a Reuters source ceases to be available or Reuters ceases to provide such rate of exchange, as last provided by such other publicly available information service that provides such rate of exchange at such time as shall be selected by the Administrative Agent from time to time in its reasonable discretion). For the avoidance of doubt, any exchange rate used will be with no mark-up or spread added.

“LC Exposure” means, at any time, the sum of (a) the aggregate of the US Dollar Equivalents (based on the applicable Exchange Rates) of the undrawn amounts of all outstanding Letters of Credit at such time plus (b) the aggregate of the US Dollar Equivalents (based on the applicable Exchange Rates) of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Combined Tranche Percentage of the total LC Exposure at such time, adjusted (without duplication) to give effect to any reallocation under Section 2.20 of the LC Exposure of Defaulting Lenders in effect at such time.

“LC Participation Calculation Date” means, with respect to any LC Disbursement made by any Issuing Bank or any refund of a reimbursement payment made by any Issuing Bank to any Borrower, in each case in a currency other than US Dollars, (a) the date on which such Issuing Bank shall advise the Applicable Agent that it purchased with US Dollars the currency used to make such LC Disbursement or refund or (b) if such Issuing Bank shall not advise the Applicable Agent that it made such a purchase, the date on which such LC Disbursement or refund is made.

“Lender Parent” means, with respect to any Lender, any Person in respect of which such Lender is a subsidiary.

“Lender-Related Person” has the meaning assigned to such term in Section 9.03(b).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Incremental Facility Agreement or an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and

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Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and the Existing Letters of Credit, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“Leverage Condition” shall be satisfied if the Leverage Ratio as of the end of the most recently ended fiscal year or fiscal quarter of Parent for which consolidated financial statements of Parent have been delivered pursuant to Section 5.01(a) or 5.01(b) is not greater than 3.50:1.00.

“Leverage Ratio” means, on any measurement date, the ratio of (a) Consolidated Net Funded Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Parent ended on such date (or, if such date is not the last day of a fiscal quarter of Parent, ended most recently prior to such date).

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Liberty Successor” means any Person that is a successor of Liberty TripAdvisor Holdings, including any Person spun or otherwise separated out of Liberty TripAdvisor Holdings (or any similar successor of any such Liberty Successor); provided that (a) no Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), other than the Permitted Holders (disregarding for this purpose clause (b) of the definition of such term), is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), directly or indirectly, of more than 50% of the total voting power represented by the issued and outstanding capital stock (or equivalent Equity Interests) of such Liberty Successor, (b) such Liberty Successor is not a Sanctioned Person, (c) the transaction or transactions pursuant to which such Liberty Successor shall have become such a successor does not violate any Anti-Corruption Laws applicable to such Liberty Successor or any Sanctions applicable to such Liberty Successor and (d) each of the Administrative Agent and each Lender shall have received all documentation and other information reasonably requested by it in writing that it reasonably determines is required by United States or foreign bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, with respect to such Liberty Successor.

“Liberty TripAdvisor Holdings” means Liberty TripAdvisor Holdings, Inc., a Delaware corporation.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing (other than any such Borrowing denominated in Euro) for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Date.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Conditionality Acquisition” means any Acquisition by Parent or any of its

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Subsidiaries (other than any Excluded Subsidiaries) (a) that is not prohibited by this Agreement and (b) for which Parent has determined in good faith that limited conditionality is reasonably necessary.

“Limited Conditionality Acquisition Agreement” means, with respect to any Limited Conditionality Acquisition, the definitive agreement entered into by Parent or any of its Subsidiaries (other than any Excluded Subsidiary) in respect thereof.

“Limited Conditionality Acquisition Incremental Term Loans” has the meaning assigned to such term in Section 2.21(c).

“Liquidity” means, as of any date, (a) (i) Unrestricted Cash of Parent and its Wholly Owned Subsidiaries (other than any Excluded Subsidiary) as of such date, less (ii) Deferred Merchant Payables as of such date plus (b) so long as the conditions precedent set forth in Section 4.02 are capable of being satisfied as of such date, the excess, if any, of (i) the total Commitments in effect on such date over (ii) the total Revolving Credit Exposures as of such date.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrowers of (i) the principal of and premium, if any, and interest (including interest accruing, at the rate specified herein, during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on all Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) each payment required to be made by any Borrower under any Loan Document in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing, at the rate specified herein, during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (b) the due and punctual payment or performance by the Borrowers of all other monetary obligations under this Agreement and by Parent, any Borrowing Subsidiary and any other Subsidiary Loan Party of all other monetary obligations under any other Loan Document to which it is a party, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations accruing, at the rate specified herein or therein, or incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Loan Documents” means (a) this Agreement, the Guarantee Agreement, the Collateral Agreement, the other Security Documents, the First Amendment, the Second Amendment, the Third Amendment, the Borrowing Subsidiary Agreements, the Borrowing Subsidiary Terminations, the Incremental Facility Agreements, any promissory notes delivered pursuant to Section 2.10(e) and any other document or agreement that is designated by Parent and the Administrative Agent as a “Loan Document” and (b) except for purposes of Section 9.02, any letter of credit applications referred to in Section 2.06(a), the Issuing Bank Agreements and each written agreement (if any) between Parent and any Issuing Bank regarding such Issuing Bank’s LC Commitment~~; provided that from and after the Collateral Release Date, the term “Loan Documents” shall not (except for purposes of Section 9.03) include the Collateral~~

~~Agreement, the other Security Documents and any other security agreement, instrument or document executed or delivered in connection with the granting of any security interest pursuant to any Security Document~~.

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“Loan Parties” means Parent and the Subsidiary Loan Parties.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Local Time” means (a) with respect to a Loan or Borrowing denominated in US Dollars or any Letter of Credit, New York City time, (b) with respect to a Loan or Borrowing denominated in Euro, Brussels time, and (c) with respect to a Loan or Borrowing denominated in Sterling, London time.

“London Agent” means JPMorgan Chase Bank, N.A., J.P. Morgan Europe Limited or any Affiliate or branch of JPMorgan Chase Bank, N.A., that JPMorgan Chase Bank, N.A. shall have designated for the purpose of acting in such capacity hereunder.

“Majority in Interest” means, at any time, (a) when used in reference to Revolving Lenders, Lenders having Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and the total unused Revolving Commitment at such time, (b) when used in reference to Revolving Lenders of any Class, Lenders having Revolving Credit Exposures and unused Revolving Commitments of such Class representing more than 50% of the sum of the total Revolving Credit Exposures and the total unused Revolving Commitment of such Class at such time and (c) when used in reference to the Incremental Term Lenders of any Class, Lenders holding outstanding Incremental Term Loans of such Class representing more than 50% of all Incremental Term Loans of such Class outstanding at such time. For purposes of this definition, the Swingline Exposure of any Revolving Lender that is the Swingline Lender shall be deemed to exclude that portion of its Swingline Exposure that exceeds its Combined Tranche Percentage of the aggregate principal amount of all outstanding Swingline Loans, and the unused Revolving Commitment of any Class of such Lender shall be determined without regard to any such excess amount.

“Material Acquisition” means any Acquisition that involves consideration in excess of 10% of Consolidated EBITDA for the period of four consecutive fiscal quarters of Parent ended most recently prior to the date of such Acquisition.

“Material Adverse Effect” means a material adverse effect on (a) the business, results of operations, assets or financial condition of Parent and the Subsidiaries, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents or (c) the rights of or benefits available to the Agents or the Lenders under the Loan Documents, taken as a whole.

“Material Disposition” means any sale, transfer or other disposition of property or series of related sales, transfers or other dispositions of property that yields gross proceeds to Parent and the Subsidiaries in excess of 10% of Consolidated EBITDA for the period of four consecutive fiscal quarters of Parent ended most recently prior to the date of such sale, transfer or other disposition.

“Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and Guarantees under the Loan Documents), or obligations in respect of one or more Swap Agreements, of any one or more of Parent and the Subsidiaries in an aggregate principal amount exceeding US$100,000,000. For purposes of determining Material Indebtedness, the “amount” of the obligations of Parent or any Subsidiary in respect of (a) any Swap Agreement at any time shall be the maximum aggregate principal amount (giving effect to any netting agreements) that Parent or such Subsidiary

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would be required to pay if such Swap Agreement were terminated at such time and (b) any Securitization Transaction shall be determined as set forth in the definition of such term.

“Material Subsidiary” means (a) for the purposes of the definition of “Designated Subsidiary”, at any time, each Subsidiary (excluding any Specified Foreign Subsidiary) other than any such Subsidiaries that (i) together with their own subsidiaries, do not represent more than 10% for any such Subsidiary (other than any Specified Foreign Subsidiary), or more than 10% in the aggregate for all such Subsidiaries (other than Specified Foreign Subsidiaries), of either (A) Consolidated Total Assets or (B) Consolidated Revenues of Parent and the Subsidiaries as of the end of or for the period of four consecutive fiscal quarters of Parent most recently ended prior to such time and (ii) do not own Equity Interests or Indebtedness (other than de minimis Indebtedness) of any Material Subsidiary; provided that with respect to this clause (a) each Borrowing Subsidiary shall in any event be a Material Subsidiary and no Excluded Subsidiary shall be a Material Subsidiary; and (b) for all other purposes herein and in any other Loan Document, at any time, each Subsidiary, other than Subsidiaries that (i) together with their own subsidiaries, do not represent more than 10% for any such Subsidiary, or more than 10% in the aggregate for all such Subsidiaries, of either (A) Consolidated Total Assets or (B) Consolidated Revenues of Parent and the Subsidiaries as of the end of or for the period of four consecutive fiscal quarters of Parent most recently ended prior to such time and (ii) do not own Equity Interests or Indebtedness (other than de minimis Indebtedness) of any Material Subsidiary; provided that with respect to this clause (b) each Borrowing Subsidiary shall in any event be a Material Subsidiary and no Excluded Subsidiary shall be a Material Subsidiary.

“Maturity Date” means the Tranche 1 Revolving Maturity Date, the Tranche 2 Revolving Maturity Date or the Incremental Term Maturity Date, as the context requires.

“Maximum Rate” has the meaning assigned to such term in Section 9.13. ~~“~~Moody’s~~” mean~~s Moody’s I~~nvestor~~s S~~ervice~~, I~~nc~~. or a~~n~~y s~~uccesso~~r to i~~t~~s rating ~~agenc~~y business.

“MNPI” means material information concerning Parent, any Subsidiary or any Affiliate of any of the foregoing, or any of their securities, that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Exchange Act. For purposes of this definition, “material information” means information concerning Parent, any Subsidiary or other Affiliate of Parent, any Subsidiary or any Affiliate of any of the foregoing, or any of their securities, that could reasonably be expected to be material for purposes of the United States Federal and State securities laws.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its rating agency business.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, that is or has been maintained, sponsored or contributed to by Parent or any ERISA Affiliate.

“Non-Defaulting Lender” means, at any time, any Revolving Lender that is not a Defaulting Lender at such time.

“Non-Increasing Lender” has the meaning assigned to such term in Section 2.09(d)(i).

“NYFRB” means the Federal Reserve Bank of New York.

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“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that if any of the foregoing rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means (a) the Loan Document Obligations, (b) the Designated Cash Management Obligations and (c) the Designated Swap Obligations, excluding, with respect to any Subsidiary Loan Party, Excluded Swap Obligations.

“OECD” means the Organization for Economic Cooperation and Development. “Original Effective Date” means June 26, 2015.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” means any and all present or future stamp, court, documentary, recording, filing or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB Website) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Parent” means TripAdvisor, Inc., a Delaware corporation.

“Partial Transfer” has the meaning assigned to such term in Section 6.08(b)(xi). “Partial Transfer Asset Amount” means, for any Partial Transfer Subsidiary, the product of (a) the applicable Partial Transfer Percentage and (b) the aggregate book value of all the assets of such Partial Transfer Subsidiary, determined as of the end of the fiscal quarter of Parent ending on or most recently prior to the date of the Partial Transfer.

“Partial Transfer EBITDA Amount” means, for any Partial Transfer Subsidiary, the product of (a) the applicable Partial Transfer Percentage and (b) the portion of the Consolidated EBITDA

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for the period of four consecutive fiscal quarters of Parent ended on or most recently prior to the date of the Partial Transfer that is attributable to such Partial Transfer Subsidiary.

“Partial Transfer Parent Subsidiary” has the meaning assigned to such term in Section 6.08(b)(xi).

“Partial Transfer Percentage” means, with respect to any Partial Transfer Subsidiary, the percentage of the aggregate equity value of the applicable Partial Transfer Parent Subsidiary held by Persons other than Parent or any Subsidiary as a result of any Partial Transfer made in reliance on Section 6.08(b)(xi), in each case determined immediately after giving effect to such Partial Transfer.

“Partial Transfer Spin-Off Subsidiary” has the meaning assigned to such term in Section 6.08(b)(xi).

“Partial Transfer Subsidiaries” has the meaning assigned to such term in Section 6.08(b)(xi).

“Participant” has the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 9.04(c)(iii).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Bond Hedge Transaction” means any call or capped call option on Parent’s Equity Interests (other than Disqualified Equity Interests) purchased by Parent or any Borrowing Subsidiary that is a Domestic Subsidiary from a leading dealer in the relevant market (the “Hedge Provider”) in connection with the issuance of any Permitted Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by Parent from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by Parent from the sale of such Permitted Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction; provided further that such call option is a Swap Agreement and will be entered into between Parent or any Borrowing Subsidiary that is a Domestic Subsidiary and the Hedge Provider under or otherwise pursuant to an ISDA Master Agreement and there shall be no “Credit Support Annex”, “Credit Support Document”, “Credit Support Provider”, security, Guarantee or other credit support with respect thereto, in each case provided by Parent or any Subsidiary or any of their respective Affiliates.

“Permitted Charitable Contributions” means charitable contributions (as defined in Section 170(c) of the Code, whether in the form of cash, securities or other property and without regard to whether such charitable contributions are deductible for income tax purposes) made by Parent or any Subsidiary, whether directly (including to a donor advised fund) or through one or more Affiliates, and any binding commitment with respect thereto; provided that the aggregate amount of such contributions made by Parent and the Subsidiaries during any fiscal year of Parent may not exceed the sum of (a) US$5,000,000 and (b) 2.0% of the consolidated operating income before amortization of Parent and the Subsidiaries for such fiscal year.

“Permitted Convertible Indebtedness” means Indebtedness that (a) is either (i) a debt security issued by Parent or any Borrowing Subsidiary that is a Domestic Subsidiary which is convertible

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into or exchangeable for Equity Interests (other than Disqualified Equity Interests) in Parent (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such Equity Interests) or (ii) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for Equity Interests (other than Disqualified Equity Interests) in Parent and/or cash (in an amount determined by reference to the price of such Equity Interests), (b) is unsecured, (c) is not Guaranteed by any Subsidiary other than Domestic Subsidiaries that are Subsidiary Loan Parties,

(d)will not have a stated maturity earlier than 91 days after the latest Maturity Date in effect on the date of the incurrence of such Indebtedness and (e) has no scheduled amortization or principal payments and does not require any mandatory redemptions or payments of principal prior to the day 91 days after the latest Maturity Date in effect on the date of the incurrence of such Indebtedness, other than customary payments upon a change of control or fundamental change event (it being understood that a holder’s option to convert any such Indebtedness into, or exchange any such Indebtedness for, Equity Interests (other than Disqualified Equity Interests) in Parent (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such Equity Interests) shall not be considered a required mandatory redemption or payment of principal).

“Permitted Encumbrances” means:

(a)Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, vendors’ and lessors’ Liens (and deposits to obtain the release of such Liens), setoff rights and other like Liens imposed by law (or contract, to the extent that such contractual Liens are similar in nature and scope to such Liens imposed by law), arising in the ordinary course of business and securing obligations that (i) are not overdue by more than 30 days or (ii) are being contested in good faith by appropriate proceedings; provided that (A) Parent or a Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (B) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (C) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

(c)pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, disability, unemployment insurance and other similar plans or programs and other social security laws or regulations and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of Parent or any Subsidiary in the ordinary course of business supporting obligations referred to in clause (i) above;

(d)pledges and deposits made (i) to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature (including deposits in respect of tax assessments (or in respect of any performance bonds posted in connection therewith) that are required to be made

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by the assessing municipalities prior to the commencement of litigation challenging such assessments), in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of Parent or any Subsidiary in the ordinary course of business supporting obligations referred to in clause (i) above;

(e)judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);

(f)easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Parent or any Subsidiary;

(g)Liens that are contractual rights of set-off;

(h)deposits of cash, Permitted Investments and other cash equivalents with a trustee or a similar representative made to defease or to satisfy and discharge any debt securities; and

(i)customary Liens arising under sale agreements related to any disposition permitted hereunder, provided that such Liens extend only to the property to be disposed of;

provided that, except as set forth in clauses (c)(ii), (d)(ii) and (h) above, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Holders” means any one or more of (a) Liberty TripAdvisor Holdings,

(b)a Liberty Successor, (c) John C. Malone or Gregory B. Maffei, (d) each of the respective Affiliated Holders of the persons referred to in clause (c) of this definition and (e) any Affiliates of one or more of the Persons referred to in clause (a), (b), (c) or (d) of this definition.

“Permitted Investments” means:

(a)direct obligations of the United States of America (including U.S. Treasury bills, notes and bonds) that are backed by the full faith and credit of the United States of America;

(b)direct obligations of any agency of the United States of America that are backed by the full faith and credit of the United States of America and direct obligations of United States of America government-sponsored enterprises (including the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation) that are rated the same as direct obligations of the United States of America;

(c)direct obligations of, and obligations fully guaranteed by, any State of the United States of America that, on the date of acquisition, are rated investment grade by Moody’s or by S&P, including any such obligations that are in the form of general

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obligation and revenue notes and bonds, insured bonds (including all insured bonds having, on the date of acquisition, a credit rating of Aaa by Moody’s and AAA by S&P) and refunded bonds (reissued bonds collateralized by U.S. Treasury securities);

(d)Indebtedness of any county or other local governmental body within the United States of America having, on the date of acquisition, a credit rating of Aaa by Moody’s or AAA by S&P, or Auction Rate Securities, Tax-Exempt Commercial Paper or Variable Rate Demand Notes issued by such bodies that is, on the date of acquisition, rated at least A3/P-1/VMIG-1 by Moody’s or A-/A-1/SP-1 by S&P;

(e)non-US Dollar denominated indebtedness of other sovereign countries having, on the date of acquisition, a credit rating of Aaa by Moody’s or AAA by S&P;

(f)non-US Dollar denominated indebtedness of government agencies having, on the date of acquisition, a credit rating of Aaa by Moody’s or AAA by S&P;

(g)mortgage-backed securities of the United States of America and/or any agency thereof that are backed by the full faith and credit of the United States of America; provided that such mortgage-backed securities that are purchased on a TBA (“To-Be-Announced”) basis must have a settlement date of less than three months from date of purchase;

(h)collateralized mortgage obligations of the United States of America and/or any agency thereof that are backed by the full faith and credit of the United States of America;

(i)commercial paper issued by any corporation or bank having a maturity of nine months or less and having, on the date of acquisition, a credit rating of at least P1 or the equivalent thereof from Moody’s and A1 or the equivalent thereof from S&P;

(j)money market investments, bankers acceptances, certificates of deposit, notes or time deposits and other like instruments, in each case issued by any domestic bank that has a combined capital and surplus and undivided profits of not less than US$500,000,000;

(k)money market investments, deposits, bankers acceptances, certificates of deposit, notes and other like instruments, in each case directly guaranteed by any commercial bank organized under the laws of the Republic of Singapore, the People’s Republic of China, the Federative Republic of Brazil, the Russian Federation, the Republic of India, the Republic of Indonesia or of a member nation of the European Union or the OECD which has a combined capital and surplus and undivided profits of not less than US$500,000,000, denominated in US Dollars, Sterling, Euro, Canadian Dollars, Australian Dollars, Norwegian Kroner, Swiss Francs, Japanese Yen, Singapore Dollars, Renminbi, Brazilian Reals, Russian Rubles, Indian Rupees or Indonesian Rupiahs;

(l)direct obligations of corporations, banks or financial entities and agencies, including medium term notes (MTN) and bonds, structured notes and Eurodollar/Yankee notes and bonds, in each case having, on the date of acquisition, a credit rating of at least Baa1 from Moody’s or BBB+ from S&P;

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(m)repurchase and reverse repurchase agreements for securities described in clauses (a) through (c) above with a financial institution described in clause (j) or (k) above;

(n)asset-backed securities that are, on the date of acquisition, rated BBB+ by S&P or Baa1 by Moody’s;

(o)money market funds and mutual funds consisting primarily of investments described in clauses (a) through (n) above, in each case having a credit rating of at least Aaa from Moody’s or AAA from S&P, and in each case having at least US$500,000,000 of assets under management; and

(p)other investments determined by Parent or any Subsidiary to entail credit risks not materially greater than those associated with the foregoing investments and approved in writing by the Administrative Agent (such approval not to be unreasonably withheld, delayed or conditioned).

“Permitted Structured Repurchase Transaction” means any forward purchase or accelerated share repurchase transaction relating to Parent’s Equity Interests (other than Disqualified Equity Interests) for which Parent or any Borrowing Subsidiary that is a Domestic Subsidiary is the purchaser, a call or capped call option relating to Parent’s Equity Interests (other than Disqualified Equity Interests) purchased by Parent or any Borrowing Subsidiary that is a Domestic Subsidiary, and/or a put or put spread option relating to Parent’s Equity Interests (other than Disqualified Equity Interests) sold by Parent or any Borrowing Subsidiary that is a Domestic Subsidiary and/or any other structured equity repurchase transaction similar to any of the foregoing in respect of Parent’s Equity Interests (other than Disqualified Equity Interests), in each case (a) presented to the Administrative Agent and the Lenders by Parent and to which the Administrative Agent and the Required Lenders have consented and (b) entered into by Parent or any Borrowing Subsidiary that is a Domestic Subsidiary with a leading dealer in the market in respect of such transactions (each, a “Structured Repurchase Dealer”); provided that such transaction is a Swap Agreement and will be entered into between Parent or any Borrowing Subsidiary that is a Domestic Subsidiary and a Structured Repurchase Dealer under or otherwise pursuant to an ISDA Master Agreement and there shall be no “Credit Support Annex”, “Credit Support Document”, “Credit Support Provider”, security, Guarantee or other credit support with respect thereto, in each case provided by Parent or any Subsidiary or any of their respective Affiliates.

“Permitted Warrant Transaction” means any call option, warrant or contractual right to purchase Parent’s Equity Interests (other than Disqualified Equity Interests) sold by Parent or any Borrowing Subsidiary that is a Domestic Subsidiary to the Hedge Provider substantially concurrently with any purchase by Parent or any Borrowing Subsidiary that is a Domestic Subsidiary of a related Permitted Bond Hedge Transaction from the Hedge Provider for which the strike price (or the analogous term defined therein) is greater than the strike price (or the analogous term defined therein) for the Permitted Bond Hedge Transaction; provided that such call option, warrant or contractual right will be entered into between Parent or any Borrowing Subsidiary that is a Domestic Subsidiary and the Hedge Provider under or otherwise pursuant to an ISDA Master Agreement and there shall be no “Credit Support Annex”, “Credit Support Documentation”, “Credit Support Provider”, security, Guarantee or other credit support with respect thereto, in each case, provided by Parent or any Subsidiary or any of their respective Affiliates.

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“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA that is maintained, sponsored or contributed to by Parent or any ERISA Affiliate.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States of America or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board of Governors in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board of Governors (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Priority Indebtedness” means, as of any date, without duplication, (a) the aggregate principal amount of all Indebtedness then outstanding in reliance on Section 6.01(b)(xvii), (b) the aggregate principal amount of all Indebtedness of the Loan Parties then outstanding that is secured by Liens permitted under Section 6.02(b)(xiii), (c) the aggregate amount of Attributable Debt under all Sale/Leaseback Transactions then outstanding and (d) the aggregate amount of all Securitization Transactions then outstanding.

“Pro Forma Capped Adjustments” has the meaning assigned to such term in Section 1.04(b).

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.20.

“Quotation Date” means (a) with respect to any currency (other than Sterling and Euro) for any Interest Period, two Business Days prior to the first day of such Interest Period, (b) with respect to Sterling for any Interest Period, the first day of such Interest Period and (c) with respect to Euro for any Interest Period, the day two TARGET Days before the first day of such Interest Period, in each case unless market practice differs in the Relevant Interbank Market for any currency, in which case the Quotation Date for such currency shall be determined by the Applicable Agent in accordance with market practice for such loans priced by reference to rates quoted in the Relevant Interbank Market (and if quotations would normally be given by leading banks for such loans priced by reference to rates quoted in the Relevant Interbank Market on more than one day, the Quotation Date shall be the last of those days).

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“Recipient” means any Agent, any Lender and any Issuing Bank.

“Reference Period” has the meaning assigned to such term in the definition of the term “Consolidated EBITDA”.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is LIBO Rate, 11:00 a.m., London time, on the day that is two London banking days preceding the date of such setting, and (b) if such Benchmark is not LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).   “Related  Parties”  means,  with  respect  to  any  specified  Person,  such Person’s Affiliates and the respective directors, trustees, partners, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in US Dollars, the Board of Governors and/or the NYFRB, or a committee officially endorsed or convened by the Board of Governors and/or the NYFRB or, in each case, any successor thereto and (b) with respect to a Benchmark Replacement in respect of Loans denominated in any Alternative Currency, (i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Relevant Interbank Market” means (a) with respect to any currency (other than ~~Euros~~Euro), the London interbank market, and (b) with respect to ~~Euros~~Euro, the European interbank market.

“Relevant Rate” means (a) with respect to any Eurocurrency Borrowing denominated in US Dollars or Sterling, the LIBO Rate and (b) with respect to any Eurocurrency Borrowing denominated in Euro, the EURIBO Rate.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures, Incremental Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures, outstanding Incremental Term Loans and unused Commitments at such time. For purposes of this definition, the Swingline Exposure of any Revolving Lender that is the Swingline Lender shall be deemed to exclude that portion of its Swingline Exposure that exceeds its Combined Tranche Percentage of the aggregate principal amount of all outstanding Swingline Loans, and the unused Revolving Commitment of any such Lender shall be determined without regard to any such excess amount.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

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“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Parent or any Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancellation or termination of any such Equity Interests in Parent or any Subsidiary; provided that, with respect to any conversion or exchange of Indebtedness that is convertible into or exchangeable for Equity Interests in Parent (and cash in lieu of fractional shares) and/or cash in an amount determined by reference to the price of such Equity Interests,

(a)payments and distributions in Equity Interests (other than Disqualified Equity Interests) in Parent (and of cash in lieu of fractional shares) shall not constitute a Restricted Payment and (b) payments of cash in an amount determined by reference to the price of such Equity Interests shall constitute a Restricted Payment.

“Reuters” means Thomson Reuters Corporation, a corporation incorporated under and governed by the Business Corporations Act (Ontario), Canada, Refinitiv or, in each case, a successor thereto.

“Revolving Availability Period” means the period from and including the Original Effective Date to but excluding the earlier of the Revolving Maturity Date of the applicable Class and the date of termination of the Revolving Commitments of the applicable Class, as the context requires.

“Revolving Commitment” means a ~~European~~ Tranche 1 Revolving Commitment or a ~~US~~ Tranche 2 Revolving Commitment or any combination thereof, as the context requires. The aggregate amount of the Lenders’ Revolving Commitments as of the ~~Second~~Third Amendment Effective Date is US$~~1,000,000,000~~500,000,000.00.

“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the sum at such time of such Lender’s ~~US~~ Tranche 1 Revolving Exposure and ~~European~~ Tranche 2 Revolving Exposure; provided that for purposes of this definition, the Swingline Exposure of any Lender that is the Swingline Lender shall be deemed to exclude that portion of its Swingline Exposure that exceeds its Combined Tranche Percentage of the aggregate principal amount of all outstanding Swingline Loans.

“Revolving Lender” means a ~~European~~ Tranche 1 Revolving Lender or a ~~US~~ Tranche 2 Revolving Lender or any combination thereof, as the context requires.

“Revolving Loan” means a ~~European~~ Tranche 1 Revolving Loan or a ~~US~~ Tranche 2 Revolving Loan or any combination thereof, as the context requires.

“Revolving Maturity Date” means the ~~dat~~e t~~ha~~t is f~~iv~~e y~~ear~~s a~~fte~~r t~~h~~e First ~~Amendmen~~t E~~ffectiv~~e DateTranche 1 Revolving Maturity Date or the Tranche 2 Revolving Maturity Date, as the context requires.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to its rating agency business.

“Sale/Leaseback Transaction” has the meaning assigned to such term in Section 6.03.

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“Sanctioned Country” means, at any time, a country, region or territory which is itself, or whose government is, the subject or target of any Sanctions (as of the Second Amendment Effective Date, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“Screen Rate” means (a) in respect of the LIBO Rate for any currency for any Interest Period or in respect of any determination of the Alternate Base Rate pursuant to clause (c) of the definition thereof, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in the applicable currency (for delivery on the first day of such Interest Period) with a term equivalent to the relevant period as displayed on the Reuters screen page that displays such rate (currently LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the applicable page of such other information service that publishes such rate as shall be selected by the Applicable Agent from time to time) and (b) in respect of the EURIBO Rate for any Interest Period, the percentage per annum determined by the European Money Market Institute (or any other Person that takes over the administration of such rate) for such Interest Period as set forth on the Reuters screen page that displays such rate (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the applicable page of such other information service that publishes such rate as shall be selected by the Applicable Agent from time to time); provided that (i) if, as to any currency, no Screen Rate shall be available for a particular Interest Period but Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the Screen Rate for such Interest Period shall be the Interpolated Screen Rate, and (ii) if any Screen Rate, determined as provided above, would be less than 1.00%, such Screen Rate shall be deemed to be 1.00% for all purposes of this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Second Amendment” means that certain Second Amendment, dated as of May 5, 2020, to this Agreement.

“Second Amendment Effective Date” means May 5, 2020.

“Secured Parties” means, collectively, (a) the Administrative Agent and the London Agent, (b) the Arrangers, (c) the Lenders, (d) the Issuing Banks, (e) each provider of Cash Management Services the obligations under which constitute Designated Cash Management Obligations, (f) each counterparty to any Swap Agreement the obligations under which constitute Designated Swap Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under

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any Loan Document, (h) the holder of any other Obligation and (i) the successors and permitted assigns of any of the foregoing.

“Securities Act” means the United States Securities Act of 1933.

“Securitization Transaction” means any transfer by Parent or any Subsidiary of accounts receivable or interests therein (a) to a trust, partnership, corporation or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests or securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests, or (b) directly, or indirectly through a special purpose vehicle, to one or more investors or other purchasers. The amount of any Securitization Transaction shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness, fractional undivided interests or other securities referred to in the preceding sentence or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable or interests therein transferred pursuant to such Securitization Transaction net of any such accounts receivable or interests therein that have been written off as uncollectible and/or any discount (but not in excess of the discount that would be usual and customary for securitization transactions of this type in light of the then prevailing market conditions) in the purchase price therefor. For purposes of Section 6.02 only, a Securitization Transaction shall be deemed to be secured by a Lien on the accounts receivable or interests therein that are subject thereto, and such accounts receivable and interests shall be deemed to be assets of Parent and the Subsidiaries.

“Security Documents” means (a) the Collateral Agreement, (b) the IP Collateral Agreements and (c) each other security agreement or other instrument or document executed and delivered by or on behalf of any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to, or perfect in favor of, the Administrative Agent, for the benefit of the Secured Parties, a Lien on any property of such Loan Party as security for the Obligations.

“Series” has the meaning assigned to such term in Section 2.21(b).

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m., New York City time, on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB Website, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Specified Disposition” means any sale, transfer or other disposition of the assets, liabilities, operations and business of any of the lines of business identified in the Disclosure Letter dated the Second Amendment Effective Date and executed and delivered by Parent to the Administrative Agent and the Lenders on the Second Amendment Effective Date and/or the Equity Interests in Subsidiaries of Parent that comprise any such line of business.

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“Specified Foreign Subsidiary” means (a) any CFC, (b) any CFC Domestic Holdco and (c) any subsidiary of any CFC or any CFC Domestic Holdco.

“Specified Time” means (a) with respect to the LIBO Rate, 11:00 a.m., London time, and (b) with respect to the EURIBO Rate, 11:00 a.m., Brussels time.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve (including any marginal, special, emergency or supplemental reserves) established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to Regulation D of the Board of Governors. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” means the lawful currency of the United Kingdom.

“Subsequent Borrowings” has the meaning assigned to such term in Section 2.09(d)(ii).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of Parent. Notwithstanding anything to the contrary set forth herein, The TripAdvisor Charitable Foundation, a non-profit Delaware corporation, shall not, for so long as it constitutes a charitable organization, be deemed to be a Subsidiary for purposes of this Agreement and the other Loan Documents.

“Subsidiary Loan Party” means each Subsidiary that is a party to both the Guarantee Agreement and~~, prior to the Collateral Release Date,~~ the Collateral Agreement.

“Supplemental Perfection Certificate” means a certificate in the form of Exhibit J or any other form reasonably acceptable to the Administrative Agent and Parent.

“Supported QFC” has the meaning assigned to it in Section 9.20.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing

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indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, including any Permitted Bond Hedge Transaction, any Permitted Warrant Transaction or any Permitted Structured Repurchase Transaction; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Parent or the Subsidiaries shall be a Swap Agreement.

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be the sum of (a) its Combined Tranche Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of the Swingline Lender, Swingline Loans made by it that are outstanding at such time to the extent that the other Revolving Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.20 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of the Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender outstanding at such time to the extent that the other Revolving Lenders shall not have funded their participation in such Swingline Loans.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Syndication Agents” means Bank of America, N.A., BMO Capital Markets Corp., BNP Paribas Securities Corp., ~~SunTrust Robinson Humphrey~~Truist Securities, Inc. and U.S. Bank National Association, in their capacities as co-syndication agents for the credit facilities provided for herein.

“Synthetic Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, under a synthetic, off-balance sheet or tax retention lease, including any financing lease or other agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which are characterized as the indebtedness of such Person for US tax purposes (without regard to accounting treatment), and the amount of such obligations shall be the capitalized amount thereof that would appear on a balance sheet of such Person under GAAP if such lease were accounted for as a capital lease.

“TARGET Day” means any day on which both (a) the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system as shall be determined by the Applicable Agent to be a replacement therefor for purposes hereof) is open for the settlement of payments in Euro and (b) banks in London are open for general business.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, withholdings (including back up withholding), or other like charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

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“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and Parent of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-In Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14 that is not Term SOFR.

“Third Amendment” means that certain Third Amendment, dated as of December 17, 2020, to this Agreement.

“Third Amendment Effective Date” means December 17, 2020.

“Total Voting Power” has the meaning assigned to such term in the definition of the term “Change in Control”.

“Tranche” means a Class of Revolving Commitments and extensions of credit thereunder. For purposes hereof, each of the following comprises a separate Tranche: (a) the ~~US~~ Tranche 1 Revolving Commitments, the ~~US~~ Tranche 1 Revolving Loans and participations in

Letters of Credit and Swingline Loans attributable to the ~~US~~ Tranche 1 Revolving Commitments and (b) the ~~European~~ Tranche 2 Revolving Commitments, the ~~European~~ Tranche 2 Revolving Loans and participations in Letters of Credit and Swingline Loans attributable to the ~~European~~ Tranche 2 Revolving Commitments. The categories of Revolving Commitments and extensions of credit described under clauses (a) and (b) above are referred to, respectively, as ~~the~~ “~~US~~ Tranche 1” and ~~the~~ “~~European~~ Tranche 2”.

“Tranche Percentage” means, at any time, with respect to any Lender holding any Revolving Commitment or Revolving Loan under ~~the US~~ Tranche 1 or ~~the European~~ Tranche 2, such Lender’s ~~US~~ Tranche 1 Percentage or ~~European~~ Tranche 2 Percentage, as applicable, at such time.

“Tranche 1” has the meaning assigned to such term in the definition of the term “Tranche”.

“Tranche 1 Percentage” means, at any time, with respect to any Tranche 1 Revolving Lender, the percentage of the total Tranche 1 Revolving Commitments represented by such Lender’s Tranche 1 Revolving Commitment at such time. If the Tranche 1 Revolving Commitments have terminated or expired, the Tranche 1 Percentages shall be determined based upon the Tranche 1 Revolving Commitments most recently in effect, giving effect to any assignments.

“Tranche 1 Revolving Availability Period” means the period from and including the

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Original Effective Date to but excluding the earlier of the Tranche 1 Revolving Maturity Date and the date of termination of the Tranche 1 Revolving Commitments.

“Tranche 1 Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche 1 Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Tranche 1 Revolving Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Tranche 1 Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Lender shall have assumed or provided its Tranche 1 Revolving Commitment, as applicable. The aggregate amount of the Lenders’ Tranche 1 Revolving Commitments as  of the Third Amendment Effective Date is US$500,000,000.00.

“Tranche 1 Revolving Exposure” means, at any time, the sum of (a) the aggregate principal amount of the Tranche 1 Revolving Loans denominated in US Dollars outstanding at such time, (b) the sum of the US Dollar Equivalents of the aggregate principal amounts of the Tranche 1 Revolving Loans denominated in Euro or Sterling outstanding at such time, (c) the Tranche 1 Share of the LC Exposure at such time and (d) the Tranche 1 Share of the Swingline Exposure at such time. The Tranche 1 Revolving Exposure of any Lender at any time shall be such Lender’s Tranche 1 Percentage of the total Tranche 1 Revolving Exposure at such time, adjusted to give effect to any reallocation under Section 2.20 of the LC Exposure and the Swingline Exposure of Defaulting Lenders in effect at such time; provided that in the case of the Lender that is the Swingline Lender, its Tranche 1 Revolving Exposure shall be (i) determined without giving effect to clause (d) above and (ii) increased by the full amount of its Swingline Exposure determined in accordance with the definition of such term.

“Tranche 1 Revolving Lender” means a Lender with a Tranche 1 Revolving Commitment or Tranche 1 Revolving Exposure.

“Tranche 1 Revolving Loan” means a Loan made pursuant to Section 2.01(a). Each Tranche 1 Revolving Loan denominated in US Dollars shall be an ABR Loan or a Eurocurrency Loan, and each Tranche 1 Revolving Loan denominated in Euro or Sterling shall be a Eurocurrency Loan.

“Tranche 1 Revolving Maturity Date” means May 12, 2024.

“Tranche 1 Share” means, at any time, a percentage determined by dividing the aggregate amount of the Tranche 1 Revolving Commitments at such time by the aggregate amount of the Revolving Commitments at such time.

“Tranche 2” has the meaning assigned to such term in the definition of the term “Tranche”.

“Tranche 2 Percentage” means, at any time, with respect to any Tranche 2 Revolving Lender, the percentage of the total Tranche 2 Revolving Commitments represented by

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such Lender’s Tranche 2 Revolving Commitment at such time. If the Tranche 2 Revolving Commitments have terminated or expired, the Tranche 2 Percentages shall be determined based upon the Tranche 2 Revolving Commitments most recently in effect, giving effect to any assignments.

“Tranche 2 Revolving Availability Period” means the period from and including the Original Effective Date to but excluding the earlier of the Tranche 2 Revolving Maturity Date and the date of termination of the Tranche 2 Revolving Commitments.

“Tranche 2 Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche 2 Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Tranche 2 Revolving Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Tranche 2 Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Lender shall have assumed or provided its Tranche 2 Revolving Commitment, as applicable. The aggregate amount of the Lenders’ Tranche 2 Revolving Commitments as  of the Third Amendment Effective Date is US$0.

“Tranche 2 Revolving Exposure” means, at any time, the sum of (a) the aggregate principal amount of the Tranche 2 Revolving Loans denominated in US Dollars outstanding at such time, (b) the sum of the US Dollar Equivalents of the aggregate principal amounts of the Tranche 2 Revolving Loans denominated in Euro or Sterling outstanding at such time, (c) the Tranche 2 Share of the LC Exposure at such time and (d) the Tranche 2 Share of the Swingline Exposure at such time. The Tranche 2 Revolving Exposure of any Lender at any time shall be such Lender’s Tranche 2 Percentage of the total Tranche 2 Revolving Exposure at such time, adjusted to give effect to any reallocation under Section 2.20 of the LC Exposure and Swingline Exposure of Defaulting Lenders in effect at such time.

“Tranche 2 Revolving Lender” means a Lender with a Tranche 2 Revolving Commitment or Tranche 2 Revolving Exposure.

“Tranche 2 Revolving Loan” means a Loan made pursuant to Section 2.01(b). Each Tranche 2 Revolving Loan denominated in US Dollars shall be an ABR Loan or a Eurocurrency Loan, and each Tranche 2 Revolving Loan denominated in Euro or Sterling shall be a Eurocurrency Loan.

“Tranche 2 Revolving Maturity Date” means the date that is five years after the First Amendment Effective Date.

“Tranche 2 Share” means, at any time, a percentage determined by dividing the aggregate amount of the Tranche 2 Revolving Commitments at such time by the aggregate amount of the Revolving Commitments at such time.

“Transactions” means (a) the execution, delivery and performance by the Loan Parties of the Loan Documents, (b) the satisfaction of the Guarantee and Collateral Requirement and (c) the

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borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“TripAdvisor Holdings” means TripAdvisor Holdings, LLC, a Massachusetts limited liability company and a Wholly Owned Subsidiary.

“TripAdvisor LLC” means TripAdvisor LLC, a Delaware limited liability company and a Wholly Owned Subsidiary.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the LIBO Rate, the EURIBO Rate or the Alternate Base Rate.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Loan Party” means any Borrower or any other Loan Party (a) that is organized or formed under the laws of the United Kingdom or (b) payments from which under this Agreement or any other Loan Document are from sources within the United Kingdom for United Kingdom income tax purposes and subject to withholding Taxes imposed by the laws of the United Kingdom.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means, with respect to any Lender, the appointment of an administrator or other similar supervisory official by a supervisory authority or regulator pursuant to the law of the country where such Lender is subject to home jurisdiction supervision if the applicable law of such country requires that such appointment not be publicly disclosed (and such appointment has not been publicly disclosed).

“Unrestricted Cash” means, as of any date with respect to any Person, cash, Permitted Investments and other cash equivalents directly owned on such date by such Person, as such amount would appear on a consolidated balance sheet of such Person prepared as of such date in accordance with GAAP; provided that (a) such cash, Permitted Investments and other cash equivalents do not appear (and would not be required to appear) as “restricted” on a consolidated balance sheet of such Person prepared in accordance with GAAP and (b) such cash, Permitted Investments and other cash equivalents are free and clear of all Liens, other than nonconsensual Permitted Encumbrances and Liens created under the Loan Documents.

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“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in any currency other than US Dollars, the equivalent in US Dollars of such amount, determined by the Administrative Agent using the Exchange Rate or the LC Exchange Rate, as applicable, with respect to such currency in effect for such amount on such date. The US Dollar Equivalent at any time of the amount of any Letter of Credit, LC Disbursement or Loan denominated in any currency other than US Dollars shall be the amount most recently determined as provided in Section 1.05(b).

“US Dollars” or “US$” refers to lawful money of the United States of America.

“US Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“US Special Resolution Regimes” has the meaning assigned to such term in Section 9.20.

~~“US Tranche” has the meaning assigned to such term in the definition of the term “Tranche”.~~

~~“US Tranche Percentage” means, at any time, with respect to any US Tranche Revolving Lender, the percentage of the total US Tranche Revolving Commitments represented by such Lender’s US Tranche Revolving Commitment at such time. If the US Tranche Revolving Commitments have terminated or expired, the US Tranche Percentages shall be determined based upon the US Tranche Revolving Commitments most recently in effect, giving effect to any assignments.~~

~~“US Tranche Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make US Tranche Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s US Tranche Revolving Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s US Tranche Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Lender shall have assumed or provided its US Tranche Revolving Commitment, as applicable. The aggregate amount of the Lenders’ US Tranche Revolving Commitments as of the Second Amendment Effective Date is zero.~~

~~“US Tranche Revolving Exposure” means, at any time, the sum of (a) the aggregate principal amount of the US Tranche Revolving Loans outstanding at such time, (b) the US Tranche Share of the LC Exposure at such time and (c) the US Tranche Share of the Swingline Exposure at such time. The US Tranche Revolving Exposure of any Lender at any time shall be such Lender’s US Tranche Percentage of the total US Tranche Revolving Exposure at such time, adjusted to give effect to any reallocation under Section 2.20 of the LC Exposure and Swingline Exposure of Defaulting Lenders in effect at such time; provided that in the case of the Lender that is the Swingline Lender, its US Tranche Revolving Exposure shall be (i) determined without giving effect to clause (c) above and (ii) increased by the full amount of its Swingline Exposure determined in accordance with the definition of such term.~~

~~“US Tranche Revolving Lender” means a Lender with a US Tranche Revolving Commitment or US Tranche Revolving Exposure.~~

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~~“US Tranche Revolving Loan” means a Loan made pursuant to Section 2.01(b).~~

~~Each US Tranche Revolving Loan shall be an ABR Loan or a Eurocurrency Loan.~~

~~“US Tranche Share” means, at any time, a percentage determined by dividing the aggregate amount of the US Tranche Revolving Commitments at such time by the aggregate amount of the Revolving Commitments at such time.~~

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Wholly Owned Subsidiary” means any Subsidiary all the Equity Interests in which (other than directors’ qualifying shares and/or other nominal amounts of Equity Interests that are required under applicable law to be held by Persons other than Parent or the Wholly Owned Subsidiaries) are owned, directly or indirectly, by Parent.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan” or “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Loan” or “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency ~~US~~ Tranche 1 Revolving Loan” or “Eurocurrency ~~US~~ Tranche 1 Revolving Borrowing”).

SECTION 1.03.Terms  Generally.   The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental

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Authorities. Except as otherwise provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein (including to this Agreement or any other Loan Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) references herein to “the date hereof”, “the date of this Agreement” or words of similar import shall be deemed to refer to the Original Effective Date and (f) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04.Accounting  Terms;   GAAP;   Pro Forma Calculations.(a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that (i) if Parent notifies the Administrative Agent that Parent requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Parent that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (A) without giving effect to any election under Accounting Standards Codification 825 (or any other Accounting Standards Codification having a similar result or effect and related interpretations) to value any Indebtedness of Parent or any Subsidiary at “fair value”, as defined therein, (B) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, (C) without giving effect to any valuation of Indebtedness below its full stated principal amount as a result of application of Financial Accounting Standards Board Accounting Standards Update No. 2015-03, it being agreed that Indebtedness shall at all times be valued at the full stated principal amount thereof, and (D) without giving effect to any change as a result of the adoption of any of the provisions set forth in the Accounting Standards Update 2016-02, Leases (Topic 842), issued by the Financial Accounting Standards Board in February 2016, or any other amendments to the Accounting Standards Codifications issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require the recognition of right-of-use assets and lease liabilities for leases or similar agreements that would not be classified as capital leases under GAAP as in effect prior to the Original Effective Date.

(b)All pro forma computations required to be made hereunder giving effect to any Material Acquisition, Material Disposition, restructuring, business optimization initiative or other transaction

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shall reflect on a pro forma basis such event and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act, and, in the case of Material Acquisitions, Material Dispositions, restructurings and business optimization initiatives, may also reflect (i) any projected synergies or similar benefits (net of continuing associated expenses) expected to be realized as a result of such event to the extent such synergies or similar benefits would be permitted to be reflected in financial statements prepared in compliance with Article 11 of Regulation S-X under the Securities Act and (ii) any other demonstrable cost-savings and other adjustments (net of continuing associated expenses) not included in the foregoing clause (i) (including, without limitation, pro forma “run rate” cost savings, operating expense reductions and restructurings) that are reasonably identifiable and projected by Parent in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of Parent) within 12 months after such event is consummated or implemented and which are so set forth in a certificate of a Financial Officer of Parent; provided that (A) projected (and not yet realized) cost-savings and other adjustments may no longer be added pursuant to this paragraph after 18 months after the consummation or implementation of the applicable event, (B) all adjustments pursuant to this paragraph will be without duplication of any amounts that are otherwise included or added back in computing Consolidated EBITDA in accordance with the definition of such term, (C) the aggregate additions to Consolidated EBITDA, for any period being tested, pursuant to clause (ii) above (the “Pro Forma Capped Adjustments”), together with the aggregate amount of all other Capped Adjustments for such period, shall not exceed 15% of Consolidated EBITDA for such period determined prior to giving effect to any addback for any Capped Adjustments and (D) if any cost savings or other adjustments included in any pro forma calculations based on the anticipation that such cost savings or other adjustments will be achieved within such 18-month period shall at any time cease to be reasonably anticipated by Parent to be so achieved, then, on and after such time, pro forma calculations required to be made hereunder shall not reflect such cost savings or other adjustments.

SECTION 1.05.Currency Translation. (a) For purposes of any determination under Section 6.01, 6.02, 6.03, 6.12, 7.01(f), 7.01(g) or 7.01(k), all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than US Dollars shall be translated into US Dollars at currency exchange rates in effect on the date of such determination; provided that no Default or Event of Default shall arise as a result of any limitation set forth in US Dollars in Section 6.01, 6.02, 6.03 or 6.12 being exceeded solely as a result of changes in currency exchange rates  from  those rates  applicable at  the time or times Indebtedness, Liens, Sale/Leaseback Transactions or Investments were initially consummated in reliance on the exceptions under such Sections. For purposes of any determination under Sections 6.05 and 6.08, the amount of each payment, disposition or other applicable transaction denominated in a currency other than US Dollars shall be translated into US Dollars at the applicable currency exchange rate in effect on the date of the consummation thereof. Such currency exchange rates shall be determined in good faith by Parent. For purposes of Sections 6.10 and 6.11 and the related definitions, amounts in currencies other than US Dollars shall be translated into US Dollars at the currency exchange rates then most recently used in preparing Parent’s consolidated financial statements.

(b)(i) The Administrative Agent shall determine the US Dollar Equivalent of any Letter of Credit denominated in an Alternative Currency as of the date of the issuance thereof and on the first Business Day of each calendar month on which such Letter of Credit is outstanding, in each case using the Exchange Rate in effect on the date of determination, and each such amount shall be the US Dollar Equivalent of such Letter of Credit until the next required calculation thereof pursuant to this Section. The Administrative Agent shall in addition determine the US Dollar Equivalent of any Letter of

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Credit denominated in an Alternative Currency as provided in Sections 2.06(e) and 2.06(l).

(ii)The  Applicable  Agent  shall  determine the US  Dollar Equivalent of any Borrowing denominated in an Alternative Currency on or about the date of the commencement of the initial Interest Period therefor and as of the date of the commencement of each subsequent Interest Period therefor, in each case using the Exchange Rate in effect on the date of determination, and each such amount shall, except as provided in the next sentence, be the US Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this Section. ~~The Administrative Agent  shall in addition determine the US Dollar Equivalent of any Revolving Borrowing denominated in an Alternative Currency as of the CAM Exchange Date, and such amount shall be the US Dollar Equivalent of such Revolving Borrowing for all purposes of Section 7.02.~~

(iii)The Applicable Agent may also determine the US Dollar Equivalent of any Borrowing or Letters of Credit denominated in an Alternative Currency as of such other dates as such Applicable Agent shall determine, in each case using the Exchange Rate in effect on the date of determination, and each such amount shall be the US Dollar Equivalent of such Borrowing or Letter of Credit until the next calculation thereof pursuant to this Section.

(iv)The Administrative Agent shall notify Parent, the applicable Lenders and the applicable Issuing Bank of each determination of the US Dollar Equivalent of each Letter of Credit, Borrowing and LC Disbursement.

SECTION 1.06.Interest Rates; LIBOR Notification.  The interest rate on a Loan denominated in US Dollars or any other applicable currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administration, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank  offered rate is no longer available or in certain other circumstances as set forth in ~~Section~~Sections 2.14(b)(i), 2.14(b)(ii) and 2.14A(b) of this Agreement, such Section 2.14(b)(i), 2.14(b)(ii) or 2.14A(b), as applicable, provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify Parent, pursuant to Section 2.14(b)(i), 2.14(b)(ii) or 2.14A(b), as applicable, of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Screen Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof including, without limitation whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be

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adjusted pursuant to Section 2.14(b)(i), 2.14(b)(ii) or 2.14A(b), as applicable, will be similar to, or produce the same value or economic equivalence of, the Screen Rate or have the same volume or liquidity as did the applicable Screen Rate prior to its discontinuance or unavailability.

SECTION 1.07.Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.08.Most   Favored Nation Provision.Prior   to   the ~~Collateral Release~~Covenant Changeover Date, in the event any indenture or other agreement or instrument evidencing, governing the rights of the holders of or otherwise relating to any Indebtedness incurred by Parent or any Domestic Subsidiary that is a Subsidiary Loan Party in reliance on Section 6.01(a)(xviii) shall contain restrictive covenants, financial covenants and/or events of default that are more favorable, taken as a whole, to the holders of such Indebtedness than the restrictive covenants, financial covenants and/or events of default set forth in this Agreement (as determined by Parent in good faith) (other than restrictive covenants, financial covenants and events of default that are only applicable after the latest Maturity Date in effect on the date of the incurrence of such Indebtedness), then, in each case, this Agreement shall automatically be deemed to have been amended to incorporate such restrictive covenants, financial covenants and events of default, mutatis mutandis, as if set forth fully herein, without any further action required on the part of any Person; provided that, from and after the ~~Collateral Release~~Covenant Changeover Date, any such incorporated restrictive covenant, financial covenant or event of default shall automatically cease to apply and shall be of no further force or effect hereunder or under any other Loan Document. Parent shall give prompt written notice to the Administrative Agent of the effectiveness of any such indenture or other agreement or instrument, providing to the Administrative Agent true and complete copies thereof, and shall execute any and all further documents and agreements, including amendments hereto, and take all such further actions, as shall be reasonably requested by the Administrative Agent to give effect to the provisions of this paragraph. Prior to the ~~Collateral Release~~Covenant Changeover Date, failure by Parent or any Subsidiary to observe or perform any such incorporated restrictive covenant or financial covenant shall constitute an Event of Default under Section 7.01(d).

ARTICLE II

The Credits

SECTION 2.01.Commitments.(a)Subject to the terms and conditions set forth herein, each ~~US~~ Tranche 1 Revolving Lender agrees to make from time to time during the Tranche 1 Revolving Availability Period to the Borrowers Loans denominated in US Dollars, Euro or Sterling in an aggregate principal amount that will not result in (i) such Lender’s ~~US~~ Tranche 1 Revolving Exposure exceeding such Lender’s ~~US~~ Tranche 1 Revolving Commitment or (ii) the Aggregate ~~US~~ Tranche 1 Revolving Exposure exceeding the Aggregate ~~US~~ Tranche 1 Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow ~~US~~ Tranche 1 Revolving Loans.

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(b)Subject to the terms and conditions set forth herein, each ~~European~~ Tranche 2 Revolving Lender agrees to make from time to time during the Tranche 2 Revolving Availability Period to the Borrowers Loans denominated in US Dollars, Euro or Sterling in an aggregate principal amount that will not result in (i) such Lender’s ~~European~~ Tranche 2 Revolving Exposure exceeding such Lender’s ~~European~~ Tranche 2 Revolving Commitment or

(ii) the Aggregate ~~European~~ Tranche 2 Revolving Exposure exceeding the Aggregate ~~European~~ Tranche 2 Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow ~~European~~ Tranche 2 Revolving Loans.

(c)Incremental Term Commitments of one or more Classes may be established as provided in Section 2.21, and the Incremental Term Loans thereunder shall be made in accordance with such Section.

SECTION 2.02.Loans and Borrowings.  (a)  Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class, Type and currency made by the Lenders  ratably in  accordance with  their respective Commitments of the applicable Class to the same Borrower. Each Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and not joint and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)Subject to Section 2.14 or 2.14A, as applicable, each Borrowing shall be comprised (i) in the case of Borrowings (other than a Swingline Loan) denominated in US Dollars, entirely of ABR Loans or Eurocurrency Loans, as the applicable Borrower may request in accordance herewith, and (ii) in the case of Borrowings denominated in any other currency, entirely of Eurocurrency Loans. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Eurocurrency Borrowing that results from a continuation of an outstanding Eurocurrency Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of US$1,000,000 and not less than US$1,000,000; provided that an ABR Revolving Borrowing or, subject to Section 2.05, a Swingline Loan may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of the applicable Class or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 (or such greater number as may be agreed to by the Administrative Agent) Eurocurrency Borrowings outstanding.

(d)Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Eurocurrency Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.

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SECTION 2.03.Requests for Borrowings. To request a Borrowing (other than a Swingline Loan), the applicable Borrower, or Parent on its behalf, shall submit a written Borrowing Request, signed by the applicable Borrower, or Parent on its behalf, to the Applicable Agent (a) in the case of a Eurocurrency Borrowing denominated in US Dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing,

(b)in the case of a Borrowing denominated in Euro or Sterling, not later than 11:00 a.m., London time, four Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing or, in the case of any Incremental Term Loans, such other time as may be specified therefor in the applicable Incremental Facility Agreement. Each such Borrowing Request shall  be irrevocable (other than, subject to Section 2.16, in the case of a Borrowing Request for any Incremental Term Loans, where such Borrowing Request may be revoked by the applicable

Borrower, or Parent on its behalf, prior to the making of the requested Incremental Term Loans) and shall specify the following information in compliance with Section 2.02:

(a)the Borrower requesting such Borrowing (or on whose behalf Parent isrequesting such Borrowing);

(b)whether the requested Borrowing is to be a ~~European~~ Tranche 1 Revolving Borrowing, a ~~US~~ Tranche 2 Revolving Borrowing or a Borrowing of another Class;

(c)the aggregate amount and currency of the requested Borrowing;

(d)the date of such Borrowing, which shall be a Business Day;

(e)if denominated in US Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(f)in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”, and the last day thereof; and

(g)the location and number of the account of the applicable Borrower towhich funds are to be disbursed, which shall be reasonably satisfactory to the Applicable Agent, or, in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), the identity and the account of the Issuing Bank that had made such LC Disbursement.

If no currency is specified with respect to any requested ~~European Tranche~~ Revolving Borrowing, then the applicable Borrower shall be deemed to have selected US Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (i) if denominated in US Dollars, an ABR Borrowing and (ii) if denominated in any other currency, a Eurocurrency Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the

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applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.Borrowing Subsidiaries.   (a)  Parent  may designate, subject to the provisions of this Section, any Wholly Owned Subsidiary (other than any Excluded Subsidiary or a Specified Foreign Subsidiary) as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and Parent. Promptly following receipt of any Borrowing Subsidiary Agreement, the Administrative Agent shall inform each Revolving Lender of the receipt thereof. Unless any Revolving Lender shall inform the Administrative Agent within 10 Business Days (or, in the case of any such Subsidiary that is a Foreign Subsidiary, 15 Business Days) of the receipt of such notice that it is unlawful for such Revolving Lender to extend credit to such Subsidiary or that such Lender is restricted by internal policies of general applicability from extending credit to Persons organized or located in the jurisdiction in which such Subsidiary is organized or located, such Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement; provided that no Subsidiary shall become a Borrowing Subsidiary until each Revolving Lender shall have received all documentation and other information with respect to such Borrowing Subsidiary required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation, that shall have been requested by such Revolving Lender within the applicable period set forth above following its receipt of such Borrowing Subsidiary Agreement.

(b)Upon the execution by Parent and delivery to the Administrative Agent of a Borrowing Subsidiary Termination with respect to any Borrowing Subsidiary, such Subsidiary shall cease to be a Borrowing Subsidiary hereunder and a party to this Agreement; provided that no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary (other than to terminate such Borrowing Subsidiary’s right to make further Borrowings or obtain Letters of Credit under this Agreement) at a time when any principal of or interest on any Loan to such Borrowing Subsidiary or any Letter of Credit issued for the account of such Borrowing Subsidiary shall be outstanding hereunder. Promptly following receipt of any Borrowing Subsidiary Termination, the Administrative Agent shall inform each Lender of the receipt thereof.

(c)Each Borrowing Subsidiary hereby irrevocably appoints Parent as its agent for all purposes of this Agreement and the other Loan Documents, including (i) the giving and receipt of notices (including any Borrowing Request and any Interest Election Request) and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein. Each Borrowing Subsidiary hereby acknowledges that any amendment or other modification to this Agreement or any other Loan Document may be effected as set forth in Section 9.02, that no consent of such Borrowing Subsidiary shall be required to effect any such amendment or other modification and that such Borrowing Subsidiary shall be bound by this Agreement or any other Loan Document (if it is theretofore a party thereto) as so amended or modified.

SECTION 2.05.Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Loans denominated in US Dollars to the Borrowers from time to time during the Tranche 1 Revolving Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of the outstanding Swingline Loans exceeding US$40,000,000, (ii) any Lender’s ~~US~~ Tranche 1 Revolving Exposure exceeding such

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Lender’s ~~US~~ Tranche 1 Revolving Commitment, (iii) the Aggregate ~~US~~ Tranche 1 Revolving Exposure exceeding the Aggregate ~~US~~ Tranche 1 Revolving Commitment, (iv) any Lender’s ~~European~~ Tranche 2 Revolving Exposure exceeding such Lender’s ~~European~~ Tranche 2 Revolving Commitment or (v) the Aggregate ~~European~~ Tranche 2 Revolving Exposure exceeding the Aggregate ~~European~~ Tranche 2 Revolving Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

(b)To request a Swingline Loan, the applicable Borrower, or Parent on its behalf, shall submit a written Borrowing Request, signed by the applicable Borrower, or Parent on its behalf, to the Administrative Agent not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such Borrowing Request shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from, or on behalf of, a Borrower. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to the general deposit account of such Borrower with the Swingline Lender (or, in the case of a Swingline Loan requested to be made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the account of the applicable Issuing Bank identified in such Borrowing Request) by 3:30 p.m., New York City time, on the requested date of such Swingline Loan.

(c)The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate principal amount of the Swingline Loans in which the Revolving Lenders will be required to participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Combined Tranche Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees to pay, promptly upon receipt of notice as provided above (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day, no later than 5:00 p.m., New York City time, on such Business Day and if received after 12:00 noon, New York City time, on a Business Day, no later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Combined Tranche Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that, in making any Swingline Loan, the Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of each Borrower deemed made pursuant to Section 4.02, unless, at least two Business Days prior to the time such Swingline Loan was made, the Majority in Interest of the Revolving Lenders shall have notified the Swingline Lender (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02 would not be satisfied if such Swingline Loan were then made (it being understood and agreed that, in the event the Swingline Lender shall have received any such notice, it shall have no obligation to make any Swingline Loan until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist). Each Revolving Lender further acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each

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Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from a Borrower (or other Person on behalf of a Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to a Borrower for any reason. The purchase  of participations in a Swingline Loan pursuant to this paragraph shall not relieve a Borrower of any default in the payment thereof.

SECTION 2.06.Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, each Borrower may request any Issuing Bank to issue Letters of Credit for its own account, in a form reasonably acceptable to such Issuing Bank, at any time and from time to time during the Tranche 1 Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The Existing Letters of Credit will, for all purposes  of this Agreement (including paragraphs (d) and (e) of this Section), be deemed to have been issued hereunder on the Original Effective Date and will, for all purposes of this Agreement, constitute Letters of Credit. An Issuing Bank shall not be under any obligation to issue, amend  or extend any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending or extending such Letter of Credit, or any law applicable to such Issuing Bank or any request, rule, guideline or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or, in the case of any Borrowing Subsidiary designated as such after the date hereof, shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense, in each case for which such Issuing Bank is not otherwise compensated hereunder, (ii) the issuance, amendment or extension of such Letter of Credit would violate one or more policies of general applicability of such Issuing Bank or (iii) such Letter of Credit is not of the type, or in the currency, approved for issuance by such Issuing Bank (with each Issuing Bank acknowledging that standby Letters of Credit are of the type approved for issuance by such Issuing Bank).

(b)	Notice of Issuance, Amendment, Extension; Certain Conditions.To

request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit, other than an automatic extension permitted under paragraph (c) of this Section), the applicable Borrower shall deliver by Electronic Communication to an Issuing Bank and the Administrative Agent

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(reasonably in advance of the requested date of issuance, amendment or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit is to be denominated (which shall be US Dollars or an Alternative Currency), the name and address of the beneficiary thereof and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any such request. A Letter of Credit shall be issued, amended or extended only if (and upon each issuance, amendment or extension of any Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the LC Exposure shall not exceed US$15,000,000, (ii) any Lender’s ~~US~~ Tranche 1 Revolving Exposure shall not exceed such Lender’s ~~US~~ Tranche 1 Revolving Commitment, (iii) the Aggregate ~~US~~ Tranche 1 Revolving Exposure shall not exceed the Aggregate ~~US~~ Tranche 1 Revolving Commitment, (iv) any Lender’s ~~European~~ Tranche 2 Revolving Exposure shall not exceed such Lender’s ~~European~~ Tranche 2 Revolving Commitment, (v) the Aggregate ~~European~~ Tranche 2 Revolving Exposure shall not exceed the Aggregate ~~European~~ Tranche 2 Revolving Commitment and (vi) the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank shall not exceed the LC Commitment of such Issuing Bank.

(c)	Expiration Date. Each Letter of Credit shall by its terms expire at or prior to the close of business on the earlier of (i) the date 18 months after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, 13 months after such extension) and (ii) the date that is five Business Days prior to the Tranche 1 Revolving Maturity Date; provided that any Letter of Credit may contain customary automatic extension provisions agreed upon by the applicable Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 13 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such extension from occurring pursuant to the terms of such Letter of Credit.

(d)	Participations. By the issuance of a Letter of Credit (or an amendment to a

Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, the Issuing Bank that is the issuer thereof hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Combined Tranche Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Lender’s Combined Tranche Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment in respect of an LC Disbursement required to be refunded to any Borrower for any reason. Such payment by the Revolving Lenders shall be made (i) if the currency of the applicable LC Disbursement or reimbursement payment shall be US Dollars, then in US Dollars and (ii) subject to paragraph (l) of this Section, if the currency of the applicable LC Disbursement or reimbursement payment shall be an Alternative Currency, in US Dollars in an amount equal to the US Dollar Equivalent of such LC Disbursement or reimbursement payment, calculated by the Administrative Agent using the LC Exchange Rate on the applicable LC Participation Calculation Date. Each Revolving

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Lender acknowledges and agrees that (A) its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit, the occurrence and continuance of a Default, any reduction or termination of the Revolving Commitments, any fluctuation in currency values, or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of the ISP or any successor publication of the International Chamber of Commerce) or similar terms of the Letter of Credit itself permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Revolving Commitments and (B) each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender further acknowledges and agrees that, in issuing, amending or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of each Borrower deemed made pursuant to Section 4.02, unless, at least two Business Days prior to the time such Letter of Credit is issued, amended or extended (or, in the case of an automatic extension permitted pursuant to paragraph (c) of this Section, at least two Business Days prior to the time by which the election not to extend must be made by the applicable Issuing Bank), the Majority in Interest of the Revolving Lenders shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02 would not be satisfied if such Letter of Credit were then issued, amended or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, it shall have no obligation to issue, amend or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).

(e)	Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in the currency of such LC Disbursement equal to such LC Disbursement not later than (i) if such Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., Local Time, on any Business Day, then 4:00 p.m., Local Time, on such Business Day or (ii) otherwise, 12:00 noon, Local Time, on the Business Day immediately following the day that such Borrower receives such notice; provided that, if such LC Disbursement is denominated in US Dollars and is not less than US$1,000,000, the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or a Swingline Loan in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the applicable Borrower fails to make any such reimbursement payment when due, the applicable Issuing Bank shall give prompt notice and details thereof to the Administrative Agent, whereupon (A) if such payment relates to a Letter of Credit denominated in an Alternative Currency, automatically and with no further action required, the obligation of such Borrower to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the US Dollar Equivalent, calculated using the LC Exchange Rate on the applicable LC Participation Calculation Date, of such LC Disbursement and (B) in the case of each LC Disbursement, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the amount of the payment then due from such Borrower in respect thereof and such Revolving Lender’s Combined Tranche Percentage thereof, and each Revolving Lender shall pay in US Dollars to the Administrative Agent on the date such notice is received its Combined Tranche Percentage of the payment then due from such Borrower, in the same manner as provided in Section 2.07 with

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respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from a Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement. If the applicable Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Alternative Currency would subject the Administrative Agent, the applicable Issuing Bank or any Revolving Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in US Dollars, such Borrower shall pay the amount of any such tax requested by the Administrative Agent, such Issuing Bank or such Revolving Lender.

(f)	Obligations Absolute. The obligation of each Borrower to reimburse LC

Disbursements as provided in paragraph (e) of this Section is absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of the ISP or any successor publication of the International Chamber of Commerce) or similar terms of the Letter of Credit itself permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Commitments of any Class or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder. None of the Agents, the Lenders, the Issuing Banks or any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any other act, failure to act or other event or circumstance; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to a Borrower to the extent of any direct damages (as opposed to special, indirect consequential or punitive damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that the applicable Issuing Bank shall be deemed to have exercised care in each such determination unless a court of competent jurisdiction shall have determined by a final, nonappealable judgment that such Issuing Bank was grossly negligent or acted

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with willful misconduct in connection with such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)	Disbursement Procedures. The applicable Issuing Bank shall, within the time allowed by applicable law or the specific terms of such Letter of Credit, following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly after such examination notify the Administrative Agent and the applicable Borrower by Electronic Communication of such demand for payment and of such Issuing Bank having made an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h)	Interim Interest.If an Issuing Bank shall make any LC Disbursement,

then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof (determined in accordance with the definition thereof) shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement in full, (i) in the case of any LC Disbursement denominated in US Dollars, and at all times following the conversion to US Dollars of any LC Disbursement made in an Alternative Currency pursuant to paragraph (e) or (l) of this Section, at the rate per annum then applicable to ABR Revolving Loans and (ii) if such LC Disbursement is made in an Alternative Currency, at all times prior to its conversion to US Dollars pursuant to paragraph (e) or (l) of this Section, at a rate equal to the rate reasonably determined by the applicable Issuing Bank to be the cost to such Issuing Bank of funding such LC Disbursement (which may be deemed by the applicable Issuing Bank, at its election, to equal to the applicable Foreign Currency Overnight Rate) plus the Applicable Rate applicable to Eurocurrency Revolving Loans at such time; provided that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be paid by the applicable Borrower to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be paid by the applicable Borrower to the Administrative Agent for the account of such Revolving Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the applicable Borrower reimburses the applicable LC Disbursement in full.

(i)	Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among Parent, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank and execution and delivery by Parent, the Administrative Agent and the successor Issuing Bank of an Issuing Bank Agreement. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, each Borrower shall pay all unpaid fees payable by it that are accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein

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to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement (including the right to receive fees under Section 2.12(b)), but shall not be required to issue additional Letters of Credit.

(j)	Cash Collateralization.If any Event of Default shall occur and be continuing, on the Business Day that Parent receives notice from the Administrative Agent or a Majority in Interest of the Revolving Lenders demanding the deposit of cash collateral pursuant to this paragraph, each Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders and the Issuing Banks, an amount in cash in US Dollars equal to the total LC Exposure attributable to Letters of Credit issued for the account of such Borrower as of such date plus any accrued and unpaid interest thereon; provided that (i) amounts payable in respect of any Letter of Credit or LC Disbursement shall be payable in the currency of such Letter of Credit or LC Disbursement, except that LC Disbursements in an Alternative Currency in respect of which the applicable Borrower’s reimbursement obligations have been converted to obligations in US Dollars as provided in paragraph (e) or (l) of this Section and interest accrued thereon shall be payable in US Dollars, and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower or any Material Subsidiary described in Section 7.01(h) or 7.01(i). The Borrowers shall also deposit cash collateral in US Dollars in accordance with this paragraph as and to the extent required by Sections 2.11(b) and 2.20. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the applicable Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be in Permitted Investments and shall be made at the option and sole discretion of the Administrative Agent and at the applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of (A) a Majority in Interest of the Revolving Lenders and (B) in the case of any such application at a time when any Revolving Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the total LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied ~~(prior to the Collateral Release Date,~~ in accordance with Section 4.02 of the Collateral Agreement) to satisfy other Obligations of the applicable Borrower. If a Borrower provides an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived. If any Borrower provides an amount of cash collateral pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to such Borrower, upon request, to the extent that, after giving effect to such return, the Aggregate ~~European~~ Tranche 1 Revolving Exposure would not exceed the Aggregate ~~European~~ Tranche 1 Revolving Commitment, the Aggregate ~~US~~ Tranche 2 Revolving Exposure would not exceed the Aggregate ~~US~~ Tranche 2 Revolving Commitment and no Event of

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Default shall have occurred and be continuing. If the Borrowers provide an amount of cash collateral hereunder pursuant to Section 2.20, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers, upon request of the Borrowers, to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Revolving Commitments of the Non-Defaulting Lenders and/or the remaining cash collateral and no Event of Default shall have occurred and be continuing.

(k)	Issuing Bank Reports.Each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent, promptly upon request, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(l)	Conversion.In the event that the Loans become immediately due and payable on any date pursuant to Section 7.01, all amounts (i) that the Borrowers are at the time or become thereafter required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Letter of Credit denominated in an Alternative Currency (other than amounts in respect of which any Borrower has deposited cash collateral, if such cash collateral was deposited in the applicable currency), (ii) that the Revolving Lenders are at the time or become thereafter required to pay to the Administrative Agent (and the Administrative Agent is at the time or becomes thereafter required to distribute to the applicable Issuing Bank) pursuant to paragraph (e) of this Section in respect of unreimbursed LC Disbursements made under any Letter of Credit denominated in an Alternative Currency and (iii) of each Revolving Lender’s participation in any Letter of Credit denominated in an Alternative Currency under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the US Dollar Equivalent, calculated using the LC Exchange Rate on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing  and owed to the Administrative Agent, any Issuing Bank or any Revolving Lender in respect of the obligations described in this paragraph shall accrue and be payable in US Dollars at the rates otherwise applicable hereunder.

(m)	Communications with Beneficiaries.Each Issuing Bank shall use its commercially reasonable efforts to provide advance notice to Parent of any formal communication by such Issuing Bank with any beneficiary under any Letter of Credit issued by such Issuing Bank with respect thereto, other than any such communication in the ordinary course of business or otherwise in accordance with the standard operating procedures of such Issuing Bank.

(n)	LC Exposure Determination. For all purposes of this Agreement, (i) the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases (other than any such increase consisting of the reinstatement of an amount previously drawn thereunder and reimbursed), whether or not such maximum stated amount is in effect at the time of determination and (ii) if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit

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shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and Revolving Lenders hereunder shall remain in full force and effect until the Issuing Banks and the Revolving Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

(o)	Applicability of ISP and UCP. Unless otherwise expressly agreed by the

Issuing Bank and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the Issuing Bank shall not be responsible to any  Borrower for, and the Issuing Bank’s rights and remedies against the Borrowers or the other Loan Parties shall not be impaired by, any action or inaction of the Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including any law or order of a jurisdiction where the Issuing Bank or the beneficiary is located, the practice stated in the ISP or the UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(p)	Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary that is not a Borrower, or states that a Subsidiary that is not a Borrower is the “account party”, “applicant”, “customer”, “instructing party”, or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, Parent (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of Parent and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Parent hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of Parent, and that Parent’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.07.Funding of Borrowings. (a) Each Lender shall make each

Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 12:00 noon, Local Time, to the account of the Applicable Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Applicable Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower designated by such Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank specified in the applicable Borrowing Request.

(b)Unless the Applicable Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Agent such Lender’s share of such Borrowing, the Applicable Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in

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reliance on such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Applicable Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Applicable Agent, at (i) in the case of such Lender, (A) if denominated in US Dollars, the greater of the NYFRB and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation and (B) if denominated in an Alternative Currency, the greater of the Foreign Currency Overnight Rate and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of such Borrower, (A) if denominated in US Dollars, the interest rate applicable to ABR Loans of the applicable Class and (B) if denominated in an Alternative Currency, the interest rate applicable to the subject Loan. If such Lender pays such amount to the Applicable Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If such Borrower and such Lender shall pay such interest to the Applicable Agent for the same or an overlapping period, the Applicable Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. Any such payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Applicable Agent.

SECTION 2.08.Interest Elections. (a) Each Borrowing initially shall be of the

Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the applicable Borrower may elect to convert any such Borrowing denominated in US Dollars to a different Type or to continue any such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued. Notwithstanding any other provision of this Section, no Borrower shall be permitted to change the currency of any Borrowing or to convert any Borrowing to a Type not available under the Class of Commitments pursuant to which such Borrowing was made.

(b)	To make an election pursuant to this Section, the applicable Borrower, or

Parent on its behalf, shall submit a written Interest Election Request, signed by such Borrower, or Parent on its behalf, to the Applicable Agent by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type, and in the currency, resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable.

(c)	Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)	the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

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(ii)	the effective date of the election made pursuant to such Interest Election

Request, which shall be a Business Day;

(iii)	whether the resulting Borrowing is to be an ABR Borrowing or a

Eurocurrency Borrowing; and

(iv)	if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest

Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)	PromptlyfollowingreceiptofanInterestElectionRequest,the

Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)	If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then such Borrowing (i) if such Borrowing is denominated in US Dollars, shall be converted to an ABR Borrowing at the end of such Interest Period and (ii) if such Borrowing is denominated in an Alternative Currency, shall be continued as a Eurocurrency Borrowing denominated in such currency with an Interest Period of one month’s duration.

(f)	Notwithstanding any contrary provision hereof, if any Event of Default under Section 7.01(h) or 7.01(i) has occurred and is continuing, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority in Interest of Lenders of any Class, has notified the applicable Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing (A) in the case of Borrowings denominated in US Dollars, no outstanding Borrowing of such Class may be converted to or continued as a Eurocurrency Borrowing and unless repaid, each Eurocurrency Borrowing of such Class shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, and (B) in the case of Borrowings denominated in Alternative Currencies, unless repaid, each Eurocurrency Borrowing denominated in such currency shall be continued as a Eurocurrency Borrowing with an Interest Period of one month’s duration.

SECTION 2.09.Termination   and   Reduction   of   Commitments;   Increase of

Revolving Commitments. (a) Unless previously terminated, (i) the Tranche 1 Revolving Commitments shall automatically terminate on the Tranche 1 Revolving Maturity Date and (ii) the  Tranche  2  Revolving  Commitments  shall  automatically  terminate on the Tranche 2 Revolving Maturity Date. Incremental Term Commitments of any Class shall terminate as set forth in the applicable Incremental Facility Agreement.

(b)	Parent may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each reduction of the Revolving Commitments of any Class shall be in an amount that is an integral multiple of US$1,000,000 and not less than

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US$5,000,000 and (ii) Parent shall not terminate or reduce the Revolving Commitments of any Class if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, (A) any Lender’s ~~US~~ Tranche 1 Revolving Exposure would exceed such Lender’s ~~US~~ Tranche 1 Revolving Commitment, (B) the Aggregate ~~US~~ Tranche 1 Revolving Exposure would exceed the Aggregate ~~US~~ Tranche 1 Revolving Commitment, (C) any Lender’s ~~European~~ Tranche 2 Revolving Exposure would exceed such Lender’s ~~European~~ Tranche 2 Revolving Commitment or (D) the Aggregate ~~European~~ Tranche 2 Revolving Exposure would exceed the Aggregate ~~European~~ Tranche 2 Revolving Commitment.

(c)	Parent shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each such notice shall be made by Electronic Communication to the Applicable Agent of a written notice signed by Parent. Each notice delivered by Parent pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Commitments of any Class delivered by Parent may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by Parent (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders of such Class in accordance with their respective Commitments of such Class.

(d)	Parent may from time to time request increases in the aggregate amount of

Revolving Commitments under either Tranche pursuant to the provisions of this Section 2.09(d).

(i)	Parent may, by written notice to the Administrative Agent (which shall promptly forward such notice to each Revolving Lender under the applicable Tranche), request that the total Revolving Commitments under either Tranche be increased (each, a “Commitment Increase”) by an amount for each increased Tranche of not less than US$25,000,000; provided that the aggregate amount of any such Commitment Increase on any date shall not exceed the Incremental Amount as of such date. Each such notice shall set forth the amount of the requested Commitment Increase under each Tranche, and the date (the “Increase Effective Date”) on which such adjustment is requested to become effective (which shall be a Business Day not less than 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) or more than 30 days after the date of such notice). Parent may arrange for one or more Eligible Assignees (each, an “Incremental Revolving Lender” with respect to such Tranche), which may include any Revolving Lender under either Tranche (each Revolving Lender so agreeing being an “Increasing Lender” with respect to such Tranche, and each Revolving Lender so declining being a “Non-Increasing Lender” with respect to such Tranche), to extend Revolving Commitments under the applicable Tranche or, in the case of any Revolving Lender, increase its Revolving Commitment under the applicable Tranche in an aggregate amount equal to the amount of the requested Commitment Increase under such Tranche; provided that (A) any Revolving Lender approached to provide any portion of any Commitment Increase may elect or decline, in its sole discretion, to provide such portion of such Commitment Increase, (B) each Incremental Revolving Lender shall be subject to the approval of the Administrative Agent, the Swingline Lender and each Issuing Bank (which approval shall not be unreasonably withheld, delayed or conditioned), and (C) no Incremental Revolving Lender (including any Increasing Lender) may provide any portion of any Commitment Increase to the extent that, on the applicable

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Increase Effective Date such Person and its Affiliates, taken in the aggregate, would hold (x) more than 25% of the sum of the total outstanding Revolving Credit Exposure and total unused Revolving Commitments or (y) more than 25% of the sum of the total outstanding Revolving Credit Exposure, total unused Revolving Commitments, aggregate outstanding principal amount of Incremental Term Loans and total unused Incremental Term Commitments, in each case, determined on such Increase Effective Date immediately after giving effect to such Commitment Increase (and, if applicable, any Commitment Decrease made, and any Incremental Term Commitments established or Incremental Term Loans made, on such Increase Effective Date). Any Commitment Increase under any Tranche may be made in an amount less than the Commitment Increase requested by Parent if Parent is unable to arrange for, or chooses not to arrange for, Incremental Revolving Lenders for the full amount thereof.

(ii)On the Increase Effective Date with respect to any Commitment Increase, (A) the aggregate principal amount of the Revolving Loans outstanding under each Tranche under which such Commitment Increase will become effective (the “Initial Borrowings” under such Tranche) immediately prior to giving effect to such Commitment Increase on the Increase Effective Date shall be deemed to be repaid, (B) after the effectiveness of such Commitment Increase, the Borrowers shall be deemed to have made new Revolving Borrowings under such Tranche (the “Subsequent Borrowings” under such Tranche) in an aggregate principal amount and in currency equal to the aggregate principal amount and currency of the Initial Borrowings under such Tranche and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03, (C) each Revolving Lender under such Tranche shall pay to the Applicable Agent in same day funds in the applicable currency an amount equal to the difference, if positive, between (1) such Lender’s applicable Tranche Percentage (calculated after giving effect to such Commitment Increase) of the Subsequent Borrowings and (2) such Lender’s applicable Tranche Percentage (calculated without giving effect to such Commitment Increase) of the Initial Borrowings, (D) after the Applicable Agent receives the funds in the applicable currency specified in clause (C) above, the Applicable Agent shall pay to each Revolving Lender under such Tranche the portion of such funds that is equal to the difference, if positive, between (1) such Lender’s applicable Tranche Percentage (calculated without giving effect to such Commitment Increase) of the Initial Borrowings and (2) such Lender’s applicable Tranche Percentage (calculated after giving effect to such Commitment Increase) of the amount of the Subsequent Borrowings, (E) each Non-Increasing Lender and each Incremental Revolving Lender (including each Increasing Lender) shall be deemed to hold its applicable Tranche Percentage of each Subsequent Borrowing (each calculated after giving effect to such Commitment Increase) and (F) each applicable Borrower shall pay each Increasing Lender and each Non-Increasing Lender any and all accrued but unpaid interest on the Initial Borrowings. The deemed payments made pursuant to clause (A) above in respect of each Eurocurrency Loan shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto and breakage costs result.

(iii)	Commitment Increases and new Revolving Commitments created pursuant to this Section 2.09(d) shall become effective on the date specified in the original notice delivered by Parent pursuant to the first sentence of paragraph (d)(i) above; provided that, notwithstanding the foregoing, no increase in the Revolving Commitments under any Tranche (or in any Revolving Commitment of any Revolving Lender) or addition of an Incremental Revolving

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Lender shall become effective under this Section unless (A) on the Increase Effective Date for such increase, the conditions set forth in Sections 4.02(a) and 4.02(b) shall be satisfied (without giving effect to the parenthetical in Section 4.02(a), but, in each case, deeming all references therein to the date, time or effect of a Borrowing (or an issuance, amendment or extension of a Letter of Credit) to refer to the date, time and effect of such increase), (B) the Administrative Agent shall have received a certificate dated such Increase Effective Date and executed by a Financial Officer of Parent setting forth, in reasonable detail, the calculation of the Incremental Amount as of such date and confirming the satisfaction of the conditions in clause (A) above, (C) the Administrative Agent shall have received, to the extent reasonably requested by the Administrative Agent, documents consistent with those delivered pursuant to Sections 4.01(b) and 4.01(f) to the Existing Credit Agreement (as defined in this Agreement immediately prior to giving effect to the Third Amendment) as to the corporate power and authority of the applicable Borrowers to borrow hereunder after giving effect to such increase and related matters and (D) the Borrowers, each Incremental Revolving Lender and the Administrative Agent shall have executed and delivered an Incremental Facility Agreement to evidence the Revolving Commitment of such Incremental Revolving Lender under the applicable Tranche and/or its status as a Lender hereunder (which Incremental Facility Agreement shall in any event contain a representation by each such Incremental Revolving Lender that the requirements set forth in subclauses (x) and (y) of paragraph (d)(i)(C) above have been satisfied with respect to it).

SECTION 2.10.Repayment  of  Loans; Evidence of Debt.   (a)   Each Borrower

hereby unconditionally promises to pay (i) to the Applicable Agent for the account of each Revolving Lender the then unpaid principal amount of (A) each Tranche 1 Revolving Loan of such Lender outstanding to such Borrower on the Tranche 1 Revolving Maturity Date and (B) each Tranche 2 Revolving Loan of such Lender outstanding to such Borrower on the Tranche 2  Revolving  Maturity  Date,  (ii) to the Administrative Agent for the account of each Incremental Term Lender the then unpaid principal amount of each Incremental Term Loan of such Incremental Term Lender as provided in the applicable Incremental Facility Agreement and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan outstanding to such Borrower on the earlier of the Tranche 1 Revolving Maturity Date and the fifth Business Day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing denominated in US Dollars is made, each Borrower shall repay all Swingline Loans then outstanding to such Borrower, if any, and may use all or a portion of the proceeds of such Revolving Borrowing to fund such repayment. The Borrowers will repay the principal amount of each Loan and the accrued interest thereon in the currency in which such Loan is denominated.

(b)	Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)	The Agents shall maintain accounts in which they shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agents hereunder for the account of the Lenders and each Lender’s share thereof.

(d)	The entries made in the accounts maintained pursuant to paragraph (b) or

(c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded

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therein; provided that the failure of any Lender or any Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the applicable Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)	Any Lender may request that Loans of any Class made by it ~~(including the~~

~~interests and obligations of such Lender after giving effect to the CAM Exchange)~~ be evidenced by a promissory note. In such event, each applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to such payee and its registered assigns.

SECTION 2.11.Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without any premium or penalty (but subject to Section 2.16) subject to prior notice in accordance with paragraph (c) of this Section.

(b)	In the event and on each occasion that the sum of the Revolving Credit

Exposures under any Tranche exceeds the sum of the Revolving Commitments under such Tranche, the Borrowers shall not later than the next Business Day prepay Revolving Borrowings under the applicable Tranche in an aggregate amount equal to such excess, and in the event that after such prepayment of Revolving Borrowings any such excess shall remain, the Borrowers shall deposit with the Administrative Agent cash in US Dollars in an amount equal to such excess as collateral to be held by the Administrative Agent in accordance with Section 2.06(j); provided that if such excess results from a change in currency exchange rates, such prepayment and deposit shall be required to be made not later than the fifth Business Day after the day on which the Administrative Agent shall have given Parent notice of such excess. Prepayments made under this paragraph shall be without any premium or penalty (but shall be subject to Section 2.16).

(c)	The applicable Borrower, or Parent on its behalf, shall notify the

Applicable Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) of any prepayment under this Section (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, four Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment; provided that in the case of any prepayment required to be made within one Business Day under paragraph (b) of this Section the applicable Borrower will give such notice as soon as practicable. Each such notice shall be made by Electronic Communication to the Applicable Agent of a written notice signed by the applicable Borrower, or Parent on its behalf. Each such written notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of optional prepayment delivered by or on behalf of any Borrower may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the applicable Borrower, or Parent on its behalf (by notice to the Applicable Agent prior to the required time of the specified prepayment) if such condition is not satisfied. Promptly following receipt of any such notice relating to any Borrowing (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing

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of the same Class, Type and in the same currency as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

SECTION 2.12.Fees. (a) The Borrowers agree to pay to the Administrative

Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the daily unused amount of the Revolving Commitments of such Lender during the period from and including the Second Amendment Effective Date to but excluding the date on which the last of such Revolving Commitments terminates. Commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day (or, if such day is not a Business Day, the next succeeding Business Day) following such last day and on the date on which the Revolving Commitments of any Class terminate, commencing on the first such date to occur after the Second Amendment Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender under any Tranche shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender under such Tranche (and the Swingline Exposure of such Lender shall be disregarded for such purpose prior to the acquisition by such Lender of a participation therein pursuant to Section 2.05(c)).

(b)	The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the Second Amendment Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitments terminate and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrowers and such Issuing Bank on the daily LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the Second Amendment Effective Date to but excluding the later of the date the LC Commitment of such Issuing Bank is reduced to zero and the date on which there ceases to be any LC Exposure attributable to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day (or, if such day is not a Business Day, the next succeeding Business Day) following such last day, commencing on the first such date to occur after the Second Amendment Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)	The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers (or any of them) and the Administrative Agent.

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(d)	All fees payable hereunder shall be paid on the dates due, in immediately available funds in US Dollars, to the Administrative Agent (or to the Issuing Banks, in the case of fees payable to them) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.13.Interest. (a) The Loans comprising each ABR Borrowing

(including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)	The Loans comprising each Eurocurrency Borrowing shall bear interest (i)

in the case of any such Borrowing denominated in US Dollars, at the Adjusted LIBO Rate and

(ii)in the case of any such Borrowing denominated in Sterling, at the LIBO Rate and (iii) in the case of any such Borrowing denominated in Euro, at the EURIBO Rate, in each case for the Interest Period in effect for such Borrowing, plus, in each case, the Applicable Rate.

(c)	Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, (ii) in the case of any overdue interest on any Loan denominated in Sterling or Euro, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (iii) in the case of any overdue interest on any Loan denominated in US Dollars or any other overdue amount, 2% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

(d)	Accrued interest on each Loan shall be payable in arrears on each Interest

Payment Date for such Loan and, in the case of Revolving Loans of any Class, upon termination of the Revolving Commitments of such Class; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period applicable thereto), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest shall be payable in the currency in which the applicable Loan is denominated.

(e)	All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and (ii) interest on Eurocurrency Loans denominated in Sterling shall be computed on the basis of a year of 365 days (or, in the case of clause (i) above, 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate  Base Rate, Adjusted LIBO Rate, LIBO Rate or EURIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent demonstrable error.

SECTION 2.14.Alternate Rate of Interest. Except for purposes of Tranche 2:

(a) Subject to clause (b) of this Section 2.14, if prior to the commencement of any Interest Period for a Eurocurrency Borrowing of any Class:

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(i)	the Administrative Agent determines (which determination shall be conclusive absent demonstrable error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the LIBO Rate or the EURIBO Rate (including because the applicable Screen Rate is not available or published on a current basis) for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii)	the Administrative Agent is advised by a Majority in Interest of the

Lenders of such Class that the Adjusted LIBO Rate, the LIBO Rate or the EURIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to Parent and the Lenders of such Class by Electronic Communication as promptly as practicable thereafter and, until the Administrative Agent notifies Parent and the Lenders of such Class that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing of such Class to, or continuation of any Borrowing of  such Class as, a Eurocurrency Borrowing shall be ineffective, and, unless repaid, such Borrowing shall, if denominated in US Dollars, be continued as or converted to an ABR Borrowing or, if denominated in an Alternative Currency, bear interest at such rate as the Administrative Agent shall determine (which determination shall be conclusive absent demonstrable error) adequately and fairly reflects the cost to the affected Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period plus the Applicable Rate (or, if the Administrative Agent determines that it is unable to make such a determination, shall be repaid on the last day of the current Interest Period applicable thereto), and (B) if any Borrowing Request requests a Eurocurrency Revolving Borrowing, such Borrowing shall, if denominated in US Dollars, be made as an ABR Borrowing or, if denominated in an Alternative Currency, be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b)	(i)Notwithstanding anything to the contrary herein or in any other

Loan Document, if a Benchmark Transition Event or an Early Opt-In Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (a) or (b) of the definition of the term “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under the other Loan Documents in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (c) of the definition of the term “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under the other Loan Documents in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other

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Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Required Lenders.

(ii)	Notwithstanding anything to the contrary herein or in any other Loan

Document and subject to the proviso below in this clause (ii), solely with respect to Loans denominated in US Dollars, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under the other Loan Documents in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (ii) shall not be effective unless the Administrative Agent has delivered to the Lenders and Parent a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

(iii)	In connection with the implementation of a Benchmark Replacement,

the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iv)	The Administrative Agent will promptly notify Parent and the

Lenders of (A) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-In Election, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.14(b)(v) and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(v)	Notwithstanding anything to the contrary herein or in any other Loan

Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBO Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer

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representative, then the Administrative Agent may modify the definition of the term “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of the term “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(vi)	Upon Parent’s receipt of notice of the commencement of a Benchmark

Unavailability Period, the applicable Borrower may revoke any request for a Eurocurrency Borrowing of, conversion to or continuation of Eurocurrency Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (A) the applicable Borrower will be deemed to have converted any such request for a Eurocurrency Borrowing denominated in US Dollars into a request for a Borrowing of or conversion to ABR Loans and (B) any such request for a Eurocurrency Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a  tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate. Furthermore, if any Eurocurrency Loan in any Agreed Currency is outstanding on the date of Parent’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Eurocurrency Loan, then (1) if such Eurocurrency Loan is denominated in US Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in US Dollars on such day and (2) if such Eurocurrency Loan is denominated in any Alternative Currency, then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), at Parent’s election prior to such day, (i) be prepaid by the applicable Borrower on such day or (ii) be converted by the Administrative Agent to, and (subject to the remainder of this clause (ii)) shall constitute, an ABR Loan denominated in US Dollars (in an amount equal to the US Dollar Equivalent  of such Alternative Currency) on such day (it being understood and agreed that if the applicable Borrower does not so prepay such Loan on such day by 12:00 noon, Local Time, the Administrative Agent is authorized to effect such conversion of such Eurocurrency Loan into an ABR Loan denominated in US Dollars), and, in the case of such clause (ii), upon any subsequent implementation of a Benchmark Replacement in respect of such Alternative Currency pursuant to this Section 2.14, such ABR Loan denominated in US Dollars shall then be converted by the Administrative Agent to, and shall constitute, a Eurocurrency Loan denominated in such original Alternative Currency (in an amount equal to the Alternative Currency Equivalent of such Alternative Currency) on the day of such implementation, giving effect to such Benchmark Replacement in respect of such Alternative Currency.

Notwithstanding anything to the contrary in this Agreement or in any other Loan

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Document, solely for purposes of determining whether the Required Lenders have taken any action contemplated by this Section 2.14 or the definition of the term “Benchmark Replacement Date” or “Early Opt-In Election”, if the aggregate amount of Tranche 2 Revolving Commitments exceeds zero at the time of such determination, any Tranche 2 Revolving Exposure and/or unused Tranche 2 Revolving Commitments shall be disregarded in making such determination.

SECTION 2.14A. Alternate Rate of Interest. Solely for purposes of Tranche 2: (a) If prior to the commencement of any Interest Period for a Eurocurrency Borrowing of any Class:

(i)	the Administrative Agent determines (which determination shall be conclusive absent demonstrable error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the LIBO Rate or the EURIBO Rate for such Interest Period; or

(ii)	the Administrative Agent is advised by a Majority in Interest of the

Lenders of such Class that the Adjusted LIBO Rate, the LIBO Rate or the EURIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to Parent and the Lenders of such Class by Electronic Communication as promptly as practicable thereafter and, until the Administrative Agent notifies Parent and the Lenders of such Class that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing of such Class to, or continuation of any Borrowing of such Class as, a Eurocurrency Borrowing shall be ineffective, and, unless repaid, such Borrowing shall, if denominated in US Dollars, be continued as or converted to an ABR Borrowing or, if denominated in an Alternative Currency, bear interest at such rate as the Administrative Agent shall determine (which determination shall be conclusive absent demonstrable error) adequately and fairly reflects the cost to the affected Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period plus the Applicable Rate (or, if the Administrative Agent determines that it is unable to make such a determination, shall be repaid on the last day of the current Interest Period applicable thereto), and (B) if any Borrowing Request requests a Eurocurrency Revolving Borrowing, such Borrowing shall, if denominated in US Dollars, be made as an ABR Borrowing or, if denominated in an Alternative Currency, be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b)If at any time the Administrative Agent determines (which determination shall be conclusive absent demonstrable error and shall be evidenced by written notice to Parent), or Parent notifies the Administrative Agent that it has determined, that (i) the circumstances set forth in paragraph (a)(i) of this Section have arisen with respect to Loans of any Type and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in paragraph (a)(i) of this Section have not arisen but either (w) the supervisor for the administrator of the applicable Screen Rate has made a public statement that the administrator of such Screen Rate is insolvent (and there is no successor administrator that will continue publication of such Screen Rate), (x) the administrator of the applicable Screen Rate has made a public statement identifying a specific date after which such Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of such Screen Rate), (y) the supervisor for the administrator of the applicable

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Screen Rate has made a public statement identifying a specific date after which such Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the applicable Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the applicable Screen Rate may no longer be used for determining interest rates for loans, then, reasonably promptly following receipt of such notice by Parent or the Administrative Agent, as applicable, the Administrative Agent and Parent shall, at the option of Parent (in its sole discretion), (A) endeavor to establish an alternate rate of interest to the LIBO Rate or the EURIBO Rate, as applicable, that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States denominated in the applicable currency at such time and (B) enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (it being understood that such amendment shall not reduce the Applicable Rate). Notwithstanding anything else herein, any definition of such alternate rate of interest shall provide that in no event shall such alternate rate of interest be less than 1.00% for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date a copy of such amendment is provided to the Lenders, a written notice from a Majority in Interest of the ~~Required~~ Lenders of the affected Class stating that such ~~Required~~ Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this paragraph (but, in the case of the circumstances described in clause (ii) above, only to the extent the applicable Screen Rate for such Interest Period is not available or published at such time on a current basis), clauses (A) and (B) of paragraph (a) of this Section shall be applicable.

SECTION 2.15.Increased Costs. (a) If any Change in Law shall:

(i)	impose, modify or deem applicable any reserve, special deposit,

compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii)	impose on any Lender or any Issuing Bank or the London interbank market or European interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)	subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B)

Excluded Taxes and (C) Other Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any Loan), to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or other Recipient hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such

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additional costs or expenses incurred or reduction suffered.

(b)	If any Lender or any Issuing Bank determines that any Change in Law affecting such Lender or such Issuing Bank or any lending office of such Lender or such Lender’s or such Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)	If the cost (including Taxes other than (i) Indemnified Taxes, (ii) Excluded

Taxes and (iii) Other Taxes) to any Lender of making, converting to, continuing or maintaining any Loan to (or of maintaining its obligation to make any Loan), or the cost to any Lender or any Issuing Bank of participating in, issuing or maintaining any Letter of Credit issued for the account of any Borrowing Subsidiary (or of maintaining its obligation to participate in or issue any such Letter of Credit) is increased (or the amount of any sum received or receivable by any Lender or any Issuing Bank (or its applicable lending office) is reduced) by reason of the fact that such Borrowing Subsidiary is incorporated in, has its principal place of business in, or borrows from, a jurisdiction outside the United States of America, such Borrowing Subsidiary shall indemnify such Lender or such Issuing Bank from time to time for such increased cost incurred or reduction suffered.

(d)	Without duplication of any reserve requirement reflected in the Adjusted

LIBO Rate, Parent shall pay to each Lender (i) so long as such Lender shall be required by a central banking or financial regulatory authority with regulatory authority over such Lender to maintain reserves with respect to liabilities or assets consisting of or including funds or deposits obtained in the London or the European interbank market, additional interest on the unpaid principal amount of each Eurocurrency Loan equal to the actual costs of such reserves allocable to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error), and (ii) so long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided that Parent shall have received the certificate referred to in paragraph (e) of this Section with respect to such additional interest or costs from such Lender at least 10 Business Days prior to such date (and, in the event such certificate shall have been delivered after such time, then such additional interest or costs shall be due and payable as set forth in paragraph (e)  of this Section).

(e)	A certificate of a Lender or an Issuing Bank setting forth the amount or

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amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a), (b), (c) or (d) of this Section setting forth in reasonable detail the manner in which such amount or amounts have been determined, delivered to Parent shall be conclusive absent demonstrable error. The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(f)	Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased or other costs or expenses incurred or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies Parent of the Change in Law or other circumstance giving rise to such increased or other costs or expenses or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law or other circumstance giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(g)	If a Lender or an Issuing Bank determines, in its sole discretion, that it has received a refund of any amount as to which it has been indemnified by any Borrower pursuant to this Section, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made by such Borrower under this Section with respect to the events giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Lender or such Issuing Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that each Borrower, upon the request of such Lender or such Issuing Bank, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority. This Section shall not be construed to require any Lender or any Issuing Bank to make available its accounting records (or any other information which it deems confidential) to any Borrower or any other Person.

SECTION 2.16.Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked hereunder and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.19 ~~or the CAM Exchange~~, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate, the LIBO Rate or the EURIBO Rate, as the case may be, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan) over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and

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period from other banks in the Relevant Interbank Market. The Borrowers shall also compensate each Lender for the loss, cost and expense attributable to any failure by a Borrower to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing denominated in an Alternative Currency. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section delivered to Parent shall be conclusive absent demonstrable error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 20 days after receipt thereof.

SECTION 2.17.Taxes. (a) Any and all payments by or on account of any obligation of the Borrowers or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payments by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax (other than Excluded Taxes), then the sum payable by the Borrowers and the other Loan Parties shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17(a)) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)	In addition, the Borrowers and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of any Agent timely reimburse it for the payment of, any Other Taxes.

(c)	The Borrowers and the other Loan Parties shall indemnify each Recipient within 20 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by such Recipient, on or with respect to any payment by or on account of any obligation of any Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Parent by a Lender or an Issuing Bank, or by any Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent demonstrable error.

(d)	Each Lender severally agrees to indemnify each Agent, within 20 days after written demand therefor, for the full amount of any Taxes (but, in the case of Indemnified Taxes or Other Taxes, only to the extent that the Borrowers and the other Loan Parties have not already indemnified such Agent for such Indemnified Taxes or Other Taxes, and without limiting the obligation of the Borrowers and the other Loan Parties to do so) attributable to such Lender that are paid or payable by such Agent in connection with any Loan Document and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (other than any amounts for which such Agent has been reimbursed by the Borrowers or the other Loan Parties), whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. In addition, each Lender shall severally indemnify the applicable Borrower for any Taxes paid or payable by such Borrower (and not deducted or withheld from any payment otherwise due hereunder to such Lender) as a result of the failure

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of such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the applicable Borrower pursuant to Section 2.17(f) or 2.17(g). A certificate as to the amount of such payment or liability delivered to the applicable Lender by an Agent or the applicable Borrower shall be conclusive absent demonstrable error. Nothing herein shall prevent any Lender from contesting the applicability of any Taxes that it believes to have been incorrectly or illegally imposed or asserted by any Governmental Authority; provided that no such contest shall suspend the obligation of any Lender to pay amounts due to the Agents or the applicable Borrower as provided in the first and second sentences of this paragraph.

(e)	As soon as practicable after any payment of Taxes by any Borrower or any other Loan Party to a Governmental Authority pursuant to this Section 2.17, such Borrower or any other Loan Party shall deliver to the Applicable Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Applicable Agent.

(f)	(i)Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which an applicable Borrower or any other applicable Loan Party is located, or under any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower or such other Loan Party and the Applicable Agent, at the time or times prescribed by applicable law or reasonably requested by such Borrower, such other Loan Party or the Applicable Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower, such other Loan Party or the Applicable Agent as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if reasonably requested by an applicable Borrower, any other applicable Loan Party or any Agent, shall deliver such other documentation prescribed by law or reasonably requested by such Borrower, such other Loan Party or such Agent as will enable such Borrower, such other Loan Party or such Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) by such Borrower, such other Loan Party or such Agent or any information reporting requirements by such Borrower, such other Loan Party or such Agent. In the case of an applicable Borrower or any other applicable Loan Party that, in each case, is a US Person or resident in the United Kingdom for United Kingdom tax purposes, (A) upon the reasonable request of such Borrower or such other Loan Party, or of any Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(f) and (B) if any form or certification previously delivered pursuant to this Section 2.17(f) expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify such Borrower or such other Loan Party and such Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so. Notwithstanding the foregoing, in the case of an applicable Borrower or any other applicable Loan Party that, in each case, is not a US Person or resident in the United Kingdom for United Kingdom tax purposes, the applicable Lender will not be subject to the requirements of this paragraph (f)(i) unless it has received written notice from such Borrower or such other Loan Party advising it of the availability of an exemption or reduction of withholding Tax under the laws of the jurisdiction in which such Borrower or such other Loan Party is located and containing all applicable documentation (together, if requested by such Lender, with a certified English translation thereof) required to be completed by such Lender in order to receive any such exemption or reduction, and such Lender is reasonably satisfied that it is legally able to provide such documentation to such Borrower or such other Loan Party. Notwithstanding anything to the contrary in the first two sentences of this paragraph (f)(i), the

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completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A)-(E) and 2.17(f)(iii)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)	In furtherance of, and subject to the limitation set forth in, paragraph (f)(i)

above, if an applicable Borrower or other applicable Loan Party is a US Person, any Lender (or if such Lender is disregarded as an entity separate from its owner for US Federal income Tax purposes, its sole owner) with respect to such Borrower or other Loan Party shall, if it is legally eligible to do so, deliver to such Borrower (or such other Loan Party) and the Administrative Agent (in such number of copies reasonably requested by such Borrower (or such other Loan Party) and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of such Borrower (or such other Loan Party) or the Administrative Agent), duly completed and executed copies of whichever of the following is applicable:

(A)	IRS Form W-9 certifying exemption from US Federal backup

withholding Tax;

(B)	(1) with respect to payments of interest under any Loan Document,

IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, US Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, US Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C)	IRS Form W-8ECI;

(D)	both (1) IRS Form W-8BEN or W-8BEN-E and (2) a certificate

substantially in the form of Exhibit H-1, H-2, H-3 or H-4 (as applicable) to the effect that such Lender (or if such Lender is disregarded as an entity separate from its owner for US Federal income Tax purposes, its sole owner) is not (w) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (x) a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code (y) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (z) conducting a trade or business in the United States of America with which the relevant interest payments are effectively connected;

(E)	(1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each beneficial owner or partner if such beneficial owner or partner were a Lender; provided that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a certificate described in Section 2.17(f)(ii)(D) on behalf of such partners; or

(F)any other form prescribed by law as a basis for claiming exemption

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from, or a reduction of, US Federal withholding Tax together with such supplementary documentation necessary to enable such Borrower (or such other Loan Party) or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii)	If a payment made to a Lender under any Loan Document would be subject to US Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to an applicable Borrower or an applicable other Loan Party and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or such other Loan Party or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or such other Loan Party or the Administrative Agent as may be necessary for such Borrower or such other Loan Party or the Applicable Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)	(i) Subject to paragraph (g)(ii) below, each Lender and each UK Loan

Party that makes a payment to such Lender shall cooperate in completing any procedural formalities necessary for such UK Loan Party to obtain authorization to make such payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom.

(ii)	(A) In the event any UK Loan Party shall become a party hereto, a

Lender that is a party hereto as of the date such UK Loan Party becomes a party hereto and that (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence to such UK Loan Party and the London Agent promptly thereafter; and

(B)	in the event any UK Loan Party shall become a party hereto, a

Lender that becomes a Lender hereunder after the date such UK Loan Party becomes a party hereto and that (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence to such UK Loan Party and the London Agent promptly thereafter; and

(C)	upon satisfying the requirements of either clause (A) or (B) above,

such Lender shall have satisfied its obligation under paragraph (g)(i) above.

(iii)	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(ii) above, the UK Loan Parties shall make a Borrower DTTP filing with respect to such Lender, and shall promptly provide such Lender with a copy of such filing; provided that if:

(A)	any UK Loan Party making a payment to such Lender has not made

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a Borrower DTTP Filing in respect of such Lender; or

(B)	Any UK Loan Party making a payment to such Lender has made a

Borrower DTTP Filing in respect of such Lender but:

(1)	such Borrower DTTP Filing has been rejected by HMRC;

or

(2)	HMRC has not given such UK Loan Party authority to

make payments to such Lender without a deduction for tax within 60 days of the date of such Borrower DTTP Filing;

and in each case, such UK Loan Party has notified that Lender in writing of the occurrence of any event specified in clause (1) or (2) above, then such Lender and such UK Loan Party shall cooperate in completing any additional procedural formalities necessary for such UK Loan Party to obtain authorization to make that payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom.

(iv)	If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (g)(ii) above, no UK Loan Party shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

(v)	Each UK Loan Party shall, promptly on making a Borrower DTTP

Filing, deliver a copy of such Borrower DTTP Filing to the London Agent for delivery to the relevant Lender.

(vi)	Each Lender shall notify Parent and the London Agent if it

determines in its sole discretion that it is ceases to be entitled to claim the benefits of an income tax treaty to which the United Kingdom is a party with respect to payments made by any UK Loan Party hereunder.

(h)	If any Recipient determines, in its sole discretion exercised in good faith,

that it has received a refund or credit of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund or credit to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section

2.17 with respect to the Taxes giving rise to such refund or credit), net of all reasonable out-of-pocket expenses (including Taxes) of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such  Loan  Party,  upon  the  request  of  such Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party

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would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to any Loan Party or any other Person.

(i)	Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement and the other Loan Documents.

(j)	Issuing Banks. For purposes of Sections 2.17(d), 2.17(f) and 2.17(g), the term “Lender” shall be deemed to include each Issuing Bank.

SECTION 2.18.Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) The Borrowers shall make each payment required to be made by them hereunder or under  any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, Local Time), on the date when due, in immediately available funds, without any rights to set-off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Applicable Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Applicable Agent to the applicable account specified by it from time to time to Parent for such purpose, except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein shall be so made and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Applicable Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Except as otherwise provided herein, (i) all payments of principal, interest or reimbursement obligations in respect of any Loan or Letter of Credit shall be made in the currency of such Loan or Letter of Credit and (ii) all other payments under each Loan Document (including all fees) shall be made in US Dollars. Any payment required to be made by any Agent hereunder shall be deemed to have been made by the time required if such Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by such Agent to make such payment.

(b)	If at any time insufficient funds are received by and available to the

Applicable Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

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(c)	If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or Participant, other than to Parent or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). It is acknowledged and agreed that the foregoing provisions of this paragraph reflect an agreement entered into solely among the Lenders (and not any Loan Party) and no consent of any Loan Party shall be required with respect to any action taken by the Lenders pursuant to such provisions. Each Borrower agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower, as the case may be, in the amount of such participation.

(d)	Unless the Applicable Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Applicable Agent for the account of the Lenders or an Issuing Bank hereunder that such Borrower will not make such payment, the Applicable Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Applicable Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Agent, at (i) if such amount is denominated in US Dollars, the greater of the NYFRB and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation, and (ii) if such amount is denominated in an Alternative Currency, the greater of the Foreign Currency Overnight Rate and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation.

(e)	If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of any Agent, any Issuing Bank or the Swingline Lender, then each Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by such Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to this Agreement (including pursuant to Sections 2.05(c), 2.06(d), 2.06(e), 2.07(b),

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2.17(d), 2.18(d) and 9.03(~~c~~d)), in each case in such order as shall be determined by such Agent in its discretion.

(f)	In the event that any financial statements delivered under Section 5.01(a)

or 5.01(b), or any certificate delivered under Section 5.01(c), shall prove to have been materially inaccurate, and such inaccuracy shall have resulted in the payment of any interest or fees at rates lower than those that were in fact applicable for any period (based on the actual Leverage Ratio), then, if such inaccuracy is discovered prior to the termination of the Commitments and the repayment in full of the principal of all Loans and the reduction of the LC Exposure to zero, the Borrowers shall pay to the Administrative Agent, for distribution to each Lender, the accrued interest or fees that should have been paid to such Lender but were not paid as a result of such misstatement.

SECTION 2.19.Mitigation Obligations; Replacement of Lenders. (a) If any

Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b)If   (i)  any  Lender  requests  compensation  under  Section  2.15,  (ii)  any

Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender becomes a Defaulting Lender or (iv) any Lender has failed to consent to a proposed waiver, amendment or other modification that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of an affected Class) and with respect to which the Required Lenders (or, in circumstances where Section 9.02 requires the consent of all of the Lenders of an affected Class, a Majority in Interest of the Lenders of the affected Class) shall have granted their consent, then Parent may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than any right to payment pursuant to Section 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a failure to provide a consent as a Lender of an affected Class, all its interests, rights (other than any right, to payment pursuant to Section 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents as a Lender of such affected Class) to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment); provided that (A) Parent shall have received the prior written consent of the Administrative Agent (and, in the case of any assignment that would require consent of any Issuing Bank or the Swingline Lender under Section 9.04, the consent of such Issuing Bank or the Swingline Lender, as the case may be), which consent shall not unreasonably be withheld, delayed or conditioned, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and, if applicable, participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class), from the assignee (to the extent of such outstanding principal and

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accrued interest and fees) or a Borrower (in the case of all other amounts), (C) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, (D) in the case of any such assignment resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and any contemporaneous assignments and consents, the applicable waiver, amendment or other modification can be effected and (E) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Parent to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by Parent, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

SECTION 2.20.Defaulting Lenders. (a) Notwithstanding any provision of this

Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as any such Revolving Lender is a Defaulting Lender:

(i)	no commitment fee shall accrue on the unused amount of any Revolving

Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(ii)	the Revolving Commitments and Revolving Credit Exposures of each

Defaulting Lender shall be disregarded in determining whether the Required Lenders or any other requisite Lenders have taken any action hereunder or under any other Loan Document (including any consent to any waiver, amendment or other modification pursuant to Section 9.02); provided, however, that any waiver, amendment or other modification that, disregarding the effect of this clause (ii), requires the consent of all Lenders or of all Lenders affected thereby shall, except as otherwise provided in Section 9.02, continue to require the consent of such Defaulting Lender in accordance with the terms hereof;

(iii)	if any Swingline Exposure or any LC Exposure exists at the time such

Revolving Lender becomes a Defaulting Lender, then:

(A)	the Swingline Exposure and LC Exposure of such Defaulting

Lender (other than (1) any portion of such Swingline Exposure (x) referred to in clause (b) of the definition of such term or (y) with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.05(c) and (2) any portion of such LC Exposure attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.06(d) and 2.06(e)) shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Combined Tranche Percentages, but only to the extent that, after giving effect to such reallocation, the sum of all Non-Defaulting Lenders’ ~~US~~ Tranche 1 Revolving Exposures would not exceed the Aggregate ~~US~~ Tranche 1 Revolving Commitment and the sum of all Non-Defaulting Lenders’ ~~European~~ Tranche 2 Revolving Exposures would not exceed the Aggregate ~~European~~ Tranche 2 Revolving Commitment;

(B)	if the reallocation described in clause (A) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice

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by the Administrative Agent (1) first, prepay the portion of such Defaulting Lender’s Swingline Exposure (other than any portion thereof referred to in the parenthetical in such clause (A)) that has not been reallocated and (B) second, cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure (other than any portion thereof referred to in the parenthetical in such clause (A)) that has not been reallocated in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(C)	if the Borrowers cash collateralize any portion of such Defaulting

Lender’s LC Exposure pursuant to clause (B) above, the Borrowers shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;

(D)	if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (A) above, then the fees payable to the Revolving Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted to give effect to such reallocation; and

(E)if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (A) or (B) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(iv)	so long as such Revolving Lender is a Defaulting Lender, the Swingline

Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or extend any Letter of Credit, unless, in each case, it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Swingline Exposure (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) or LC Exposure, as applicable, will be fully covered by the Revolving Commitments of the Non-Defaulting Lenders and/or cash collateral provided by the Borrowers in accordance with this Section, and participating interests in any such funded Swingline Loan or in any such issued, amended or extended Letter of Credit will be allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.20(a)(iii)(A) (and such Defaulting Lender shall not participate therein).

(b)	In the event the Administrative Agent, the Swingline Lender, each Issuing

Bank and Parent shall have agreed that a Revolving Lender that is a Defaulting Lender has adequately remedied all matters that caused such Lender to become a Defaulting Lender, then (i) the obligations of the Revolving Lenders to purchase participations in Swingline Loans under Section 2.05(c) and the participations of the Lenders in Letters of Credit under Section 2.06(d) shall be readjusted to be determined on the basis of the Lenders’ Combined Tranche Percentages and (ii) such Lender shall purchase at par such of the Revolving Loans under the applicable Tranche of the other Revolving Lenders under such Tranche as the Administrative Agent shall determine to be necessary in order for the

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Revolving Loans to be held by the Revolving Lenders in accordance with their applicable Tranche Percentages, whereupon such Lender shall cease to be a Defaulting Lender (but shall not be entitled to receive any fees that ceased to accrue during the period when it was a Defaulting Lender and all amendments, waivers or other modifications effected without its consent in accordance with the provisions of Section 9.02 and this Section

2.20 during such period shall be binding on it).

(c)	No Commitment of any Revolving Lender shall be increased or otherwise affected and, except as otherwise expressly provided in this Section, performance by the Borrowers of their obligations hereunder and under the other Loan Documents shall not be excused or otherwise modified, as a result of the operation of this Section. The rights and remedies against a Defaulting Lender under this Section are in addition to other rights and remedies that the Borrowers, the Agents, the Swingline Lender, any Issuing Bank or any Non-Defaulting Lender may have against such Defaulting Lender (and, for the avoidance of doubt, each Non-Defaulting Lender shall have a claim against any Defaulting Lender for any losses it may suffer as a result of the operation of this Section).

SECTION 2.21.Incremental Term Loans. (a) Parent may, by written notice to the Administrative Agent, request the establishment of Incremental Term Commitments, provided that the aggregate amount of Incremental Term Commitments established on any date shall not exceed the Incremental Amount on such date. Each such notice shall set forth (i) the amount of the requested Incremental Term Commitments (which, subject to the foregoing proviso, shall be at least US$50,000,000 unless otherwise agreed by the Administrative Agent) and (ii) the date on which such Incremental Term Commitments are requested to be effective (which shall be a Business Day not less than 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) or more than 30 days after the date of such notice). Any Lender approached to provide any Incremental Term Commitment may elect or decline, in its sole discretion, to provide such Incremental Term Commitment, and any Person that Parent proposes to become an Incremental Term Lender, if such Person is not then a Lender, must be an Eligible Assignee and must be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed); provided that no Person may provide any Incremental Term Commitment to the extent that, on the date of effectiveness thereof or the making of any Incremental Term Loans thereunder, such Person and its Affiliates, taken in the aggregate, would hold more than 25% of the sum of the total outstanding Revolving Credit Exposure, total unused Revolving Commitments, aggregate outstanding principal amount of Incremental Term Loans and total unused Incremental Term Commitments, in each case, determined on such date immediately after giving effect to the effectiveness of such Incremental Term Commitments (and, if applicable, any Commitment Increase or Commitment Decrease made on such date).

(b)The terms and conditions of any Incremental Term Commitments and the

Incremental Term Loans to be made thereunder shall be as set forth in the applicable Incremental Facility Agreement; provided that (i) no Incremental Term Maturity Date shall be earlier than the Tranche 1 Revolving Maturity Date in effect on the date of incurrence of such Incremental Term Loans, (ii) the scheduled amortization installments with respect thereto may not be more frequent than quarterly and the aggregate annual amount of scheduled amortization with respect to any Incremental Term Loans may not exceed 10% of the original principal amount of such Incremental Term Loans (it being understood that, subject to this clause (ii), the amortization schedule applicable to (and the effect thereon of any prepayments of) any Incremental Term Loans shall be determined by Parent and the applicable Incremental Term Lenders), (iii) covenants and events of default applicable to any Incremental Term Commitments or Incremental Term Loan shall be identical to those applicable to the Revolving

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Commitments and the Revolving Loans, other than any such covenants and events of default applicable after the Tranche 1 Revolving Maturity Date in effect on the date of incurrence of such Incremental Term Loans, and (iv) except for the terms referred to above and subject to paragraph (c) of this Section, to the extent the terms of any Incremental Term Loans (other than interest rates (whether fixed or floating), interest margins, benchmark rate floors, upfront fees, original issue discounts and prepayment terms (including “no call” terms and other restrictions thereon) and premiums) are not consistent with those of the Revolving Loans, such differences shall be acceptable to the Administrative  Agent  (such  acceptance  not  to  be  unreasonably  withheld  or  delayed).   Any Incremental Term Commitments established pursuant to an Incremental Facility Agreement that have identical terms and conditions, and any Incremental Term Loans made thereunder, shall be designated as a separate series (each a “Series”) of Incremental Term Commitments and Incremental Term Loans for all purposes of this Agreement.

(c)The Incremental Term Commitments of any Series shall be effected pursuant to an Incremental Facility Agreement executed and delivered by Parent, each Incremental Term Lender providing such Incremental Term Commitments and the Administrative Agent (which Incremental Facility Agreement shall in any event to contain a representation by each such Incremental Term Lender that the requirements set forth in the proviso of the last sentence of paragraph (a) above have been satisfied with respect to it); provided that no Incremental Term Commitments shall become effective unless (i) on the date of the effectiveness thereof, the conditions set forth in Sections 4.02(a) and 4.02(b) shall be satisfied (without giving effect to the parenthetical in Section 4.02(a), but, in each case, deeming all references therein to the date, time or effect of a Borrowing (or an issuance, amendment or extension of a Letter of Credit) to refer to the date, time and effect of effectiveness of such Incremental Term Commitments and the making of Incremental Term Loans thereunder and giving effect thereto and the use of proceeds thereof on a pro forma basis), provided that, in the case of Incremental Term Commitments established for the primary purpose of financing, in whole or in part, any Limited Conditionality Acquisition (such Incremental Term Commitments, and Incremental Term Loans thereunder, being collectively referred to as “Limited Conditionality Acquisition Incremental Term Loans”), the condition set forth in this clause (i) may be waived or modified in a manner determined by Parent and the Incremental Term Lenders providing such Incremental Term Commitments, as set forth in the applicable Incremental Facility Agreement, provided further that, in any event, (A) on the date the applicable Limited Conditionality Acquisition Agreement becomes effective, no Default shall have occurred and be continuing or would have resulted therefrom, (B) on the date of effectiveness of such Incremental Term Commitments or the making of Incremental Term Loans thereunder, no Event of Default under Section 7.01(a), 7.01(b) 7.01(h) or 7.01(i) shall have occurred and be continuing or would result therefrom after giving effect thereto and the use of proceeds thereof on a pro forma basis and (C) on the date of effectiveness of such Incremental Term Commitments or the making of Incremental Term Loans thereunder, customary “SunGard” representations and warranties (with such representations and warranties to be reasonably determined by the applicable Incremental Term Lenders and the Administrative Agent) shall be true and correct in all material respects (in all respects if qualified by materiality) immediately prior to, and immediately after giving effect to, the effectiveness of such Incremental Term Commitments, the making of the Incremental Term Loans thereunder and the use of proceeds thereof, (ii) the Administrative Agent shall have received a certificate dated as of such date and executed by a Financial Officer of Parent setting forth, in reasonable detail, the calculation of the Incremental Amount as of such date and confirming the satisfaction of the condition in clause (A) above and (iii) the Administrative Agent shall have received documents consistent with those delivered pursuant to Sections 4.01(b) and 4.01(f) to the Existing Credit Agreement (as defined in this Agreement immediately prior to giving effect to the Third Amendment) in connection therewith. Each

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Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to  this  Agreement  and  the other Loan  Documents  as  may be necessary or appropriate,  in the opinion of the Administrative Agent and ~~the Borrower~~Parent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Incremental Term Commitments and Incremental Term Loans as a new Class of Commitments and Loans hereunder.

ARTICLE III

Representations and Warranties

Each of Parent and each Borrowing Subsidiary represents and warrants to the Lenders ~~(it being agreed that the representation and warranty set forth in Section 3.17 shall cease to be made or deemed made after the Collateral Release Date)~~ that:

SECTION 3.01.Organization; Powers.Parent and each Subsidiary is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, except (other than in the case of any Loan Party) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02.Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action. This Agreement has been duly executed and delivered by Parent and each Borrowing Subsidiary and constitutes (assuming due execution by the parties hereto other than Parent and the Borrowing Subsidiaries), and each other Loan Document to which any Loan Party is or is to be a party, when executed and delivered by such Loan Party, will constitute (assuming due execution by the parties thereto other than Parent and the Subsidiaries), a legal, valid and binding obligation of Parent, such Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.Governmental Approvals; No Conflicts.   The Transactions (a)

do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority, except those that have been obtained or are in full force and effect (b) will not violate any (i) applicable law or regulation or any order of any Governmental Authority or (ii) the charter, by-laws or other organizational documents of Parent or any of the Subsidiaries,

(c) will not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture or other material agreement or instrument binding upon Parent or any of the Subsidiaries or its assets, or require any payment to be made by Parent or any of the Subsidiaries thereunder and (d) will not result in the creation or imposition of, or in an obligations to create, any Lien (other than any Lien created pursuant to the Loan Documents) on any asset of Parent or any of the Material Subsidiaries, except, in the case of clauses (a), (b)(i) and (c) above, as would not, individually or in the aggregate, reasonably be

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expected to have a Material Adverse Effect.

SECTION 3.04.Financial Condition; No Material Adverse Change. (a) Parent

has heretofore furnished to the Lenders, through inclusion in an Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the SEC, a consolidated balance sheet and consolidated statements of operations, cash flows, changes in stockholders’ equity and comprehensive income of Parent and the Subsidiaries (i) as of the end of and for the fiscal year ended December 31, 2019, reported on by KPMG LLP, independent registered public accounting firm, and (ii) as of the end of and for the fiscal quarter (other than in the case of the statement of cash flows) and the portion of the fiscal year ended September 30, 2020. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Parent and the consolidated Subsidiaries as of such date and for such period in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)	There has not occurred since December 31, 2019, any event, condition or circumstance that has had or would reasonably be expected to have a material adverse effect on the business, results of operations, assets or financial condition of Parent and the Subsidiaries, taken as a whole; provided that the COVID-19 pandemic and the effects thereof on the business, results of operations, assets and financial condition of Parent and the Subsidiaries, taken as a whole, shall be disregarded for purposes of this paragraph to the extent disclosed (including as effects or potential effects of the COVID-19 pandemic) in the Lender Presentation dated ~~April~~December 2020 and ~~provided~~presented to the Lenders at the lender meeting held on ~~April 22~~December 2, 2020.

(c)	Except as disclosed in the financial statements referred to above or the notes thereto, after giving effect to the Transactions, none of Parent or the Subsidiaries has, as of the ~~Second~~Third Amendment Effective Date, any material contingent liabilities.

SECTION 3.05.Properties. (a) Each of Parent and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)Each of Parent and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, except for intellectual property the failure to own or license which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and the use thereof by Parent and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06.Litigation  and Environmental Matters.(a)There are no

actions, suits or proceedings  by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Parent or any Borrowing Subsidiary, threatened in writing against or affecting Parent or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.

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(b)Except with respect to matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither Parent nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis reasonably likely to result in any Environmental Liability.

SECTION 3.07.Compliance with Laws and Agreements. Each of Parent and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08.Investment Company Status.Neither Parent nor any other

Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09.Taxes. Each of Parent and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Parent or such Subsidiary, as applicable, has set aside on its books reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.ERISA.Except as would not reasonably be expected,

individually or in the aggregate, to result in a Material Adverse Effect, (a) each Plan is in compliance with the applicable provisions of ERISA, the Code, and other Federal or State laws and, in each case, the regulations thereunder and (b) no ERISA Event has occurred or is reasonably expected to occur. The excess of the present value of all accumulated benefit obligations under each Plan (based on assumptions used for purposes of Accounting Standards Codification Topic 715), if any, over the fair market value of the assets of such Plan, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11.Disclosure.   The reports, financial statements, certificates and

other written factual information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information theretofore so furnished), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date furnished; provided that (a) with respect to projected financial information, Parent and the Borrowing Subsidiaries represent and warrant only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time and (b) with respect to the consolidated financial statements of Parent delivered pursuant to Section 5.01(a) or 5.01(b), Parent and the Borrowing Subsidiaries represent and warrant only that such financial statements will, when delivered, present fairly in all material respects the financial position and results of operations and cash flows of Parent and the Subsidiaries on a consolidated basis as of the end of and for the periods covered

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thereby in accordance with GAAP, subject to, in the case of such financial statements delivered pursuant to Section 5.01(b), normal year-end audit adjustments and the absence of footnotes.

SECTION 3.12.Subsidiaries.Schedule 3.12 sets forth, as of the Second

Amendment Effective Date, the name and jurisdiction of organization of, and the percentage of each class of Equity Interests owned by Parent or any Subsidiary in, each Subsidiary and identifies, as of the Second Amendment Effective Date, each Designated Subsidiary and each Material Subsidiary.

SECTION 3.13.Use of Proceeds; Margin Regulations. None of Parent or the

Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. The proceeds of the Loans and the Letters of Credit have been and will be used solely for the general corporate purposes of Parent and the Subsidiaries, including working capital, capital expenditures and Acquisitions. No part of the proceeds of any Loan have been or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors, including Regulations T, U and X.

SECTION 3.14.Borrowing Subsidiaries. Each Borrowing Subsidiary is subject to civil and commercial law with respect to its obligations under this Agreement, and the execution, delivery and performance by such Borrowing Subsidiary of the applicable Borrowing Subsidiary Agreement, this Agreement, the Guarantee Agreement and the applicable Security Documents constitute and will constitute private and commercial acts rather than public or governmental acts. Each Borrowing Subsidiary that is a Foreign Subsidiary has validly given its consent to be sued in respect of its obligations under the Borrowing Subsidiary Agreement, this Agreement, the Guarantee Agreement and the applicable Security Documents. Each Borrowing Subsidiary that is a Foreign Subsidiary has waived every immunity (sovereign or otherwise) to which it or any of its properties would otherwise be entitled from any legal action, suit or proceeding, from jurisdiction of any court or from setoff or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) under the laws of the jurisdiction of its incorporation in respect of its obligations under the Borrowing Subsidiary Agreement, this Agreement, the Guarantee Agreement and the applicable Security Documents. The waiver by such Borrowing Subsidiary described in the immediately preceding sentence is legal, valid and binding on such Borrowing Subsidiary.

SECTION 3.15.Anti-Corruption Laws and Sanctions. Parent has implemented and maintains in effect policies and procedures designed to ensure compliance by Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Parent, its Subsidiaries and, to the knowledge of Parent, their respective directors, officers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) Parent, any Subsidiary or, to the knowledge of Parent, any of their respective directors, officers or employees, or (b) to the knowledge of Parent, any agent of Parent or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, issuance of a Letter of Credit or use of the proceeds of any Borrowing or any Letter of Credit will result in a violation by any party hereto of Anti-Corruption Laws or application Sanctions.

SECTION 3.16.Affected Financial Institutions. No Loan Party is an Affected

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Financial Institution.

SECTION 3.17.Collateral Matters.(a)  The  Collateral  Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties (as defined therein), a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral constituting certificated securities (as defined in the Uniform Commercial Code) and required to be delivered to the Administrative Agent in accordance with the Collateral Agreement is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties party thereto in such Collateral, prior and superior in right to any other Person, except for rights secured by Liens permitted under Section 6.02(a) that have priority as a matter of law, and (ii) when Uniform Commercial Code financing statements (or equivalent) in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties party thereto in the remaining Collateral to the extent perfection can be obtained by filing Uniform Commercial Code financing statements (or equivalent), prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02(a) that have priority as a matter of law.

(b) Upon the execution and delivery of the IP Collateral Agreements by the parties thereto and the recordation of the IP Collateral Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties party thereto in the Intellectual Property in which a security interest may be perfected by filing in the United States of America, in each case prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02(a) that have priority as a matter of law (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Intellectual Property acquired by the Loan Parties after the Second Amendment Effective Date).

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ARTICLE IV

Conditions

SECTION 4.01.~~Second~~Third Amendment Effective Date. The amendment of the Existing Credit Agreement as contemplated by the ~~Second~~Third Amendment and reflected herein is subject to the satisfaction (or waiver in accordance with Section 9.02 of the Existing Credit Agreement) of the conditions precedent to the occurrence of the ~~Second~~Third Amendment Effective Date set forth in the ~~Second~~Third Amendment.

SECTION 4.02.Each Credit Event. The obligation of each Lender to make a

Loan on the occasion of any Borrowing (other than any conversion or continuation of a Loan), and of each Issuing Bank to issue, amend or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)	The representations and warranties of the Loan Parties set forth in this

Agreement (~~(i) other than, on or after the Collateral Release Date, those set forth in Section 3.17 and (ii)~~ with respect to the representation and warranty set forth in Section 3.04(b) made on the ~~Second~~Third Amendment Effective Date, assuming that such representation and warranty excludes any event, condition or circumstance that is disclosed in (A) Parent’s ~~audited annual~~unaudited quarterly financial statements for the fiscal quarter and portion of the fiscal year ended ~~December 31~~September 30, ~~2019~~2020 filed on Form 10-~~K~~Q with the SEC or (B) any publicly available press releases of Parent or publicly available filings by Parent with the SEC released or filed after ~~December 31~~September 30, ~~2019~~2020 and prior to the ~~Second~~Third Amendment Effective Date, in each case excluding any such disclosure under the caption “Risk Factors” and any other disclosure that is cautionary, predictive or forward-looking in nature) and the other Loan Documents shall be true and correct in all material respects (or, in the case of any such representation or warranty under this Agreement or any other Loan Document already qualified as to materiality, in all respects) on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable (except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall have been true and correct in all material respects on and as of such prior date).

(b)	At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c)	Solely in the case of the Covenant Changeover Borrowing Event, at the time of and immediately after giving effect to such Borrowing or the issuance of such Letter of Credit, Parent shall be in compliance on a pro forma basis with the covenant set forth in Section 6.10 as of the last day of the fiscal quarter of Parent most recently ended on or prior to the Covenant Changeover Borrowing Event.

Each Borrowing (other than any conversion or continuation of a Loan) and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and

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warranty by the applicable Borrower on the date thereof that the conditions specified in paragraphs (a) ~~and~~, (b) and, if applicable, (c) of this Section 4.02 have been satisfied. Notwithstanding the foregoing, in the case of any Limited Conditionality Acquisition Incremental Term Loans, the condition set forth in paragraphs (a) or (b) of this Section may, to the extent permitted by Section 2.21(c), be waived or modified as set forth in the applicable Incremental Facility Agreement.

SECTION 4.03.Credit Events in Respect of Each Borrowing Subsidiary. The

obligations of the Lenders to make the initial Loans to, or of the Issuing Banks to issue Letters of Credit for the account of, each Borrowing Subsidiary (other than the Borrowing Subsidiaries that are party to this Agreement on the ~~Second~~Third Amendment Effective Date) are subject to the satisfaction of the following additional conditions:

(a)	The Administrative Agent or its counsel shall have received from each of such Borrowing Subsidiary and Parent either (i) a counterpart of a Borrowing Subsidiary Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of such Borrowing Subsidiary Agreement) that such party has signed a counterpart of a Borrowing Subsidiary Agreement and such Borrowing Subsidiary Agreement shall have become effective as provided in Section 2.04.

(b)	The Administrative Agent shall have received a favorable written opinion of counsel for such Borrowing Subsidiary (which counsel shall be reasonably acceptable to the Administrative Agent), in form and substance reasonably satisfactory to the Administrative Agent, (i) dated the date of the applicable Borrowing Subsidiary Agreement, (ii) addressed to the Agents, the Lenders and the Issuing Banks and (iii) covering such matters as the Administrative Agent shall reasonably request.

(c)	The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization by it of the Transactions to which it will be party and any other legal matters relating to such Borrowing Subsidiary, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)	The Administrative Agent shall have received a certificate, dated the date of the applicable Borrowing Subsidiary Agreement and signed by a Financial Officer of Parent, confirming satisfaction of the conditions set forth in Sections 4.02(a) and 4.02(b) (in each case, deeming all references therein to the date, time or effect of a Borrowing (or an issuance, amendment or extension of a Letter of Credit) to refer to the date, time and effect of such Borrowing Subsidiary Agreement).

(e)	Each Lender shall have received all documentation and other information with respect to such Borrowing Subsidiary required to be obtained by such Lender under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation.

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ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed by the Borrowers, Parent and each Borrowing Subsidiary covenants and agrees with the Lenders that:

SECTION 5.01.Financial   Statements   and Other Information.Parent will

furnish to the Administrative Agent, on behalf of each Lender:

(a)	(i) so long as Parent is subject to periodic reporting obligations under the

Exchange Act, within 10 Business Days of each date Parent is required to file with the SEC an Annual Report on Form 10-K for any fiscal year of Parent (giving effect to any extension of such date available under paragraph (b) of Rule 12b-25 under the Exchange Act), and (ii) otherwise, within 90 days after the end of each fiscal year of Parent, its audited consolidated balance sheet and related consolidated statements of operations, changes in stockholders’ equity and comprehensive income and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited by and accompanied by the opinion of KPMG LLP or another registered independent public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations and cash flows of Parent and the Subsidiaries on a consolidated basis as of the end of and for such fiscal year in accordance with GAAP;

(b)	(i) so long as Parent is subject to periodic reporting obligations under the

Exchange Act, within 10 Business Days of each date Parent is required to file with the SEC a Quarterly Report on Form 10-Q for any fiscal quarter of Parent (giving effect to any extension of such date available under paragraph (b) of Rule 12b-25 under the Exchange Act), and (ii) otherwise, within 45 days after the end of each of the first three fiscal quarters of Parent, its consolidated balance sheet and related consolidated statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all presenting fairly in all material respects the financial position and results of operations and cash flows of Parent and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes, and accompanied by a certification of a Financial Officer of Parent to that effect;

(c)	within five Business Days following any delivery of financial statements under clause (a) or (b) above, a completed Compliance Certificate signed by a Financial Officer of Parent (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto,

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(ii)setting forth (A) a reasonably detailed calculation of the Leverage Ratio as of the last day of the most recent fiscal year or fiscal quarter, as applicable, of Parent covered by such financial statements, including a reasonably detailed calculation of Consolidated EBITDA ~~(including, any time the covenant set forth in Section 6.10 shall be in effect, a reasonably detailed calculation of Consolidated EBITDA with and without giving effect to the last sentence of the definition of such term)~~, (B) at any time the covenant set forth in Section 6.11 shall be in effect, a certification as to whether (or not) the Leverage Condition is satisfied as of the last day of the most recent fiscal year or fiscal quarter, as applicable, of Parent covered by such financial statements, and (C) at any time the covenant set forth in Section 6.11 shall be in effect, a reasonably detailed calculation of the Liquidity as of the last day of the most recent fiscal year or fiscal quarter, as applicable, of Parent covered by such financial statements; (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 that has had a material effect on the calculation of Leverage Ratio and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) identifying each Designated Subsidiary and each Material Subsidiary as of the date of such Compliance Certificate;

(d)	~~prior to the Collateral Release Date,~~ concurrently with each delivery of a

Compliance Certificate under clause (c) above, a completed Supplemental Perfection Certificate, signed by a Financial Officer of Parent, setting forth the information required pursuant to the Supplemental Perfection Certificate;

(e)	at any time the covenant set forth in Section 6.11 shall be in effect, within

10 Business Days after the end of each calendar month, a reasonably detailed calculation of the Liquidity as of the last day of such month;

(f)	promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Parent or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by Parent to its shareholders generally, as the case may be;

(g)	promptly after any request therefor by the Administrative Agent or any

Lender, copies of (i) any documents described in Section 101(i)(1) of ERISA that Parent or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that Parent or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that, if Parent or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, Parent or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and

(h)	(i) promptly after any request therefor, such other information regarding the operations, business affairs and financial condition of Parent or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent (on its own behalf or at the request of any Lender) may reasonably request and (ii) promptly after any request

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therefor, information and documentation reasonably requested by the Administrative Agent or any Lender in writing to the extent necessary for compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation.

Information required to be delivered pursuant to clause (a), (b) or (f) of this Section 5.01 shall be deemed to have been delivered if such information (including, in the case of certifications required pursuant to clause (b) above, the certifications accompanying any such quarterly report pursuant to Section 302 of the Sarbanes-Oxley Act of 2002), or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on the Electronic System or a similar site to which the Lenders have been granted access or shall be publicly available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section 5.01 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. In the event any financial statements delivered under clause (a) or (b) above shall be restated, Parent shall deliver, promptly after such restated financial statements become available, revised completed Compliance Certificates with respect to the periods covered thereby that give effect to such restatement, signed by a Financial Officer of Parent.

SECTION 5.02.Notices   of Material Events.Parent will furnish to the Administrative Agent prompt written notice of the following:

(a)	the occurrence of any Default;

(b)	the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Parent or any Subsidiary that could reasonably be expected to be adversely determined and, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

(c)	the occurrence of any ERISA Event that, alone or together with any other

ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of Parent describing the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.Existence;  Conduct of Business.Parent will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except (other than with respect to legal existence of any Loan Party) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, sale, transfer, lease, disposition, liquidation or dissolution permitted under Section 6.04 or 6.08.

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SECTION 5.04.Payment of Tax Liabilities.  Parent will, and will cause each of the Subsidiaries to, pay its Tax liabilities that, if not paid, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where

(a)	the validity or amount thereof is being contested in good faith by appropriate proceedings and

(b)	Parent or such Subsidiary has set aside on its books reserves with respect thereto in accordance with GAAP.

SECTION 5.05.Maintenance  of Properties; Insurance.Parent will, and will cause each of the Subsidiaries (other than any Excluded Subsidiary) to, (a) keep and maintain all property material to its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations; provided that Parent and the Subsidiaries may (i) self-insure against such risks and in amounts as are usually self-insured by similar companies engaged in the same or similar businesses operating in the same or similar locations and (ii) elect not to carry terrorism insurance. Within 30 days of the Second Amendment Effective Date (or such later date as the Administrative Agent may agree to in writing) and at all times thereafter ~~prior to the Collateral Release Date~~, Parent (A) in the case of each casualty insurance policy (other than any such policies in which such endorsements are not customary or available) maintained by or on behalf of the Loan Parties, shall cause such policy to contain a lender loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the loss payee thereunder, (B) in the case of each policy of liability insurance (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary or available) maintained by or on behalf of the Loan Parties, shall cause such policy to name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder and (C) in the case of each of the policies referred to in clause (A) or (B) above, shall use commercially reasonable efforts to cause such policy to provide for at least 30 days’ (or such shorter number of days as may be reasonably agreed to by the Administrative Agent) prior written notice to the Administrative Agent of any cancellation of such policy.

SECTION 5.06.Books and Records; Inspection Rights. Parent will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Parent will, and will cause each of the Subsidiaries (other than any Excluded Subsidiary) to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, unless an Event of Default has occurred and is continuing, (a) no representative designated by a Lender may conduct any such visit, inspection, examination, extraction or discussion unless such representative is accompanied by a representative designated by the Administrative Agent and (b) the Administrative Agent and the Lenders may not exercise such rights more often than once during any fiscal year of Parent.

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SECTION 5.07.Compliance with Laws. Parent will, and will cause each of the

Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Parent will maintain in effect and enforce policies and procedures designed to ensure compliance by Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.08.Guarantee and Collateral Requirement.

(a)

If any Subsidiary that is a Designated Subsidiary is formed or acquired after the Second Amendment Effective Date or any Subsidiary otherwise becomes, after the Second Amendment Effective Date, a Designated Subsidiary (including as a result of becoming a Material Subsidiary), Parent will, as promptly as practicable, and in any event within 30 days (such longer period as the Administrative Agent may agree to in writing), notify the Administrative Agent thereof and cause the Guarantee and Collateral Requirement to be satisfied with respect to such Subsidiary~~; provided that, from and after the Collateral Release Date, neither Parent nor any other Loan Party shall be required to comply with or satisfy the Guarantee and Collateral Requirement other than the provisions thereof relating to the Guarantee Agreement and supplements thereto as set forth in clause (a) and, solely as it relates to deliverables applicable to the entry into the Guarantee Agreement or a supplement thereto, clause (c) of the definition of such term~~.

(b)

~~Prior to the Collateral Release Date,~~ Parent will notify the Administrative Agent, as promptly as practicable, and in any event within 30 days (or such longer period as the Administrative Agent may agree to in writing) following such change, of any change in (i) the legal name of any Loan Party, as set forth in its organizational documents, (ii) the jurisdiction of incorporation, organization or formation or the form of organization of any Loan Party (including as a result of any merger or consolidation), (iii) the location of the chief executive office of any Loan Party or (iv) the organizational identification number, if any, or the federal taxpayer identification number of any Loan Party.

SECTION 5.09.Further Assurances.Parent will, and will cause each of the

Subsidiaries to, promptly execute and deliver any and all further documents, agreements and instruments, and take all further actions that may be required under any applicable law or regulation, or that the Administrative Agent may reasonably request, (a) to effectuate the transactions contemplated by the Loan Documents ~~(including taking any of the foregoing in connection with the CAM Exchange)~~ or (b) to cause the Guarantee and Collateral Requirement to be and remain satisfied at all times (it being understood that, with respect to matters set forth in Section 5.08, the requirements of this Section 5.09 shall be subject to the grace periods set forth therein)~~; provided that, from and after the Collateral Release Date, neither Parent nor any other Loan Party shall be required to comply with or satisfy the Guarantee and Collateral Requirement other than the provisions thereof relating to the Guarantee Agreement and supplements thereto as set forth in clause (a) and, solely as it relates to deliverables applicable to the entry into the Guarantee Agreement or a supplement thereto, clause (c) of the definition of such term. Prior to the Collateral Release Date,~~ Parent shall provide to the Administrative Agent,

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from time to time upon reasonable written request therefor, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents, subject, in each case, to the limitations on the Loan Parties’ obligations to take actions to perfect such Liens set forth in the definition of the term “Guarantee and Collateral Requirement” and in the Collateral Agreement.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder have been paid in full, all Letters of Credit have expired or been terminated and all LC Disbursements shall have been reimbursed by the Borrowers, Parent and each Borrowing Subsidiary covenants and agrees with the Lenders that:

SECTION 6.01.Indebtedness.(a)Prior to the ~~Collateral Release~~Covenant

Changeover Date, Parent will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i)	Indebtedness created under the Loan Documents;

(ii)	Indebtedness existing on the Second Amendment Effective Date set forth on Schedule 6.01, and any Indebtedness that extends, renews, refinances or replaces any such scheduled Indebtedness, provided that (A) the principal amount (or accreted value, if applicable) of such Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being extended, renewed, refinanced or replaced except by not more than the amount of any fees, underwriting discounts, costs, commissions, expenses and premiums associated with such extension, renewal, refinancing or replacement and accrued interest, fees and premiums with respect to the Indebtedness being extended, renewed, refinanced or replaced, (B) such Indebtedness shall not mature earlier than, or have a weighted average life to maturity shorter than, that of the Indebtedness being extended, renewed, refinanced or replaced, (C) such Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Person that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become) an obligor in respect of the Indebtedness being extended, renewed, refinanced or replaced and (D) such Indebtedness is unsecured or, if the Indebtedness being extended, renewed, refinanced or replaced is secured, is secured solely by assets that secured the Indebtedness being extended, renewed, refinanced or replaced (and any improvements or accessions thereto or proceeds therefrom);

(iii)	Indebtedness owed to Parent or to any Subsidiary; provided that (A) such

Indebtedness shall not have been transferred or pledged to any Person other than Parent or any Subsidiary or, in the case of a pledge, the Administrative Agent and (B) commencing on the date that is 30 days after the Second Amendment Effective Date (or such later date as the Administrative Agent may agree to in writing) any such Indebtedness of Parent or any Subsidiary Loan Party to any Subsidiary that is not a Subsidiary Loan Party must be

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evidenced by, and expressly subordinated to the Obligations of Parent or such Subsidiary Loan Party pursuant to, the Global Intercompany Note;

(iv)	Indebtedness incurred after the Second Amendment Effective Date to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness incurred or assumed in connection with the acquisition, construction or improvement of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, result in an earlier maturity date or decreased remaining weighted average life to maturity thereof or change the parties directly or indirectly responsible for the payment thereof; provided that (A) such Indebtedness (other than otherwise permitted extensions, renewals and replacements thereof) is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (a)(iv) shall not exceed, in each case, the cost of such acquisition, construction or improvement;

(v)	Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into Parent or a Subsidiary in a transaction permitted hereunder) after the Second Amendment Effective Date, or Indebtedness of any Person that is assumed by Parent or any Subsidiary in connection with any Investment consummated after the Second Amendment Effective Date and permitted under Section 6.12; provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired and (B) the aggregate principal amount of Indebtedness permitted by this clause (a)(v) shall not exceed US$25,000,000 at any time outstanding;

(vi)	Indebtedness of Parent or any Subsidiary as an account party in respect of trade letters of credit;

(vii)	Indebtedness consisting of (A) the financing of insurance premiums or (B)

take or pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(viii)	Indebtedness representing deferred compensation to employees incurred in the ordinary course of business;

(ix)	Indebtedness consisting of any purchase price adjustment, earnout or deferred payment of a similar nature incurred in connection with any Investment by Parent or any Subsidiary permitted under Section 6.12, but only to the extent that no payment has at the time accrued pursuant to such purchase price adjustment, earnout or deferred payment obligation, or of any indemnification obligation arising in connection with any Investment by Parent or any Subsidiary permitted under Section 6.12;

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(x)	Indebtedness arising under any performance or surety bond (including any consumer protection bond or any performance bond posted in respect of contested tax assessments), completion bond or similar obligation, in each case incurred in the ordinary course of business and not supporting Indebtedness;

(xi)	overdrafts paid within five Business Days of Parent or such Subsidiary or obtaining knowledge of such overdraft;

(xii)	all premium (if any), interest (including post-petition interest), fees,

expenses, charges and additional or contingent interest on obligations described in the other clauses of this Section 6.01(a);

(xiii)	Guarantees of Indebtedness of Parent or any Subsidiary Loan Party;

provided that no Subsidiary that is not a Subsidiary Loan Party may Guarantee any Indebtedness of Parent or any Subsidiary Loan Party in reliance on this clause (a)(xiii);

(xiv)	Guarantees of Indebtedness of Subsidiaries that are not Subsidiary Loan

Parties (A) by other Subsidiaries that are not Subsidiary Loan Parties and (B) by Parent or any Subsidiary Loan Party; provided in the case of this clause (B), the related Investment is permitted by Section 6.12;

(xv)	Indebtedness consisting of promissory notes issued to current or former officers, directors and employees of Parent or any Subsidiary or their respective estates, spouses or former spouses issued in exchange for the purchase or redemption by Parent or such Subsidiary of its Equity Interests (other than Disqualified Equity Interests); provided that the aggregate principal amount of Indebtedness permitted by this clause (a)(xv) shall not exceed US$10,000,000 at any time outstanding;

(xvi)	obligations under (A) Swap Agreements that are entered into to hedge or mitigate risks to which Parent or any Subsidiary has actual or anticipated exposure (other than in respect of Equity Interests or Indebtedness of Parent or any Subsidiary) or to cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) or exchange rates with respect to any interest bearing or non-US Dollar denominated liability or Investment of Parent or any Subsidiary or (B) any Permitted Bond Hedge Transaction or Permitted Warrant Transaction;

(xvii)	Indebtedness of any Subsidiary that is not a Subsidiary Loan Party;

provided that the aggregate principal amount of Indebtedness permitted by this clause (a)(xvii) shall not exceed US$15,000,000 at any time outstanding; and

(xviii)	other Indebtedness; provided that (A) such Indebtedness shall be incurred solely by Parent or any Domestic Subsidiary that is a Subsidiary Loan Party, and shall not be Guaranteed by any Subsidiary other than Domestic Subsidiaries that are Subsidiary Loan Parties, (B) such Indebtedness shall be unsecured, (C) such Indebtedness shall not mature earlier than, or have a weighted average life to maturity shorter than, 91 days after the latest Maturity Date in effect on the date of the incurrence of such Indebtedness, (D)

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the aggregate principal amount of Indebtedness permitted by this clause (a)(xviii) shall not exceed US$~~500,000,000~~1,000,000,000 at any time outstanding and (E) to the extent applicable, Parent shall comply with the provisions of, and such Indebtedness shall be subject to, Section 1.08.

(b)From and after the ~~Collateral Release~~Covenant Changeover Date, Parent

will not permit any Subsidiary (other than any Loan Party that Guarantees all the Obligations or any Excluded Subsidiary) to, create, incur, assume or permit to exist any Indebtedness, except:

(i)	Indebtedness created under the Loan Documents;

(ii)	Indebtedness existing on the Second Amendment Effective Date set forth on Schedule 6.01, and any Indebtedness that extends, renews, refinances or replaces any such scheduled Indebtedness, provided that (A) the principal amount (or accreted value, if applicable) of such Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being extended, renewed, refinanced or replaced except by not more than the amount of any fees, underwriting discounts, costs, commissions, expenses and premiums associated with such extension, renewal, refinancing or replacement and accrued interest, fees and premiums with respect to the Indebtedness being extended, renewed, refinanced or replaced, (B) such Indebtedness shall not mature earlier than, or have a weighted average life to maturity shorter than, that of the Indebtedness being extended, renewed, refinanced or replaced, (C) such Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Person that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become) an obligor in respect of the Indebtedness being extended, renewed, refinanced or replaced and (D) such Indebtedness is unsecured or, if the Indebtedness being extended, renewed, refinanced or replaced is secured, is secured solely by assets that secured the Indebtedness being extended, renewed, refinanced or replaced (and any improvements or accessions thereto or proceeds therefrom);

(iii)	Indebtedness owed to Parent or to any Subsidiary; provided that such

Indebtedness shall not have been transferred or pledged to any Person other than Parent or any Subsidiary;

(iv)	Indebtedness incurred after the Second Amendment Effective Date to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness incurred or assumed in connection with the acquisition, construction or improvement of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, result in an earlier maturity date or decreased remaining weighted average life to maturity thereof or change the parties directly or indirectly responsible for the payment thereof; provided that (A) such Indebtedness (other than otherwise permitted extensions, renewals and replacements thereof) is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this

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clause (b)(iv) shall not exceed, in each case, the cost of such acquisition, construction or improvement;

(v)	Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Second Amendment Effective Date, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in an acquisition or other business combination after the Second Amendment Effective Date; provided that such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired;

(vi)	Indebtedness of any Subsidiary as an account party in respect of trade letters of credit;

(vii)	Indebtedness consisting of (A) the financing of insurance premiums or (B)

take or pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(viii)	Indebtedness representing deferred compensation to employees incurred in the ordinary course of business;

(ix)	Indebtedness consisting of any purchase price adjustment, earnout or deferred payment of a similar nature incurred in connection with any investment by any Subsidiary, but only to the extent that no payment has at the time accrued pursuant to such purchase price adjustment, earnout or deferred payment obligation, or of any indemnification obligation arising in connection with any investment by any Subsidiary;

(x)	Indebtedness arising under any performance or surety bond (including any consumer protection bond or any performance bond posted in respect of contested tax assessments), completion bond or similar obligation, in each case incurred in the ordinary course of business and not supporting Indebtedness;

(xi)	overdrafts paid within five Business Days of Parent or such Subsidiary obtaining knowledge of such overdraft;

(xii)	all premium (if any), interest (including post-petition interest), fees,

expenses, charges and additional or contingent interest on obligations described in the other clauses of this Section 6.01(b);

(xiii)	Guarantees of Indebtedness of Loan Parties;

(xiv)	Indebtedness consisting of promissory notes issued to current or former officers, directors and employees of a Subsidiary, their respective estates, spouses or former spouses issued in exchange for the purchase or redemption by such Subsidiary of

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its Equity Interests (other than Disqualified Equity Interests); provided that the aggregate principal amount of such Indebtedness permitted by this clause (b)(xiv) shall not exceed US$10,000,000 at any time outstanding;

(xv)	obligations under Swap Agreements that are entered into to hedge or mitigate risks to which Parent or any Subsidiary has actual or anticipated exposure (other than in respect of Equity Interests or Indebtedness of Parent or any Subsidiary) or to cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) or exchange rates with respect to any interest bearing or non-US Dollar denominated liability or investment of Parent or any Subsidiary;

(xvi)	Indebtedness of any Subsidiary that is not a Subsidiary Loan Party;

provided that the aggregate principal amount of Indebtedness permitted by this clause (b)(xvi) shall not exceed US$15,000,000 at any time outstanding; and

(xvii)	other Indebtedness; provided that, immediately after giving pro forma effect to the creation, incurrence or assumption of any such Indebtedness and any substantially concurrent use of proceeds thereof, (A) the aggregate amount of Priority Indebtedness shall not exceed the greater of (1) US$300,000,000 and (2) 15% of the Consolidated Total Assets as of the end of the fiscal quarter of Parent then most recently ended, (B) no Event of Default shall have occurred and be continuing and (C) Parent shall be in compliance with the Leverage Ratio covenant set forth in Section 6.10 as of the end of the fiscal quarter of Parent then most recently ended.

SECTION 6.02.Liens.Parent will not, and will not permit any Subsidiary

(other than any Excluded Subsidiary) to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)

(i) Documents;

(ii)

Prior to the ~~Collateral Release~~Covenant Changeover Date:

(A)   Permitted   Encumbrances  and  (B)  Liens  created  under  the   Loan

any Lien on any asset of Parent or any Subsidiary (or on any improvements or accessions thereto or proceeds therefrom) existing on the Second Amendment Effective Date and set forth on Schedule 6.02; provided that (A) such Lien shall not apply to any other asset of Parent or any Subsidiary and (B) such Lien shall secure only those obligations that it secures on the Second Amendment Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(iii)any Lien existing on any asset prior to the acquisition thereof by Parent or any Subsidiary after the Second Amendment Effective Date or existing on any asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into Parent or a Subsidiary in a transaction permitted

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hereunder) after the Second Amendment Effective Date prior to the time such Person becomes a Subsidiary (or is so merged or consolidated); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger or consolidation), as the case may be, (B) such Lien shall not apply to any other assets of Parent or any Subsidiary and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged or consolidated), as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(iv)	Liens on fixed or capital assets acquired, constructed or improved by

Parent or any Subsidiary; provided that (A) such Liens secure solely Indebtedness permitted by Section 6.01(a)(iv) and obligations relating thereto not constituting Indebtedness, (B) such Liens and the Indebtedness secured thereby (other than otherwise permitted extensions, renewals and replacements thereof) are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement,

(C) the Indebtedness secured thereby was incurred to pay, and does not exceed, in each case, the cost of acquiring, constructing or improving such fixed or capital assets and (D) such Liens shall not apply to any other assets of Parent or any Subsidiary;

(v)	Liens arising in the ordinary course of business that do not secure

Indebtedness and do not interfere with the material operations of Parent and the Subsidiaries and do not individually or in the aggregate materially impair the value of the assets of Parent and the Subsidiaries;

(vi)	licenses, sublicenses, leases or subleases (other than any Capital Lease

Obligations or Sale/Leaseback Transaction) that do not interfere in any material respect with the business of Parent or any Subsidiary;

(vii)	any interest or title of a lessor or sublessor under, and Liens arising from

UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases and subleases permitted hereunder (other than any Capital Lease Obligations or Sale/Leaseback Transaction);

(viii)	normal and customary rights of setoff upon deposits of cash or other Liens in favor of banks or other depository institutions or securities intermediaries originating solely by virtue of any statutory or common law provision relating to bankers liens, rights of setoff or similar rights covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary and not securing any Indebtedness;

(ix)	Liens of a collection bank arising under Section 4-210 of the Uniform

Commercial Code on items in the course of collection;

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(x)	Liens solely on any cash earnest money deposits made by Parent or any

Subsidiary in connection with any letter of intent or purchase agreement in respect of any Acquisition or other Investment by Parent or any Subsidiary;

(xi)	any extension, renewal or replacement (or successive renewals or replacements) in whole or in part of any Lien referred to in clause (a)(ii), (a)(iii) or (a)(iv) above; provided that (A) the obligations secured thereby shall be limited to the obligations secured by the Lien so extended, renewed or replaced (and, to the extent provided in such clauses, extensions, renewals and replacements thereof) and (B) such Lien shall be limited to all or a part of the assets that secured the Lien so extended, renewed or replaced; and

(xii)	other Liens securing Indebtedness; provided that the aggregate principal

amountofIndebtednesssecuredunderthisclause(a)(xii)shallnotexceed US$15,000,000 at any time outstanding.

(b)

(i) Documents;

(ii)

From and after the ~~Collateral Release~~Covenant Changeover Date:

(A)	Permitted Encumbrances and (B) Liens created under the Loan

any Lien on any asset of Parent or any Subsidiary (or on any improvements or accessions thereto or proceeds therefrom) existing on the Second Amendment Effective Date and set forth on Schedule 6.02; provided that (A) such Lien shall not apply to any other asset of Parent or any Subsidiary and (B) such Lien shall secure only those obligations that it secures on the Second Amendment Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(iii)	any Lien existing on any asset prior to the acquisition thereof by Parent or any Subsidiary after the Second Amendment Effective Date or existing on any asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into Parent or a Subsidiary in a transaction permitted hereunder) after the Second Amendment Effective Date prior to the time such Person becomes a Subsidiary (or is so merged or consolidated); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger or consolidation), as the case may be, (B) such Lien shall not apply to any other assets of Parent or any Subsidiary and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged or consolidated), as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(iv)	Liens on fixed or capital assets acquired, constructed or improved by

Parent or any Subsidiary; provided that (A) such Liens secure solely Indebtedness permitted by Section 6.01(b)(iv) or, for the avoidance of doubt, Indebtedness of the type

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referred to in Section 6.01(b)(iv) that would be permitted to be incurred by Parent or any Subsidiary under Section 6.01(b)(iv) if it were subject to Section 6.01(b) and obligations relating thereto not constituting Indebtedness, (B) such Liens and the Indebtedness secured thereby (other than otherwise permitted extensions, renewals and replacements thereof) are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby was incurred to pay, and does not exceed, in each case, the cost of acquiring, constructing or improving such fixed or capital assets and (D) such Liens shall not apply to any other assets of Parent or any Subsidiary;

(v)	Liens arising in the ordinary course of business that do not secure

Indebtedness and do not interfere with the material operations of Parent and the Subsidiaries and do not individually or in the aggregate materially impair the value of the assets of Parent and the Subsidiaries;

(vi)	licenses, sublicenses, leases or subleases (other than any Capital Lease

Obligations or Sale/Leaseback Transaction) that do not interfere in any material respect with the business of Parent or any Subsidiary;

(vii)	any interest or title of a lessor or sublessor under, and Liens arising from

UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases and subleases permitted hereunder (other than any Capital Lease Obligations or Sale/Leaseback Transaction);

(viii)	normal and customary rights of setoff upon deposits of cash or other Liens in favor of banks or other depository institutions or securities intermediaries originating solely by virtue of any statutory or common law provision relating to bankers liens, rights of setoff or similar rights covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary and not securing any Indebtedness;

(ix)	Liens of a collection bank arising under Section 4-210 of the Uniform

Commercial Code on items in the course of collection;

(x)	Liens solely on any cash earnest money deposits made by Parent or any

Subsidiary in connection with any letter of intent or purchase agreement in respect of any acquisition or other investment by Parent or any Subsidiary;

(xi)	any extension, renewal or replacement (or successive renewals or replacements) in whole or in part of any Lien referred to in clause (b)(ii), (b)(iii) or (b)(iv) above; provided that (A) the obligations secured thereby shall be limited to the obligations secured by the Lien so extended, renewed or replaced (and, to the extent provided in such clauses, extensions, renewals and replacements thereof) and (B) such Lien shall be limited to all or a part of the assets that secured the Lien so extended, renewed or replaced;

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(xii)	other Liens securing Indebtedness; provided that the aggregate principal

amountofIndebtednesssecuredunderthisclause(b)(xii)shallnotexceed US$15,000,000 at any time outstanding; and

(xiii)	other Liens, provided that, immediately after giving pro forma effect to the creation, incurrence or assumption of any such Lien or of any Indebtedness secured in reliance on this clause (b)(xiii) and any substantially concurrent use of proceeds thereof,

(A)the aggregate amount of Priority Indebtedness shall not exceed the greater of (1) US$300,000,000 and (2) 15% of the Consolidated Total Assets as of the end of the fiscal quarter of Parent then most recently ended, (B) no Event of Default shall have occurred and be continuing and (C) Parent shall be in compliance with the Leverage Ratio covenant set forth in Section 6.10 as of the end of the fiscal quarter of Parent then most recently ended.

SECTION 6.03.Sale/Leaseback Transactions.Parent will not, and will not permit any Subsidiary (other than any Excluded Subsidiary) to, enter into any arrangement, directly or indirectly, with any Person whereby Parent or any such Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter Parent or any such Subsidiary shall rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred from such Person or its Affiliates (any such arrangement being referred to as a “Sale/Leaseback Transaction”); provided that, notwithstanding the foregoing, from and after the ~~Collateral Release~~Covenant Changeover Date, Parent and any Subsidiary may engage in any Sale/Leaseback Transaction if, after giving pro forma effect thereto, (a) the aggregate amount of Priority Indebtedness shall not exceed the greater of (i) US$300,000,000 and (ii) 15% of the Consolidated Total Assets as of the end of the fiscal quarter of Parent then most recently ended, (b) no Event of Default shall have occurred and be continuing and (c) Parent shall be in compliance with the Leverage Ratio covenant set forth in Section 6.10 as of the end of the fiscal quarter of Parent then most recently ended.

SECTION 6.04.Fundamental  Changes; Business Activities.(a)Parent will not, and will not permit any Material Subsidiary (other than any Excluded Subsidiary) to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve; provided that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) Parent or any Material Subsidiary may merge or consolidate with any Person; provided that (A) in the case of any merger or consolidation involving Parent or any Borrowing Subsidiary, (1) either (x) Parent or such Borrowing Subsidiary shall be the continuing or surviving Person or (y) the continuing or surviving Person shall be a corporation or limited liability company organized under the laws of the United States of America or any State thereof and shall assume all of Parent’s or such Borrowing Subsidiary’s obligations under the Loan Documents in a manner reasonably acceptable to the Administrative Agent, and (2) Parent or such Borrowing Subsidiary shall give the Lenders reasonable prior notice thereof in order to allow the Lenders to comply with “know your customer” rules and other applicable regulations; and (B)(1) in the case of any merger or consolidation involving a Material Subsidiary, the continuing or surviving Person shall be a Subsidiary and,  if  such  Material  Subsidiary is  a  Wholly Owned Subsidiary, shall be a Wholly

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Owned Subsidiary, and (2) in the case of any merger or consolidation involving a Material Subsidiary that is a Subsidiary Loan Party, the continuing or surviving Person shall be a Subsidiary Loan Party; provided that the requirements set forth in this clause (B) shall not apply to any such merger or consolidation involving a Material Subsidiary (other than any Borrowing Subsidiary) consummated to effect any sale, transfer or other disposition of all of the Equity Interests in such Material Subsidiary owned by Parent and the Subsidiaries in accordance with Section 6.08; and (ii) any Material Subsidiary (other than a Borrowing Subsidiary) may liquidate or dissolve into another Subsidiary; provided that in the case of any such liquidation or dissolution of a Material Subsidiary that is a Wholly Owned Subsidiary, the other Subsidiary shall be a Wholly Owned Subsidiary and, if such liquidating or dissolving Material Subsidiary is a Subsidiary Loan Party, shall be a Subsidiary Loan Party.

(b)Parent will not, and will not permit any Subsidiary (other than any

Excluded Subsidiary) to, engage to any material extent in any business other than businesses conducted as of the Second Amendment Effective Date by Parent and the Subsidiaries, taken as a whole, and businesses similar, ancillary, complementary or otherwise reasonably related thereto or that are a reasonable extension, development or expansion thereof.

SECTION 6.05.Restricted Payments. Parent will not, and will not permit any

Subsidiary (other than any Excluded Subsidiary) to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that:

(a)prior to the ~~Collateral Release~~Covenant Changeover Date, (i) Parent may

declare and make Restricted Payments with respect to its Equity Interests payable or made solely in additional shares of its Equity Interests (other than Disqualified Equity Interests), (ii) Subsidiaries may declare and pay dividends ratably (or on more favorable terms from the perspective of Parent) with respect to their Equity Interests, (iii) Subsidiaries may declare and make any Restricted Payments made to Parent or the other Subsidiaries, (iv) Parent may make repurchases of Equity Interests deemed to occur upon the “cashless exercise” of stock options or warrants or upon the vesting of restricted stock units, if such Equity Interests represent the exercise price of such options or warrants or represent withholding taxes due upon such exercise or vesting, (v) Parent and the Subsidiaries may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Parent and the Subsidiaries in an aggregate amount not to exceed, in any fiscal year of Parent, US$10,000,000, (vi) Parent or any Borrowing Subsidiary that is a Domestic Subsidiary may make (A)(I) the payment of any premium to the Hedge Provider due under and determined in accordance with a Permitted Bond Hedge Transaction, after giving effect to the setoff of any premium or other payments due to Parent or such Borrowing Subsidiary under and determined in accordance with such Permitted Bond Hedge Transaction or any related Permitted Warrant Transaction, or (II) any payments or deliveries to the Hedge Provider required under and determined in accordance with a Permitted Warrant Transaction, in each case, (1) by delivery of Parent’s Equity Interests (other than Disqualified Equity Interests) upon settlement thereof or (2) by (x) payment of an early termination amount thereof in Parent’s Equity Interests (other than Disqualified Equity Interests) upon any early termination thereof or (y) setoff against any premium or other payments due to Parent or such Borrowing Subsidiary under and determined in accordance  with  such  Permitted  Warrant  Transaction  or  the  related  Permitted  Bond Hedge

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Transaction or (B) any payments (other than any payment of any premium, prepayment amount, strike price or other applicable purchase price, costs, expenses or any other payments (whether absolute or contingent) for a Permitted Structured Repurchase Transaction at the time of entry into such Permitted Structured Repurchase Transaction) or deliveries to a Structured Repurchase Dealer required under and determined in accordance with a Permitted Structured Repurchase Transaction, in each case, (I) by delivery of Parent’s Equity Interests (other than Disqualified Equity Interests) upon settlement thereof or (II) by payment of an early termination amount thereof in Parent’s Equity Interests (other than Disqualified Equity Interests) upon any early termination thereof, and (vii) Parent may make repurchases of Equity Interests (other than Disqualified Equity Interests) in Parent issued upon a conversion or exchange of Permitted Convertible Indebtedness (and pay cash in lieu of fractional shares) with the proceeds of other Permitted Convertible Indebtedness incurred substantially concurrently with such conversion or exchange; and

(b)from  and  after  the ~~Collateral  Release~~Covenant  Changeover  Date, (i)

Parent may declare and make Restricted Payments with respect to its Equity Interests payable or made solely in additional shares of its Equity Interests (other than Disqualified Equity Interests) or payable or made with the net cash proceeds of the substantially concurrent issue of new Equity Interests (other than Disqualified Equity Interests) in Parent, (ii) Subsidiaries may declare and pay dividends ratably (or on more favorable terms from the perspective of Parent) with respect to their Equity Interests, (iii) Subsidiaries may declare and make any Restricted Payments made to Parent or the other Subsidiaries, (iv) Parent may make repurchases of Equity Interests deemed to occur upon the “cashless exercise” of stock options or warrants or upon the vesting of restricted stock units, if such Equity Interests represent the exercise price of such options or warrants or represent withholding taxes due upon such exercise or vesting, (v) Parent and the Subsidiaries may purchase Equity Interests in non-Wholly Owned Subsidiaries from the minority owners thereof (whether by means of stock acquisition, self-tender, redemption or otherwise), (vi) Parent and the Subsidiaries may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Parent and the Subsidiaries, (vii) Parent and any Subsidiary may make any Restricted Payments (including in connection with Permitted Structured Repurchase Transactions or the conversion or exchange of any convertible or exchangeable Indebtedness into Equity Interests (other than Disqualified Equity Interests) in Parent (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such Equity Interests)) if (A) no Default shall have occurred and be continuing or would result therefrom and (B) Parent shall be in compliance with the covenant set forth in Section 6.10 as of the end of the fiscal quarter of Parent most recently ended on or prior to the date of such Restricted Payment, giving pro forma effect to such Restricted Payment and any related incurrence of Indebtedness and the use of proceeds therefrom as if they had occurred on the last day of such quarter, (viii) Parent or any Borrowing Subsidiary that is a Domestic Subsidiary may make (A)(I) the payment of any premium to the Hedge Provider due under and determined in accordance with a Permitted Bond Hedge Transaction, after giving effect to the setoff of any premium or other payments due to Parent or such Borrowing Subsidiary under and determined in accordance with such Permitted Bond Hedge Transaction or any related Permitted Warrant Transaction, or (II) any payments or deliveries to the Hedge Provider required under and determined in accordance with a Permitted Warrant Transaction, in each case, (1) by delivery of Parent’s Equity Interests (other than Disqualified Equity Interests) upon settlement thereof or (2) by (x) payment of an early termination amount thereof in Parent’s Equity Interests (other than Disqualified Equity Interests) upon any early termination thereof or (y) setoff against any premium or other payments due to Parent or such

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Borrowing Subsidiary under and determined in accordance with such Permitted Warrant Transaction or the related Permitted Bond Hedge Transaction or (B) any payments (other than any payment of any premium, prepayment amount, strike price or other applicable purchase price, costs, expenses or any other payments (whether absolute or contingent) for a Permitted Structured Repurchase Transaction at the time of entry into such Permitted Structured Repurchase Transaction) or deliveries to a Structured Repurchase Dealer required under and determined in accordance with a Permitted Structured Repurchase Transaction, in each case, (I) by delivery of Parent’s Equity Interests (other than Disqualified Equity Interests) upon settlement thereof or (II) by payment of an early termination amount thereof in Parent’s Equity Interests (other than Disqualified Equity Interests) upon any early termination thereof, and (ix) Parent may make repurchases of Equity Interests (other than Disqualified Equity Interests) in Parent issued upon a conversion or exchange of Permitted Convertible Indebtedness (and pay cash in lieu of fractional shares) with the proceeds of other Permitted Convertible Indebtedness incurred substantially concurrently with such conversion or exchange.

SECTION 6.06.Transactions with Affiliates.Parent will not, and will not permit any Subsidiary (other than any Excluded Subsidiary) to, sell, lease or otherwise transfer any assets to, or purchase, lease or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to Parent or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among Parent, Wholly Owned Subsidiaries and Subsidiary Loan Parties not involving any other Affiliate; provided that~~, prior to the Collateral Release Date,~~ any transactions entered into pursuant to this clause (b) between or among Loan Parties and Wholly Owned Subsidiaries that are not Loan Parties involving Intellectual Property directly held by any Loan Party shall be at prices and on terms and conditions not less favorable to such Loan Party than could be obtained on an arm’s-length basis from unrelated third parties (as reasonably determined by Parent), (c) transactions between or among Subsidiaries  that  are not  Loan  Parties, (d) any Restricted Payment permitted by Section 6.05 or Investment permitted by Section 6.12, (e) payments made and other transactions entered into in the ordinary course of business with officers and directors of Parent or any Subsidiary, and consulting fees and expenses incurred in the ordinary course of business payable to former officers or directors of Parent or any Subsidiary, (f) reclassifications or changes in the terms of or other transactions relating to Equity Interests in Parent held by Affiliates that do not involve the payment of any consideration (other than Equity Interests (other than Disqualified Equity Interests) in Parent) or any other transfer of value by Parent or any Subsidiary to any such Affiliate, (g) payments by Parent, or any Subsidiary to or on behalf of any Affiliate of Parent or any Subsidiary in connection with out-of-pocket expenses incurred in connection with any public or private offering, other issuance or sale of stock by or an Affiliate of Parent or other transaction for the benefit of Parent or any Subsidiary, (h) Permitted Charitable Contributions, (i) any transaction involving consideration or value of less than US$250,000 and (j) transactions permitted under Section 6.08(b)(xiii); provided, however, that this Section shall not prohibit or limit the operation or effect of, or any payments under, (i) any license, lease, service contract, purchasing agreement, disposition agreement or similar arrangement entered into in the ordinary course of business between any Subsidiary and Parent or any other Subsidiary or (ii) any agreement with respect to any joint venture to which Parent or any Subsidiary is a party entered into in connection with, or reasonably related to, its lines of business; provided that such agreement is approved by Parent’s board of directors or the audit committee thereof.

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SECTION 6.07.Restrictive Agreements.   Parent will not, and will not permit

any Subsidiary (other than any Excluded Subsidiary) to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Parent or any Domestic Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure any Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock, membership interests or similar Equity Interests or to make or repay loans or advances to Parent or any other Subsidiary or to Guarantee Indebtedness of Parent or any other Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by any Loan Document, (B) restrictions and conditions existing on the Second Amendment Effective Date and identified on Schedule 6.07 (and any extension or renewal thereof so long as the scope of such restrictions and conditions is not expanded), (C) restrictions and conditions with respect to a Person that is not a Subsidiary on the Second Amendment Effective Date, which restrictions and conditions are in existence at the time such Person becomes a Subsidiary or is merged or consolidated with a Subsidiary and are not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary, so long as such restrictions and conditions apply only to such Person (and any extension or renewal thereof so long as the scope of such restrictions and conditions is not expanded), (D) restrictions and conditions contained in any agreement or document governing or evidencing any Indebtedness of Parent or any Subsidiary permitted hereunder, provided that, with respect to matters referred to in clause (a) of the foregoing and other than with respect to any such restrictions or conditions contained in agreements or documents governing or evidencing Capital Lease Obligations, such restrictions and conditions shall not restrict Parent and the Subsidiaries from creating, incurring or permitting to exist Liens upon any of their assets to secure any Obligations so long as the aggregate principal amount of the Obligations constituting Indebtedness that are so secured does not exceed the amount equal to the sum of (x) the total amount of the unused Commitments in effect at the time the Indebtedness containing such restrictions or conditions is incurred, (y) the total amount of Revolving Credit Exposure outstanding at such time and (z) the aggregate principal amount of Incremental Term Loans outstanding at such time, and (E) in the case of any Domestic Subsidiary that is not a Designated Subsidiary or any Foreign Subsidiary, in each case, that is not a Wholly Owned Subsidiary, restrictions in such Person’s organizational documents or pursuant to any joint venture agreement or equityholders agreement; (ii) clause (a) of the foregoing shall not apply to

(A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the assets securing such Indebtedness and (B) customary provisions in leases and other agreements restricting the assignment thereof; and (iii) clause (b) of the foregoing shall not apply to customary restrictions and  conditions  contained  in  agreements relating to the sale of a Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

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SECTION 6.08.Asset Dispositions. Parent will not, and will not permit any

Subsidiary (other than any Excluded Subsidiary) to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest, owned by it, nor will Parent permit any of the Subsidiaries (other than any Excluded Subsidiary) to issue any additional Equity Interest in such Subsidiary, except:

(a)

(i)

prior to the ~~Collateral Release~~Covenant Changeover Date:

sales, transfers and other dispositions of inventory, used or surplus equipment and other fixed assets in the ordinary course of business and dispositions of cash, Permitted Investments and other cash equivalents in a manner not otherwise prohibited hereunder;

(ii)	sales, transfers and other dispositions (A) to a Loan Party or (B) among any Subsidiaries that are not Loan Parties;

(iii)	issuances of Equity Interests in a Subsidiary (A) as incentive compensation to officers, directors or employees of such Subsidiary, (B) to Parent or a Wholly Owned Subsidiary; provided that any such issuance that would result in any Loan Party directly owning a lesser percentage of the Equity Interests in such Subsidiary than such Loan Party owned immediately prior to giving effect thereto would only be permitted if such issuance, were it treated as a corresponding disposition of such Equity Interests by such Loan Party, would otherwise be permitted hereunder, or (C) as a Restricted Payment made in reliance on Section 6.05(a)(ii);

(iv)	dispositions of assets to the extent that (A) such assets are exchanged for credit against the purchase price of similar replacement assets or (B) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement assets;

(v)	licenses, sublicenses, leases and subleases that do not interfere in any material respect with the business of Parent or any Subsidiary; provided that any such license, sublicense, lease and sublease granted outside the ordinary course of business may not reduce the value of the Collateral in any material respect;

(vi)	sales or discounts of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business;

(vii)	the granting of Liens permitted by Section 6.02(a);

(viii)	any Restricted Payment permitted under Section 6.05(a) or any Investment permitted under Section 6.12 (other than Section 6.12(g) or 6.12(r));

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(ix)	any other sales, transfers and dispositions of assets, in each case to the extent made to a Person other than Parent or any Subsidiary; provided that (A) such sales, transfers and dispositions shall be made for fair value and 75% cash consideration, (B) the aggregate fair value of all assets sold, transferred or disposed in reliance on this clause (a)(ix) shall not exceed, in any period of four consecutive fiscal quarters of Parent, US$25,000,000 and (C) at the time thereof and after giving pro forma effect thereto, no Default shall have occurred and be continuing or would arise therefrom;

(x)	dispositions or transfers by any Loan Party in the form of (A) the contribution or other disposition to a CFC Domestic Holdco or a Foreign Subsidiary of Equity Interests in, or Indebtedness of, any other CFC Domestic Holdco or a Foreign Subsidiary owned directly by such Loan Party in exchange for Equity Interests in (or additional share premium or paid in capital in respect of Equity Interests in), or Indebtedness of, such CFC Domestic Holdco or Foreign Subsidiary, or a combination of any of the foregoing, and (B) an exchange of Equity Interests in any CFC Domestic Holdco or Foreign Subsidiary for Indebtedness of, or of Indebtedness of such CFC Domestic Holdco or Foreign Subsidiary for Equity Interests in, such CFC Domestic Holdco or Foreign Subsidiary;

(xi)	Permitted Charitable Contributions;

(xii)	anytransactionsinvolvingconsiderationorvalueoflessthan

US$1,000,000 individually;

(xiii)	any Specified Disposition; provided that (A) any such sale, transfer or disposition shall be made for fair value and 75% cash consideration, provided that this clause (A) shall not apply to any Specified Disposition with a fair value (determined as of the date of the applicable sale, transfer or other disposition) that, taken together with the fair value of all other Specified Dispositions sold, transferred or otherwise disposed of since the Second Amendment Effective Date in reliance on this proviso to clause (A), does not exceed 15% of the sum of (1) the aggregate book value of assets sold, transferred or otherwise disposed of, without duplication, in reliance on this clause (a)(xiii) and (2) Consolidated Total Assets as of the last day of the fiscal quarter of Parent most recently ended on or prior to the date of such Specified Disposition, and (B) no Default shall have occurred and be continuing at the time of entry into the definitive agreement governing such sale, transfer or other disposition or would arise therefrom; and

(xiv)terms; and

(b)

(i)

the unwinding of any permitted Swap Agreement in accordance with its from and after the ~~Collateral Release~~Covenant Changeover Date:

sales of inventory, used or surplus equipment and other fixed assets in the ordinary course of business and dispositions of cash, Permitted Investments and other cash equivalents in a manner not otherwise prohibited hereunder;

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(ii)	sales, transfers and other dispositions (A) to a Loan Party or (B) among any Subsidiaries that are not Loan Parties;

(iii)	issuances of Equity Interests in a Subsidiary (A) as incentive compensation to officers, directors or employees of such Subsidiary, (B) to Parent or a Wholly Owned Subsidiary or (C) as a Restricted Payment made in reliance on Section 6.05(b)(ii);

(iv)	dispositions of assets to the extent that (A) such assets are exchanged for credit against the purchase price of similar replacement assets or (B) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement assets;

(v)	licenses, sublicenses, leases and subleases that do not interfere in any material respect with the business of Parent or any Subsidiary;

(vi)	sales or discounts of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business;

(vii)	the granting of Liens or entry into Securitization Transactions permitted by

Section 6.02(b);

(viii)	any Sale/Leaseback Transaction permitted by Section 6.03;

(ix)	any Restricted Payment permitted under Section 6.05(b) (other than non-cash payments permitted solely under Section 6.05(b)(vii));

(x)	sales, transfers and dispositions of all the Equity Interests in a Subsidiary owned by Parent and the Subsidiaries and sales, transfers, leases and other dispositions of other assets (other than accounts receivable as part of a Securitization Transaction or inventory as part of an inventory financing), in each case to the extent made to a Person other than Parent or any Subsidiary and to the extent not made in reliance on any other clause of this Section; provided that at the time of each such sale, transfer or disposition and after giving effect thereto, (A) the sum, without duplication, of (w) the aggregate fair value of assets sold, transferred or otherwise disposed of, without duplication, in reliance on clause (a)(xiii) or (b)(xvii) of this Section, (x) the aggregate book value of all assets sold, transferred, leased or otherwise disposed of in reliance on this clause (b)(x) since the Original Effective Date (in each case determined as of the date of the applicable sale, transfer, lease or other disposition), (y) all Partial Transfer Asset Amounts for all Partial Transfer Subsidiaries (if any) and (z) the General Basket Excess Amount shall not exceed 20% of the sum, without duplication, of (1) the amounts referred to in the immediately preceding clauses (x) and (y) and (2) Consolidated Total Assets as of the last day of the fiscal quarter of Parent most recently ended on or prior to the date of such sale, transfer, lease or other disposition (without giving pro forma effect to such sale, transfer, lease or other disposition), (B) no Default shall have occurred and be continuing, (C) Parent shall be in compliance with the covenant set forth in Section 6.10 as of the end of the fiscal quarter of Parent most recently ended on or prior to the date of such sale, transfer, lease or

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other disposition, giving pro forma effect to such sale, transfer, lease or other disposition as if it had occurred on the first day of the period of four consecutive fiscal quarters of Parent ending with such quarter, (D) all sales, transfers, leases and other dispositions made in reliance on this clause (b)(x) shall have been made for fair value and (E) with respect to each sale, transfer, lease or other disposition made in reliance on this clause (b)(x) for consideration with a fair value in excess of US$25,000,000, Parent shall have delivered to the Administrative Agent a certificate of a Financial Officer of Parent certifying that all the requirements set forth in this clause (b)(x) have been satisfied with respect thereto, together with reasonably detailed calculations demonstrating satisfaction of the requirements set forth in subclauses (A) and (C) above;

(xi)any transfer to Persons other than Parent or a Subsidiary of Equity

Interests representing at least 15% of the aggregate equity in any Subsidiary (after giving effect to such transfer), whether pursuant to a Restricted Payment, a sale of such Equity Interests by the holder or holders thereof or an issuance and sale of Equity Interests by such Subsidiary (any such transfer being referred to as a “Partial Transfer”; such Subsidiary being referred to as the “Partial Transfer Parent Subsidiary” and, together with its subsidiaries, as the “Partial Transfer Subsidiaries”; and any Partial Transfer Subsidiary that becomes a Partial Transfer Subsidiary as a result of a Restricted Payment being referred to as a “Partial Transfer Spin-Off Subsidiary”); provided that at the time of such Partial Transfer and after giving effect thereto, (A) no Default shall have occurred and be continuing, (B) Parent shall be in compliance with the covenant set forth in Section 6.10 as of the end of the fiscal quarter of Parent most recently ended on or prior to the date of such Partial Transfer, giving pro forma effect to such Partial Transfer and any related incurrence of Indebtedness as if they had occurred on the first day of the period of four consecutive fiscal quarters of Parent ended with such quarter, (C) the sum, without duplication, of (w) the aggregate fair value of assets sold, transferred or otherwise disposed of, without duplication, in reliance on clause (a)(xiii) or (b)(xvii) of this Section, (x) the Partial Transfer Asset Amounts for all the Partial Transfer Subsidiaries, (y) the aggregate book value of all the assets sold, transferred, leased or otherwise disposed of in reliance upon clause (b)(x) of this Section since the Original Effective Date (in each case, determined as of the date of the applicable sale, transfer, lease or other disposition) and (z) the General Basket Excess Amount, shall not exceed 20% of the sum, without duplication, of (1) the amounts referred to in the immediately preceding clause (y) and (2) Consolidated Total Assets as of the last day of the fiscal quarter of Parent most recently ended on or prior to the date of such Partial Transfer (without giving pro forma effect to such Partial Transfer), (D) if such Partial Transfer constitutes a Restricted Payment, the sum, without duplication, of the Partial Transfer EBITDA Amounts for all the Partial Transfer Spin-Off Subsidiaries shall not exceed 20% of Consolidated EBITDA for the period of four consecutive fiscal quarters of Parent most recently ended on or prior to the date of such Restricted Payment (without giving pro forma effect to such Restricted Payment), (E) if such Partial Transfer constitutes a sale or an issuance and sale of Equity Interests in the Subsidiary, such Partial Transfer shall have been made for fair value, (F) Parent shall have delivered to the Administrative Agent a certificate of a Financial Officer, certifying that all the requirements set forth in this clause (b)(xi) have been satisfied with respect thereto, together with reasonably detailed calculations demonstrating satisfaction of the requirements set forth in subclauses (B), (C) and (D) above, and (G) this clause (b)(xi) may not be relied for more than one

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Partial Transfer (or more than a single series of related Partial Transfers consummated substantially concurrently);

(xii)	any other sales, transfers and dispositions of assets; provided that (A) such sales, transfers and dispositions shall be made for fair value, (B) the aggregate fair value of the assets sold, transferred or disposed in reliance on this clause (b)(xii) shall not exceed, in any period of four consecutive fiscal quarters of Parent, US$50,000,000 (excluding, for purposes of this clause (B), any portion thereof attributable to the sales, transfers or dispositions of Equity Interests in Excluded Subsidiaries), (C) to the extent the aggregate fair value of the assets sold, transferred or disposed since the Original Effective Date in reliance on this clause (b)(xii) shall exceed US$100,000,000 (excluding, for purposes of this clause (C), any portion thereof attributable to the sales, transfers or dispositions of Equity Interests in Excluded Subsidiaries), (1) the amount of such excess (the aggregate amount of such excess since the Original Effective Date being referred to as the “General Basket Excess Amount”) shall reduce availability under clauses (b)(x) and (b)(xi) of this Section as set forth therein and (2) in the case of a sale, transfer or disposition resulting in such excess or made at any time thereafter, such sale, transfer or disposition shall only be permitted under this clause (b)(xii) if, at the time thereof, a disposition of assets with the book value equal to the portion of the General Basket Excess Amount attributable to such sale, transfer or other disposition would then be permitted under subclause (A) of clause (b)(x) of this Section, and (D) at the time thereof and after giving pro forma effect thereto, no Default shall have occurred and be continuing or would arise therefrom;

(xiii)	dispositions or transfers by Loan Parties to Subsidiaries that are not Loan

Parties of assets with an aggregate fair market value not to exceed US$75,000,000;

(xiv)	dispositions or transfers by any Loan Party in the form of (A) the contribution or other disposition to a CFC Domestic Holdco or a Foreign Subsidiary of Equity Interests in, or Indebtedness of, any other CFC Domestic Holdco or a Foreign Subsidiary owned directly by such Loan Party in exchange for Equity Interests in (or additional share premium or paid in capital in respect of Equity Interests in), or Indebtedness of, such CFC Domestic Holdco or Foreign Subsidiary, or a combination of any of the foregoing, and (B) an exchange of Equity Interests in any CFC Domestic Holdco or Foreign Subsidiary for Indebtedness of, or of Indebtedness of such CFC Domestic Holdco or Foreign Subsidiary for Equity Interests in, such CFC Domestic Holdco or Foreign Subsidiary;

(xv)	Permitted Charitable Contributions;

(xvi)	anytransactionsinvolvingconsiderationorvalueoflessthan

US$1,000,000 individually;

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(xvii)   any Specified  Disposition;  provided  that  (A)  any such  sale,  transfer or disposition shall be made for fair value and 75% cash consideration, provided that this clause (A) shall not apply to any Specified Disposition with a fair value (determined as of the date of the applicable sale, transfer or other disposition) that, taken together with the fair value of all other Specified Dispositions sold, transferred or otherwise disposed of since the Second Amendment Effective Date in reliance on this proviso to clause (A), does not exceed 15% of the sum of (1) the aggregate book value of assets sold, transferred or otherwise disposed of, without duplication, in reliance on this clause (b)(xvii) and (2) Consolidated Total Assets as of the last day of the fiscal quarter of Parent most recently ended on or prior to the date of such Specified Disposition, and (B) no Default shall have occurred and be continuing at the time of entry into the definitive agreement governing such sale, transfer or other disposition or would arise therefrom; and

terms.

(xviii)

the unwinding of any permitted Swap Agreement in accordance with its

Notwithstanding anything to the contrary in this Section or any other provision of this Agreement, Parent will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any Equity Interests or other assets if such Equity Interests or other assets represent all or substantially all of the assets of Parent and the Subsidiaries, on a consolidated basis.

SECTION 6.09.Use of Proceeds and Letters of Credit; Margin Regulations.

(a)Parent will not, and will not permit any Subsidiary to, use the proceeds of the Loans for any purpose other than for the general corporate purposes of Parent and the Subsidiaries, including working capital, capital expenditures and Acquisitions. The Letters of Credit will be used only to support obligations of Parent and the Subsidiaries. The Borrowers will not request any Borrowing or Letter of Credit, and the Borrowers shall not use, and shall procure that the Subsidiaries and the directors, officers, employees and agents of Parent or any Subsidiary shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption ~~laws~~Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(b)	Parent will not, and will not permit any Subsidiary to, use any part of the proceeds of any Loan, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors, including Regulations T, U and X.

SECTION 6.10.Leverage Ratio. Parent will not permit the Leverage Ratio as of the last day of any fiscal quarter of Parent ending on or after the ~~Financial~~ Covenant Changeover Date (and, if the Covenant Changeover Date is July 1, 2021, Parent will not permit the Leverage Ratio as of the last day of the fiscal quarter of Parent ending June 30,

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2021) to exceed 3.50 to 1.00; provided that, from and after the ~~Collateral Release~~Covenant Changeover Date, upon the consummation of any Material Acquisition that involves payment of cash consideration of at least US$100,000,000 and the written election of Parent to the Administrative Agent (which shall promptly notify the Lenders), the maximum permitted Leverage Ratio set forth above shall increase to (a) 4.00 to 1.00, with respect to the last day of the fiscal quarter of Parent during which such Material Acquisition is consummated and the last day of the first and second full fiscal quarters of Parent ending after the date of the consummation of such Material Acquisition (which increase shall be effective as of the date of consummation of such Material Acquisition (including for purposes of determining pro forma compliance with the covenant set forth in this Section in respect of such Material Acquisition)) and (b) 3.75 to 1.00, with respect to the last day of the third and fourth full fiscal quarters of Parent ending after the date of the consummation of such Material Acquisition; provided, however, that Parent shall not be permitted to make such an election if Parent has theretofore made such an election unless (i) at least two consecutive full fiscal quarters of Parent shall have ended since the date of such prior election without an increase being in effect or (ii) the Leverage Ratio as of the last day of at least two consecutive full fiscal quarters ended since the date of such prior election did not exceed 3.50 to 1.00.

SECTION 6.11.Minimum Liquidity. Parent will not permit Liquidity as of the last day of any fiscal quarter of Parent ending on or ~~after~~prior to the earlier of (a) June 30, ~~2020~~2021 and ~~prior to~~(b) the ~~Financial~~ Covenant Changeover Date to be less than US$150,000,000.

SECTION 6.12.InvestmentsandAcquisitions.Priortothe~~Collateral~~

~~Release~~Covenant Changeover Date, Parent will not, and will not permit any Subsidiary (other than any Excluded Subsidiary) to purchase or acquire (including pursuant to any merger or consolidation with any Person that was not a Wholly Owned Subsidiary prior to such merger or consolidation), hold, make or otherwise permit to exist any Investment in any other Person, or make any Acquisition, except:

(a)	Investments in Permitted Investments and Investments that were Investments in Permitted Investments when made;

(b)	(i) Investments existing on the Second Amendment Effective Date in

Subsidiaries and (ii) other Investments existing on the Second Amendment Effective Date and set forth on Schedule 6.12 (but, in each case, not any additions thereto (including any capital contributions) made after the Second Amendment Effective Date);

(c)	investments or capital contributions by Parent and the Subsidiaries in or to

Equity Interests in their Subsidiaries; provided that (i) such investees are Subsidiaries prior to such investments or capital contributions and (ii) the aggregate amount of such investments and capital contributions by the Loan Parties in and to, and loans and advances under clause (d) below by the Loan Parties to, and Guarantees under clause (e) below by the Loan Parties of Indebtedness and other obligations of, Subsidiaries that are not Loan Parties (excluding all such investments, capital contributions, loans, advances and Guarantees (A) existing on the Second Amendment Effective Date and permitted by clause (b) above or (B) consisting of investments, capital contributions, loans or advances made in cash, Permitted Investments or other cash equivalents, in each case, in

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the ordinary course of business (including in connection with any transfer pricing, cost plus or similar arrangements in the ordinary course of business)) shall not exceed US$25,000,000 at any time outstanding;

(d)	loans or advances made by Parent or any Subsidiary to Parent or any

Subsidiary; provided that (i) the Indebtedness resulting therefrom is permitted by Section 6.01(a)(iii) and (ii) the amount of such loans and advances made by the Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (c) above;

(e)	Guarantees by ~~the Company~~Parent or any Subsidiary of Indebtedness or other obligations of ~~the Company~~Parent or any Subsidiary (including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty); provided that, in the case of this clause (e), the aggregate amount of Indebtedness and other obligations of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (c) above;

(f)	(i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of account debtors or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and (ii) deposits, prepayments and other credits to suppliers or licensors made in the ordinary course of business;

(g)	Investments made as a result of the receipt of noncash consideration from any sale, transfer or other disposition of any asset in compliance with Section 6.08(a);

(h)	Investments by Parent or any Subsidiary that result solely from the receipt by

Parent or any Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof);

(i)	Investments in the form of Swap Agreements that are entered into to hedge or mitigate risks to which Parent or any Subsidiary has actual or anticipated exposure (other than in respect of Equity Interests or Indebtedness of Parent or any Subsidiary) or to cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) or exchange rates with respect to any interest bearing or non-US Dollar denominated liability or investment of Parent or any Subsidiary;

(j)	payroll, travel and similar advances to directors, officers, employees and consultants of Parent or any Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of Parent or such Subsidiary for accounting purposes and that are made in the ordinary course of business;

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(k)loans or advances to directors, officers, employees and consultants (or their respective estates, heirs, family members, spouses and former spouses, domestic partners and former domestic partners or beneficiaries under their respective estates) of Parent or any Subsidiary (i) in connection with such Person’s purchase of Equity Interests in Parent, provided that no cash, Permitted Investments or other cash equivalents are actually advanced pursuant to this clause (i) other than to pay Taxes due in connection with such purchase, and (ii) for other purposes, provided that the aggregate amount of Investments permitted by this clause (ii) shall not exceed US$10,000,000 at any time outstanding;

(l)Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit and (ii) customary trade arrangements with customers;

(m)Guarantees of obligations of any Subsidiary in respect of leases (other than

Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(n)Investments held by a Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into Parent or a Subsidiary in a transaction permitted hereunder) after the Second Amendment Effective Date; provided that such Investments exist at the time such Person becomes a Subsidiary (or is so merged or consolidated) and are not made in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation);

(o)any Acquisition or other Investment to the extent consideration therefor is paid solely with shares of common stock in Parent;

(p)any other Acquisition or other Investment; provided that the aggregate amount of Acquisitions and other Investments permitted by this clause (p) (except to the extent of any portion thereof the consideration for which is paid in the form of common stock of Parent) shall not exceed US$100,000,000 at any time outstanding;

(q)Investments by Parent or any other Loan Party in any Subsidiary that is not a

Loan Party to the extent made with cash, Permitted Investments or other cash equivalents necessary to fund an Acquisition permitted by clause (p) above;

(r)to the extent constituting Investments, sales, transfers and other dispositions permitted by Sections 6.08(a)(x) and 6.08(a)(xii); and

(s)to the extent constituting an Investment, any Permitted Bond Hedge

Transaction; provided that, to the extent constituting a Restricted Payment, no cash payment by Parent or any Subsidiary in respect of any Permitted Bond Hedge Transaction shall be permitted by this clause (s) except to the extent otherwise permitted by Section 6.05.

Notwithstanding anything to the contrary contained in the foregoing, no Investment in the form of a transfer of (i) Equity Interests in any Subsidiary held by Parent or any other Loan Party to any Subsidiary that is not a Loan Party shall be permitted by this Section 6.12 unless such

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transfer is also permitted by and made in reliance on Section 6.08(a)(x) or 6.08(a)(xii) or (ii) Intellectual Property by ~~the Company~~Parent or any other Loan Party to any Subsidiary that is not a Loan Party shall be permitted by this Section 6.12 unless such transfer is also permitted by and made in reliance on Section 6.08(a)(xii).

SECTION 6.13.Maintenance of Borrowing Subsidiaries as Wholly Owned Subsidiaries. Notwithstanding anything to the contrary herein, Parent will not permit any Borrowing Subsidiary to cease to be a Wholly Owned Subsidiary; provided that this Section shall not prohibit any merger or consolidation of a Borrowing Subsidiary consummated in accordance with Section 6.04 or 6.08 so long as the surviving or continuing Person shall be a Wholly Owned Subsidiary that is a Domestic Subsidiary and a Loan Party.

ARTICLE VII

Events of Default

SECTION 7.01.Events of Default. If any of the following events (“Events of Default”) shall occur:

(a)any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)any representation, warranty or statement made or deemed made by or on behalf of Parent or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)Parent or any Borrowing Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a) or 5.03 (with respect to Parent’s or a Borrowing Subsidiary’s existence) or in Article VI;

(e)any Loan Party shall fail to observe or perform any covenant, condition oragreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to Parent (which notice will be given at the request of any Lender);

(f)Parent or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (but after giving effect to any grace period applicable thereto);

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(g)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, but after giving effect to any grace period applicable thereto) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf or, in the case of any Swap Agreement governing obligations that constitute Material Indebtedness, the applicable counterparty, or, in the case of a Securitization Transaction, the purchasers or lenders thereunder, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (in each case, other than solely by causing such Material Indebtedness to convert into Equity Interests (other than Disqualified Equity Interests) in Parent (and cash in lieu of fractional shares)) or, in the case of any Swap Agreement governing obligations that constitute Material Indebtedness or Securitization Transaction, to cause the termination thereof; provided that this clause (g) shall not apply to (i) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness, (ii) any Indebtedness that becomes due as a result of a voluntary prepayment, repurchase, redemption or defeasance thereof, or any refinancing thereof, permitted under this Agreement or (iii) any conversion or exchange of Indebtedness that is convertible into or exchangeable for Equity Interests (other than Disqualified Equity Interests) in Parent (and cash in lieu of fractional shares) and/or into or for cash (in an amount determined by reference to the price of such Equity Interests), provided that, in the case of any such conversion into or exchange for cash (in an amount determined by reference to the price of such Equity Interests), payment of such cash upon such conversion or exchange is permitted at such time by Section 6.05;

(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Parent or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)Parent or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation of a Material Subsidiary permitted under Section 6.04(a)(ii)), reorganization or other relief under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action for the purpose of effecting any of the foregoing;

(j)Parent or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)one or more judgments for the payment of money in an aggregate amount in excess of US$100,000,000 (to the extent not covered by insurance) shall be rendered against Parent, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days from the date on which payment of such judgment is due during which execution

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shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Parent or any Material Subsidiary to enforce any such judgment;

(l)an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)any Guarantee purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except as expressly provided in Section 9.14;

(n)~~prior  to  the  Collateral  Release  Date,~~  any Lien  purported  to  be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material Collateral, with the priority required by the applicable Security Document, except as a result of (i) a sale, transfer or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) the release thereof as expressly provided in the applicable Security Document or this Agreement or (iii) as a result of the Administrative Agent’s failure (A) to maintain possession of any stock certificate, promissory note or other instrument delivered to it under any Security Document or (B) to file Uniform Commercial Code (or equivalent) continuation statements; or

(o)a Change in Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of, and shall at the request of, the Required Lenders, by notice to Parent, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.06(j), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Section, the Commitments shall immediately and automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall immediately and automatically become due and payable, and the deposit of cash collateral in respect of LC Exposure as provided in Section 2.06(j) shall immediately and automatically be required, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

~~SECTION 7.02. CAM Exchange. On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Section 7.01 and (ii) the Revolving Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations such that, in lieu of the interests of each Revolving Lender in the particular~~

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~~Designated Obligations that it shall own as of such date and prior to the CAM Exchange, such Revolving Lender shall own an interest equal to such Lender’s CAM Percentage in all the Designated Obligations. Each Revolving Lender and each Person acquiring a participation from any Revolving Lender as contemplated by Section 9.04 hereby consents and agrees to the CAM Exchange. Each Revolving Lender agrees from time to time to execute and deliver to the Administrative Agent all instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Revolving Lenders after giving effect to the CAM Exchange; provided that the failure of any Revolving Lender to execute and delivery any such instrument or document shall not affect the validity or effectiveness of the CAM Exchange. It is acknowledged and agreed that the foregoing provisions of this paragraph reflect an agreement entered into solely among the Revolving Lenders (and not any Loan Party) and no consent of any Loan Party shall be required with respect to any action taken by the Revolving Lenders pursuant to such provisions.~~

~~(b) As a result of the CAM Exchange, on and after the CAM Exchange Date,~~

~~(i) each payment received by an Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Revolving Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by paragraph (c) below), but giving effect to assignments after the CAM Exchange Date, it being understood that nothing herein shall be construed to prohibit the assignment of a proportionate part of all an assigning Revolving Lender’s rights and obligations in respect of a single Class of Commitments or Loans, and (ii) clause (d) of the definition of Excluded Taxes shall not apply to any Taxes required to be withheld or deducted by an applicable withholding agent from or in respect of payments hereunder to any Recipient that exceed the Taxes such withholding agent would have been required to withhold or deduct from or in respect of payments to such Recipient had such CAM Exchange not occurred (but only if such Recipient cannot comply with Section 2.17(f) or 2.17(g) under applicable law).~~

~~(c) In the event that,  on  or after the CAM  Exchange Date,  the aggregate  amount of the Designated Obligations shall change as a result of the making of an LC Disbursement by an Issuing Bank that is not reimbursed by a Borrower, then (i) each Revolving Lender (determined as of the CAM Exchange Date but without giving effect to the CAM Exchange), shall, in accordance with Sections 2.06(d) and 2.06(e), promptly pay to such Issuing Bank an amount determined in accordance with such Sections on the basis of such Revolving Lender’s Combined Tranche Percentage (determined as of the CAM Exchange Date but without giving effect to the CAM Exchange) of the amount due from the applicable Borrower in respect of such LC Disbursement, (ii) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such LC Disbursement and the funding of participations therein by the Revolving Lenders and (iii) in the event distributions shall have been made in accordance with clause (i) of paragraph (b) above, the Revolving Lenders shall make such payments to one another as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each LC Disbursement been outstanding immediately prior to the CAM Exchange. Each such redetermination shall be binding on each of the Borrowers and the Revolving Lenders and their successors and assigns and shall be conclusive absent demonstrable error.~~

ARTICLE VIII

The Agents

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Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entities named as the Administrative Agent and the London Agent in the heading of this Agreement, and their successors in such capacities, to serve as the Administrative Agent and the London Agent, respectively, under the Loan Documents and authorizes the Agents to take such actions and to exercise such powers as are delegated to the Agents by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Any Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not an Agent, and such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Parent or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.

The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents, and their duties hereunder and under the other Loan Documents shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Agents shall not have any duty to take any discretionary action or to exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agents are required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the ~~applicable~~Applicable Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02); provided that no Agent shall be required to take any action that, in its opinion, could expose such Agent to liability or be contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent or any Subsidiary or other Affiliate thereof that is communicated to or obtained by them or any of their Affiliates in any capacity. The Agents shall not be liable for any action taken or not taken by them with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the ~~applicable~~Applicable Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02) or in the absence of their own gross negligence or willful misconduct (such absence to be presumed for purposes of this Article VIII unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment). Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to such Agent by Parent, a Lender or an Issuing Bank, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, including any representation by any Incremental Lender in any Incremental Facility Agreement (it being understood and agreed that each Agent may rely, and shall incur no liability for relying, upon such representation), (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, including with respect to the existence and aggregate amount of Designated Cash Management Obligations or Designated Swap Obligations at any

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time, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page) or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent, or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to such Agent. Notwithstanding anything herein to the contrary, the Agents shall not have any liability arising from, or be responsible for any ~~loss~~Liability, cost or expense suffered by any Borrower or any Lender as a result of, (A) any determination of any Revolving Credit Exposure or the component amounts thereof, (B) any determination of the Exchange Rate, the LC Exchange Rate or the US Dollar Equivalent, (C) any determination of any rate that reflects the costs to any Lenders of making or maintaining any Loans as contemplated by Section 2.14 or 2.14A (including, for the avoidance of doubt, any determination of an alternate rate of interest pursuant to Section 2.14) or 2.14A), (D) any determination that any Lender is a Defaulting Lender, or the effective date of such status, it being further understood and agreed that no Agent shall have any obligation to determine whether any Lender is a Defaulting Lender, and (E) any determination it makes as contemplated by the definition of the term “Guarantee and Collateral Requirement” or by Section 5.05 or 5.08.

Each Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (including, if applicable, a Financial Officer). Each Agent also may rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (including, if applicable, a Financial Officer), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, amendment or extension of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, each Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless such Agent shall have received notice to the contrary from such Lender or such Issuing Bank sufficiently in advance to the making of such Loan or the issuance, amendment or extension of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any of and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent or the London Agent, as applicable. No Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with

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gross negligence or willful misconduct in the selection of such sub-agent.

Subject to the terms of this paragraph, each Agent may resign at any time from its capacity as such. In connection with such resignation, the retiring Agent shall give notice of its intent to resign to the Lenders, the Issuing Banks and Parent. Upon receipt of any such notice of resignation, the Required Lenders (in the case of a resignation of the Administrative Agent) or the Administrative Agent (in the case of a resignation by the London Agent) shall have the right, in consultation with Parent, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its intent to resign, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If any Agent shall be a Defaulting Lender pursuant to clause (e) of the definition of such term, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to Parent and such Agent remove such Agent in its capacity as such and, in consultation with Parent, appoint a successor. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, as the case may be, and such retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. Notwithstanding the foregoing, in the event (a) no successor Agent to a retiring Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its intent to resign, the retiring Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and Parent or (b) no successor to a removed Agent shall have been so appointed and shall have accepted such appointment by the day that is 30 days following of the issuance of a notice of removal, the removal shall become effective on such 30th day, and on the date of effectiveness of such resignation or removal, as the case may be, (i) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as administrative agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of such Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the retiring or removed Agent for the account of any Person other than such Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the retiring or removed Agent shall also directly be given or made to the other Agent, and each Lender and each Issuing Bank. After an Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent and in respect of the matters referred to in the proviso under clause (i) above.

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Each Lender and Issuing Bank irrevocably authorizes the Administrative Agent to determine (it being understood that such determination will be made jointly with Parent), in connection with any Subsidiary that is a Foreign Subsidiary becoming a Subsidiary Loan Party pursuant to the Guarantee Agreement, the terms and conditions of any limitations to be set forth in the Guarantee Agreement with respect to such Subsidiary as contemplated by the form of the supplement attached to the Guarantee Agreement, it being understood and agreed that (a) the Administrative Agent shall not have any liability arising from any such determination of such terms and such conditions and (b) in connection with any such determination, the Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties) selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel.

Except with respect to the exercise of setoff rights in accordance with Section 9.08 (or any similar provision in any other Loan Document) or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party (other than the Administrative Agent) shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In furtherance of the foregoing and not in limitation thereof, no agreement relating to Designated Swap Obligations or Designated Cash Management Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral and the Guarantees of the Obligations, each Secured Party that is a party to any such arrangement in respect of Designated Swap Obligations or Designated Cash Management Obligations, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder. It is understood and agreed that the availability of benefits of the Collateral or of the Guarantee of the Obligations to any Secured Party that is not a party hereto is made available on an express condition that, and is subject to, such Secured Party not asserting that it is not bound by the appointments and other agreements expressed in this Article to be made, or deemed herein to be made, by such Secured Party.

No Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall any Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law.

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In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding such Secured Party (and/or any designee of such Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

In case of the pendency of any proceeding with respect to any Loan Party under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, each Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other obligations under the Loan Documents that

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are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and such Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17 and 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to such Agent and, in the event that such Agent shall consent to the making of such payments directly to the Lenders or the Issuing Banks, to pay to such Agent any amount due to it, in its capacity as Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the obligations or the rights of any Lender or Issuing Bank, or to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

Each Lender and Issuing Bank acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender and Issuing Bank further represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and ~~letters of credit~~in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of ~~its~~ business, and ~~that~~not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon either Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon either Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender and Issuing Bank, by delivering its signature page to the Second Amendment or the Third Amendment, as applicable, or delivering its signature page to an Assignment and Assumption, an Incremental Facility Agreement or an Issuing Bank Agreement pursuant to which it shall become a Lender or an Issuing Bank, as the case may be, hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on or prior to the Second Amendment Effective Date or the Third Amendment Effective Date, as

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applicable.

Notwithstanding anything herein to the contrary, no Arranger, Syndication Agent or Documentation Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the exculpatory provisions, expense reimbursement and indemnities to the extent provided for hereunder or in any other Loan Document.

Each Lender (a) represents and warrants, as of the date such Person became a Lender party hereto, to, and (b) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and not, for the avoidance of doubt, to or for the benefit of ~~the Borrower~~Parent or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent or the London Agent, in its sole discretion, and such Lender.

In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and not, for the avoidance of doubt, to or for the benefit of

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~~the Borrower~~Parent or any other Loan Party, that neither Agent is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent or the London Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices.(a) Except in the case of notices and other communications expressly permitted to be given by Electronic Communication (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by facsimile or sent by email, as follows:

(i)if to Parent, to it at 400 1st Avenue, Needham, MA 02494, Attention of Office of the General Counsel, (Facsimile No. (617) 830-0770, email: skalvert@tripadvisor.com) and if to any Borrowing Subsidiary, to it in care of Parent as set forth above;

(ii)if to the Administrative Agent, the London Agent or the Swingline Lender, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 500 Stanton Christiana Road, NCC5 / 1st Floor, Newark, Delaware 19713, Attention of Nicholas Papa (Facsimile No. (302) 634-1979, email: nicholas.papa@chase.com);

(iii)if to any Issuing Bank, to it at the address (or email or facsimile number) most recently specified by it in a notice delivered to the Administrative Agent and Parent; and

(iv)if to any other Lender, to it at its address (or email or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, and notices sent by facsimile shall be deemed to have been given when sent; provided that, if not given during normal business hours for the recipient, notices shall be deemed to have been given at the opening of business on the next Business Day for the recipient; and notices delivered through email or other electronic communications as provided in paragraph (b) of this Section shall be effective as provided in such paragraph.

(b)Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article using Electronic Systems. Any notices or other communications to any Agent, Parent or any Borrowing Subsidiary may be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person. Unless the Administrative Agent otherwise prescribes, (i) notices and

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other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) and (ii) notices or communications posted to an Electronic System shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)Each Borrowing Subsidiary hereby irrevocably appoints Parent as its agent for the purpose of receiving or giving on its behalf any notice and taking any other action provided for in this Agreement and any other Loan Document and hereby agrees that it shall be bound by any such notice or action received, given or taken by Parent hereunder or thereunder irrespective of whether or not any such notice shall have in fact been authorized by such Borrowing Subsidiary and irrespective of whether or not the agency provided for herein or therein shall have theretofore been terminated.

(d)Any party hereto may change its address, telephone number, email address or facsimile number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any change by a Lender or an Issuing Bank, by notice to Parent and the Administrative Agent).

(e)The Borrowers agree that the Agents may, but shall not be obligated to, make any Communication by posting such Communication on an Electronic System. Any Electronic System used by the Agents is provided “as is” and “as available”. None of the Agents or any of their Related Parties warrants, or shall be deemed to warrant, the adequacy of any Electronic System and the Agents expressly disclaim liability for errors or omissions in the Communications. None of the Agents or any of their Related Parties is responsible for approving or vetting the representatives or contacts of any Lender that are added to any Electronic System. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Agents or any of their Related Parties in connection with the Communications or any Electronic System. In no event shall any Agent or any of its Related Parties have any liability to any Loan Party, any Lender, any Issuing Bank or any other Person for damages of any kind, including direct or indirect, special, incidental, consequential or punitive damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or any Agent’s transmission of Communications through an Electronic System.

SECTION 9.02.Waivers; Amendments. (a) No failure or delay by either Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this

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Agreement, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether either Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)Except as provided in Sections 2.09(d), 2.21 and 9.12 and the definition ofthe term LC Commitment, neither any Loan Document nor any provision thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Parent and the Required Lenders, or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are party thereto, in each case with the consent of the Required Lenders; provided that (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Parent and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least 10 Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within 10 Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender, (B) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than as a result of any waiver of any increase in the interest rate applicable to any Loan or LC Disbursement pursuant to Section 2.13(c) or any change in the definition, or in any components thereof, of the term “Leverage Ratio”), or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (C) postpone the scheduled maturity date of any Loan, or the date of any scheduled amortization installment of the principal amount of any Incremental Term Loan as set forth in the applicable Incremental Facility Agreement, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the 161 scheduled date of expiration of any Commitment, or waive, amend or modify Section 7.01(a), without the written consent of each Lender affected thereby, (D) change Section 2.18(b) or 2.18(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (E) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), provided that, as set forth in Section 2.21 or with the consent of the Required Lenders, the provisions of this Section and the definition of the term “Required Lenders” may be amended to include references to any new class of loans or commitments created under this Agreement (or to lenders extending such loans or commitments) on substantially the same basis as the corresponding references relating to the existing Classes of Loans, Commitments or Lenders, (F) release Guarantees representing all or substantially all the value of the Guarantees under the Guarantee Agreement, or limit the liability of Parent or any Subsidiary Loan Parties in respect of such Guarantees, without the written consent of each Lender, (G) change any provision of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments of Revolving Lenders of any Class differently from Revolving Lenders of any other Class, without the written consent of Lenders representing a Majority in Interest of the adversely affected Class of Revolving Loans, (H) change any provision of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments of Lenders of any Class differently from Lenders of any other Class, without the written consent of Lenders representing a Majority in Interest of each adversely affected Class (for purposes of this clause (H), all the Revolving Lenders shall be deemed to

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be Lenders of the same Class) or (I) waive any condition set forth in Section 4.02 or 4.03 without the written consent of the Majority in Interest of the Revolving Lenders and, in the case of any such waiver affecting one Class of Revolving Lenders but not the other, a Majority in Interest of the Revolving Lenders of such Class (it being understood and agreed that any amendment or waiver of, or any consent with respect to, any provision of this Agreement (other than any waiver expressly relating to Section 4.02 or 4.03) or any other Loan Document, including any amendment of any affirmative or negative covenant set forth herein or in any other Loan Document or any waiver of a Default or an Event of Default, shall not be deemed to be a waiver of any condition set forth in Section 4.02 or 4.03); provided further that (1) no such agreement shall amend, modify or otherwise affect the rights or obligations of either Agent, any Issuing Bank or the Swingline Lender without the prior written consent of such Agent, such Issuing Bank or the Swingline Lender, as the case may be, and (2) any amendment, waiver or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by Parent and the requisite percentage in interest of Lenders under each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, (i) no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (A), (B) or (C) of clause (ii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification, and (ii) any provision of this Agreement may be amended by an agreement in writing entered into by Parent, the Administrative Agent (and, if their rights or obligations are affected thereby, each Issuing Bank and the Swingline Lender) and the Lenders that will remain parties hereto after giving effect to such amendment if (x) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment, (y) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement and (z) after giving effect to such amendment and all contemporaneous repayments of Revolving Loans and reductions of Revolving Commitments, the sum of the total Revolving Credit Exposures under each Tranche shall not exceed the total Commitments under such Tranche. Any amendment or modification effected in accordance with this paragraph will be binding on each Borrowing Subsidiary whether or not such Borrowing Subsidiary shall have consented thereto.

(c)The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 9.02A.Certain Agreements. (a) The Lenders party to the Second Amendment and the other parties thereto hereby agree that:

(i)except as expressly provided in Section 9.14 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), no waiver, amendment or other modification of this Agreement or any other Loan Document (other than as a result of any

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change in the definition, or in any components thereof, of the term “Leverage Ratio”) shall release all or substantially all of the value of the Collateral from the Liens of the Security Documents or modify any express limit on the amount of the Obligations secured thereby, without the written consent of each Lender;

(ii)the provisions of Section 4.02 of the Collateral Agreement (and any other equivalent provision in any other Security Document) may not be waived, amended or modified in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;

(iii)the Administrative Agent may, without the consent of any Secured Party, (A) consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement or any other Loan Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Guarantee and Collateral Requirement” or (B) amend, waive or otherwise modify any provision in any Security Document, or consent to a departure by any Loan Party therefrom, to the extent the Administrative Agent determines that such amendment, waiver, other modification or consent is necessary in order to eliminate any conflict between such provision and the terms of this Agreement; and

(iv)this Agreement may be amended in the manner provided in Section 2.06(i) and the definition of the term “Issuing Bank”.

(b)The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, waivers or other modifications effected in accordance with this Section 9.02A on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02A shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02A will be binding on each Borrowing Subsidiary whether or not such Borrowing Subsidiary shall have consented thereto.

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SECTION 9.03.Expenses; Limitationof Liability; Indemnity; ~~Damage Waiver~~Etc. (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by  the Agents, the Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of one firm of counsel for the Agents and, if deemed reasonably necessary by the Agents, one firm of local counsel in each appropriate jurisdiction, in connection with the arrangement and the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agents, any Arranger, any Syndication Agent, any Documentation Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agents, any Arranger, any Issuing Bank, any Syndication Agent, any Documentation Agent or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)~~To the extent permitted by applicable law~~ (i) the Borrowers shall not assert, and the Borrowers hereby waive, any claim against the Administrative Agent, any Arranger, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities ~~arising from the use by others of information or other materials~~ (including, without limitation, any personal data) ~~obtained through telecommunications, electronic or other information transmission systems (including the Internet~~), except to the extent that such Liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Lender-Related Person, and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto or any Related Party thereof, ~~on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of,~~ this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or ~~thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof~~; provided that nothing in this Section 9.03(b) shall relieve the Borrowers of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party; provided, further, that nothing in this Section 9.03(b) shall relieve any Lender-Related Person of any obligation to maintain the confidentiality of the Information as provided in Section 9.12.

(c)~~(b)~~ The Borrowers shall indemnify the Agents (and any sub-agent thereof), each Arranger, each Syndication Agent, each Documentation Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all ~~losses, claims, damages, liabilities~~Liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the arrangement and the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations

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thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials at, under, on or from any property currently or formerly owned or operated by Parent or any of the Subsidiaries, or any Environmental Liability related in any way to Parent or any of the Subsidiaries, or (iv) any actual or prospective ~~claim~~, litigation, ~~investigation, arbitration or proceeding~~Proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and regardless of whether such ~~matter~~Proceeding is initiated by a third party or by Parent or any Affiliate thereof; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such ~~losses, claims, damages, liabilities~~Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 9.03(~~b~~c) shall not apply with respect to Taxes, other than Taxes that represent losses, claims, damages, liabilities or expenses incurred in connection with a non-Tax claim.

(d)~~(c)~~ To the extent that the Borrowers fail to pay any amount required to be paid by them to either Agent (or any sub-agent thereof), any Issuing Bank or the Swingline Lender, or any Related Party of any of the foregoing (each, an “Agent-Related Person”), under paragraph (a) ~~or~~, (b) or (c) of this Section, each Lender severally agrees to pay to such Agent ~~(or any such sub-agent), such Issuing Bank, the Swingline Lender or such~~ -Related ~~Party, as the case may be,~~Person such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified ~~loss, claim, damage, liability~~Liability or related expense, as the case may be, was incurred by or asserted against such Agent (or such sub-agent), such Issuing Bank or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for either Agent (or any such sub-agent), any Issuing Bank or the Swingline Lender in connection with such capacity; provided further that, with respect to such unpaid amounts owed to any Issuing Bank or the Swingline Lender in its capacity as such, or to any Related Party of any Issuing Bank or the Swingline Lender acting in connection with such capacity, only the Revolving Lenders shall be required to pay such unpaid amounts.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Credit Exposures, unused Revolving Commitments and, except for purposes of the immediately preceding proviso, the outstanding Incremental Term Loans and unused Incremental Term Commitments, in each case at the time (or most recently outstanding and in effect); provided that the Swingline Exposure of any Lender that is the Swingline Lender shall be deemed to exclude that portion of its Swingline Exposure that exceeds its Combined Tranche Percentage of the aggregate principal amount of all outstanding Swingline Loans, and the unused Revolving Commitment of such Lender shall be determined without regard to any such excess amount.

(d)~~To the extent permitted by applicable law, the Borrowers shall not assert, or permit any of their Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arisin~~g f~~ro~~m ~~th~~e ~~us~~e ~~b~~y ~~other~~s ~~o~~f ~~informatio~~n ~~o~~r other ~~material~~s o~~btaine~~d t~~hroug~~h t~~elecommunications~~, e~~lectroni~~c or o~~the~~r i~~nformatio~~n transmission ~~system~~s (~~includin~~g t~~h~~e Internet and Electronic Systems) or (ii) on a~~n~~y t~~heor~~y of liability, for ~~special~~, i~~ndirect~~, c~~onsequentia~~l or p~~unitiv~~e d~~amage~~s (~~a~~s o~~ppose~~d to d~~irec~~t or a~~ctua~~l damages) ~~arisin~~g o~~u~~t o~~f~~, in c~~onnectio~~n w~~ith~~, or as a r~~esul~~t of, ~~any Loan Document or any agreement or instrument contemplated thereby, th~~e T~~ransactions~~, a~~n~~y L~~oa~~n or

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L~~ette~~r of C~~redi~~t or t~~h~~e ~~us~~e ~~o~~f the ~~proceed~~s thereof.

(e)All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) except as expressly permitted under Section 6.04(a), neither Parent nor any Borrowing Subsidiary may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any of them without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Arrangers, the Syndication Agents, the Documentation Agents and, to the extent expressly contemplated hereby, the sub-agents of the Agents and the Related Parties of any of the Agents, the Arrangers, the Syndication Agents, the Documentation Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i)Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and Loans of any Class at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:

(A)Parent; provided that no consent of Parent shall be required for anassignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; provided further that Parent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice thereof;

(B)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for (1) any assignment in respect of ~~the US~~ Tranche 1 to a ~~US~~ Tranche 1 Revolving Lender, an Affiliate of such Lender or an Approved Fund of such Lender, (2) any assignment in respect of ~~a European~~ Tranche 2 to a ~~European~~ Tranche 2 Revolving Lender, an Affiliate of such Lender or an Approved Fund of such Lender or (3) any assignment of any Incremental Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund;

(C)each Issuing Bank, in the case of any assignment of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its LC Exposure; and

(D)the Swingline Lender, in the case of any assignment of all or aportion of a Revolving Commitment or any Lender’s obligations in respect of its Swingline Exposure.

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(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 unless each of Parent and the Administrative Agent otherwise consents; provided that (x) no such consent of Parent shall be required if an Event of Default has occurred and is continuing and (y) Parent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice thereof;

(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)the  parties  to  each  assignment  shall  execute  and  deliver  to the Administrative Agent an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Electronic System), together with a processing and recordation fee of US$3,500; and

(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including United States (Federal or State) and foreign securities laws.

In addition, in connection with each assignment, the assignee shall deliver to the applicable Borrower and the Applicable Agent all applicable Tax forms required to be delivered by it under Sections 2.17(f) and 2.17(g), including, for the avoidance of doubt, that, if such assignee wishes the HMRC DT Treaty Passport scheme to apply to this Agreement, such assignee shall provide its scheme reference number and its jurisdiction of tax residence on the date on which it becomes a Lender (if there shall then be a UK Loan Party).

(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be

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a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent demonstrable error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(v)Upon its receipt of a duly completed Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Electronic System) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this Section and any written consent to such assignment required by this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(c)(i)Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more Eligible Assignees (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment of any Class and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain

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solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such  Lender’s  rights  and  obligations  under this Agreement.Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (A) through (F) of clause (ii) of the first proviso to Section 9.02(b) that directly affects such Participant and requires the approval of all the Lenders or all the affected Lenders (or all the Lenders or all the affected Lenders of a Class). Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Sections 2.17(f) and 2.17(g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.17(g) will be delivered to Parent and the London Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section, provided that such Participant agrees to be subject to the provisions of Section 2.19 as though it were an assignee under paragraph (b) of this Section. Each Lender that sells a participation agrees, at ~~the Borrower~~Parent’s request and expense, to use reasonable efforts to cooperate with ~~the Borrower~~Parent to effectuate the provisions of Section 2.19 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii)A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made (A) pursuant to Section 2.18(c) or (B) with Parent’s prior written consent.

(iii)Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent demonstrable error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, no Agent (in its capacity as an Agent) shall have any responsibility for maintaining a Participant Register.

(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction

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over it, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05.Survival.All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that either Agent, any Arranger, any Issuing Bank or any Lender or any Affiliate or Related Party of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended thereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan, any fee, any LC Disbursement or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of any Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents (including for purposes of determining whether the Borrowers are required to comply with Articles V and VI hereof, but excluding Sections 2.15, 2.16, 2.17 and 9.03 and any expense reimbursement or indemnity provisions set forth in any other Loan Document), and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.06(d) or 2.06(e). The provisions of Sections 2.15, 2.16, 2.17, 2.18(b), 2.18(c), 9.03, 9.09, 9.10 and 9.17 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.Counterparts; Integration; Effectiveness; Issuing Banks.(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments  of  the  Lenders  and,  if  applicable,  their  Affiliates  under  any  commitment letter entered into in connection with any credit facility established herein and any commitment advices submitted by them (but do not supersede any other provisions of any such commitment letter or any fee letter referred to therein (or any separate letter agreements with respect to fees payable to the Administrative Agent, any Arranger or any Issuing Bank) that do not by the terms of such documents terminate upon the effectiveness of this Agreement). Except as provided in Section 4.01, this Agreement shall become

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effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. Each financial institution that shall be party to an Issuing Bank Agreement executed by Parent and the Administrative Agent shall be a party to and an Issuing Bank under this Agreement, and shall have all the rights and duties of an Issuing Bank hereunder and under its Issuing Bank Agreement. Each Lender hereby authorizes the Administrative Agent to enter into Issuing Bank Agreements.

(b)Delivery of an executed counterpart of a signature page of (i) thisAgreement, (ii) any other Loan Document and/or (iii) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to ~~any document to be signed in connection with~~ this Agreement ~~or~~, any other Loan Document and ~~th~~e t~~ransaction~~s c~~ontemplate~~d hereby/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar ~~State~~state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require any Agent to accept ~~electronic signatures~~Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (A) (I) to the extent any Agent has agreed to accept any Electronic Signature, the Agents and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrowers or any other Loan Party without further verification thereof (other than any Electronic Signature actually known by such Agent or Lender, as applicable, to be unauthorized or otherwise invalid) and without any obligation to review the appearance or form of any such Electronic Signature and (II) the Borrowers and each other Loan Party shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Agent or any Lender without further verification thereof (other than any Electronic Signature actually known by Parent to be unauthorized or otherwise invalid) and without any obligation to review the appearance or form of any such Electronic Signature and (B) upon the request of any Agent or any Lender, any Electronic Signature shall be followed, as soon as reasonably practicable, by a manually executed counterpart. Without limiting the generality of the foregoing, the ~~parties hereto~~Borrowers hereby (iw) agree that, for all purposes, including, without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agents, the Lenders, the Borrowers and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed .pdf or any other electronic

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means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement ~~or~~, any other Loan Document ~~(in each case, including with respect to any signature pages thereto)~~and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, ~~and~~ (~~ii~~x) agree that the Agents and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (y) waive any argument, defense or right to contest the legal effect, validity or enforceability of ~~the~~this Agreement, any other Loan ~~Documents~~Document and/or any Ancillary Document based solely on the lack of paper original copies of ~~any~~this Agreement, such other Loan ~~Documents~~Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (z) waive any claim against any Lender-Related Person for any Liabilities arising solely from any Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrowers and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature, except to the extent that such Liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Lender-Related Person.

SECTION 9.07.Severability.Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provision with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

SECTION 9.08.Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of any Borrower against any of and all the obligations then due of the Borrowers now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement. Each Lender and Issuing Bank agrees to notify Parent and the Administrative Agent promptly after any such setoff and application; provided that the failure to give notice shall not affect the validity of such setoff and application. The rights of each Lender and Issuing  Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have.

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SECTION 9.09.Governing Law; Jurisdiction; Consent to Service of Process.

(a)This Agreement shall be construed in accordance with and governed by t he law of the State of New York.

(b)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each Borrower hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or any other Loan Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such United States District Court or, if that court does not have subject matter jurisdiction, such Supreme Court. Each of the parties hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any other party hereto or its property in the courts of any jurisdiction.

(c)Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Each of the parties hereto hereby irrevocably and unconditionally waives,to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(f)To the extent that any Borrowing Subsidiary has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Borrowing Subsidiary hereby irrevocably waives and agrees not to plead or

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claim such immunity in respect of its Obligations under its Borrowing Subsidiary Agreement, this Agreement or any other Loan Document.

(g)Each Borrowing Subsidiary hereby agrees that the waivers set forth in this Section shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable and not subject to withdrawal for purposes of such Act.

(h)Each Borrowing Subsidiary hereby irrevocably designates, appoints and empowers Parent, and Parent hereby accepts such appointment, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding arising out of or relating to this Agreement and any other Loan Document. Such service may be made by mailing or delivering a copy of such process to any Borrowing Subsidiary in care of Parent at Parent’s address used for purposes of giving notice under Section 9.01, and each Borrowing Subsidiary hereby irrevocably authorizes and directs Parent to accept such service on its behalf.

SECTION 9.10.WAIVER   OF JURY TRIAL.EACH   PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION,     SEEK     TO     ENFORCE     THE     FOREGOING     WAIVER     AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.Headings.Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.Confidentiality. Each of the Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information ~~(as defined below)~~, except that Information may be disclosed (a) to its and its Affiliates’ Related Parties, including accountants, legal counsel and other agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or shall otherwise be subject to an obligation of confidentiality), (b) to the extent requested by any Governmental Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant (or its advisors) in, or any prospective assignee of or Participant (or its advisors) in, any of its rights or obligations under this Agreement, other than, in the

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case of any such disclosure to a Participant or a prospective Participant, any such Participant or prospective Participant that shall have been identified, or is actually known to the disclosing Person to be an Affiliate of any Person identified, on Schedule 9.12, as such Schedule may be supplemented by Parent from time to time by a writing delivered to the Administrative Agent (it being understood and agreed (x) that Parent (in its reasonable discretion) may only include an additional Person on Schedule 9.12 if such Person is or is an Affiliate of any Person that engages in a business in competition with Parent and/or any of the Subsidiaries, (y) that no Lender shall have any obligation to determine whether any Participant, or any prospective Participant, that is not identified on Schedule 9.12 is an Affiliate of any Person identified on such Schedule and (z) the Administrative Agent shall promptly furnish to Lenders a copy of any such supplement received by it) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Parent, any Subsidiary or any of their respective obligations other than any such counterparty or prospective counterparty that shall have been identified, or is actually known to the disclosing Person to be an Affiliate of any Person identified, on Schedule 9.12, as such Schedule may be supplemented by Parent from time to time by a writing delivered to the Administrative Agent (it being understood and agreed (x) that Parent (in its reasonable discretion) may only include an additional Person on Schedule 9.12 if such Person is or is an Affiliate of any Person that engages in a business in competition with Parent and/or any of the Subsidiaries, (y) that no Lender shall have any obligation to determine whether any counterparty, or any prospective counterparty, that is not identified on Schedule 9.12 is an Affiliate of any Person identified on such Schedule and (z) the Administrative Agent shall promptly furnish to Lenders a copy of any such supplement received by it), (g) with the consent of Parent, (h) to the extent such Information (i) is or becomes publicly available other than as a result of a breach of this Section or (ii) is or becomes available to either Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than any Borrower, (i) to any credit insurance providers, (j) on a confidential basis to (i) any rating agency in connection with rating Parent or the Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein or (k) to market data collectors, similar service providers, including league table providers, to the lending industry, in each case, limited to information of the type routinely provided to such providers. For the purposes of this Section, “Information” means all information received from the Loan Parties relating to Parent, its Subsidiaries or their business, other than any such information that is available to either Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by a Loan Party; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13.Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans

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or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB to the date of repayment, shall have been received by such Lender.

SECTION 9.14.Release  of  Guarantees and Collateral.

(a)If Parent  shall request the release of any Subsidiary Loan Party (other than a Borrowing Subsidiary) from its obligations under the Guarantee Agreement (i) upon the consummation of any transaction permitted by this Agreement (for the avoidance of doubt, as in effect from time to time) as a result of which transaction such Subsidiary Loan Party (A) ceases to be a Subsidiary or (B) on or after the ~~Collateral Release~~Covenant Changeover Date, becomes a Partial Transfer Subsidiary (but, in the case of this clause (B), only if such Subsidiary Loan Party is not a Guarantor of any other Material Indebtedness of Parent or another Subsidiary) or (ii) upon any Subsidiary Loan Party otherwise ceasing to be a Designated Subsidiary, including because such Subsidiary Loan Party becomes a Specified Foreign Subsidiary (but, in the case of this clause (ii), in the case of any Subsidiary that was a Designated Subsidiary pursuant to clause (c) of the definition of such term, without giving effect to any release thereof from the Guarantee of any other Indebtedness resulting from a payment or other collection on such Guarantee following demand for payment thereon in connection with a breach or default in respect of the underlying Indebtedness) and, in each case, shall deliver to the Administrative Agent a certificate of a Financial Officer of Parent, in each case of clause (i) above, to the effect that such transaction and, if applicable, the application of the proceeds thereof will comply with the terms of this Agreement (and, in the event clause (B) is applicable, that the condition set forth in the parenthetical in such clause (B) is satisfied) or, in the case of clause (ii) above, setting forth details with respect thereto, the Administrative Agent, if satisfied that the applicable certificate is correct, shall execute and deliver to Parent, at Parent’s expense, all documents that Parent shall reasonably request to evidence such release.

(b)(i) Upon any sale, transfer or other disposition by any Loan Party (other than to another Loan Party) of any Collateral in a transaction permitted under this Agreement, (ii) to the extent any Collateral is owned by any Subsidiary Loan Party, upon the release of such Subsidiary Loan Party from its obligations under the Guarantee Agreement in accordance with Section 9.14(a), (iii) upon the effectiveness of any written consent to the release of the Liens granted under the Security Documents in any Collateral pursuant to Section 9.02A or (iv) upon any assets or property included in the Collateral becoming Excluded Assets (as defined in the Collateral Agreement), in each case, the Liens on such Collateral created by the Security Documents shall be automatically released. In connection with any such release pursuant to this paragraph, the Administrative Agent shall promptly execute and deliver to Parent, at Parent’s expense, all documents, and take all further actions, that Parent shall reasonably request to evidence such release, and shall promptly deliver to Parent any possessory Collateral subject to such release held by the Administrative Agent.

(c)~~Notwithstanding anything to the contrary herein or in any other Loan Document, the Liens on all Collateral created by the Security Documents shall automatically be released in the event that:~~

(i)~~at the time of such release, Parent shall have delivered to the Administrative Agent a Compliance Certificate pursuant to Section 5.01(c) demonstrating compliance with the covenant set forth in Section 6.10 in respect of the fiscal year or fiscal quarter of Parent most recently ended on or after the Financial Covenant Changeover Date for which the~~

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~~consolidated financial statements of Parent have been delivered pursuant to Section 5.01(a) or 5.01(b);~~

(ii)~~at the time of and immediately after giving effect to such release, no Default or Event of Default shall have occurred and be continuing (other than any Event of Default arising solely from a failure to give notice pursuant to Section 5.02(a) of any Default arising from a failure to comply with any provision of any Loan Document relating to Collateral);~~

(iii)~~Parent shall have delivered to the Administrative Agent a certificate executed by a Financial Officer of Parent, confirming satisfaction of the condition set forth in clause (ii) above.~~

In connection with any such release pursuant to this paragraph, the Administrative Agent shall promptly execute and deliver to Parent, at Parent’s expense, all Uniform Commercial Code termination statements and other documents, and take all further actions, that Parent shall reasonably request to evidence such release, and shall promptly deliver to Parent any possessory Collateral subject to such release held by the Administrative Agent. For the avoidance of doubt, this paragraph, and the release of Collateral contemplated herein, shall not apply to, and shall not operate to release, any cash collateral provided by any Borrower pursuant to Section 2.06(j), 2.11(b) or 2.20.

(c)~~(d)~~ Notwithstanding anything to the contrary herein or in any other Loan Document, the Guarantees provided under the Guarantee Agreement and the Liens created by the Security Documents shall terminate and be released when all the Obligations (other than Designated Cash Management Obligations, Designated Swap Obligations and contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) have been paid in full, all Commitments have terminated or expired, the LC Exposure has been reduced to zero and the Issuing Banks have no further obligations to issue Letters of Credit hereunder. In connection with any such termination and release pursuant to this paragraph, the Administrative Agent shall promptly execute and deliver to Parent, at Parent’s expense, all Uniform Commercial Code termination statements and other documents, and take all further actions, that Parent shall reasonably request to evidence such termination and release, and shall promptly deliver to Parent any possessory Collateral subject to such termination and release held by the Administrative Agent.

(d)~~(e)~~ Any execution and delivery of documents by the Administrative Agent pursuant to this Section shall be without recourse to, or representation or warranty by, the Administrative Agent.

SECTION 9.15.Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business

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Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 9.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.16.Certain Notices.Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA Patriot Act and Beneficial Ownership Regulation.

SECTION 9.17.No Fiduciary Relationship.Parent and each Borrowing Subsidiary, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Parent, the Subsidiaries and their Affiliates, on the one hand, and the Agents, the Arrangers, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents, the Arrangers, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. Parent and each Borrowing Subsidiary, on behalf of itself and its subsidiaries, acknowledges that each Agent, each Arranger, each Lender and Issuing Bank and their respective Affiliates may have economic interests that conflict with those of Parent, the Subsidiaries, their equityholders and/or their Affiliates. The Agents, the Arrangers, the Lenders, the Issuing Banks and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of Parent, the Borrowing Subsidiaries and their Affiliates, and none of the Agents, the Arrangers, the Lenders, the Issuing Banks or their Affiliates has any obligation to disclose any of such interests to Parent, any Borrowing Subsidiary or any of their Affiliates. To the fullest extent permitted by law, Parent and each Borrowing Subsidiary, on behalf of itself and its subsidiaries, agrees that it will not assert any claims against the Agents, the Arrangers, the Lenders, the Issuing Banks and their Affiliates with respect to any breach or alleged breach of fiduciary duty in connection with this Agreement or any aspect of any transaction contemplated hereby.

SECTION 9.18.Non-Public Information.(a) Each Lender and Issuing Bank acknowledges that all information furnished to it pursuant to this Agreement or any other Loan Document by or on behalf of any Loan Party and relating to Parent, the Subsidiaries or their respective businesses may include MNPI, and confirms that it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, State and foreign securities laws.

(b)All such information, including requests for waivers and amendments, furnished by Parent, any other Loan Party or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Accordingly, each

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Lender and Issuing Bank represents to Parent, the Borrowing Subsidiaries and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, State and foreign securities law.

SECTION 9.19.AcknowledgementandConsenttoBail-Inof Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among or between any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancelation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.20.Acknowledgement Regarding Any Supported QFCs. (a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “US Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other State of the United States).

(b)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a State of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any

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QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a State of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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EXHIBIT A

Form of Assignment and Assumption

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EXHIBIT A

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Credit Agreement referred to below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the Class or Classes identified below (including any Guarantees in respect of, and any participations in Letters of Credit and Swingline Loans made under, any such Class, if applicable) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity, relating to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Name of Assignor (the “Assignor”):

2.	Name of Assignee (the “Assignee”): [Assignee is an [Affiliate]/[Approved Fund] of: [Name of Lender]]
3.	Borrowers: TripAdvisor, Inc., a Delaware corporation; TripAdvisor Holdings, LLC, a Massachusetts limited liability company; TripAdvisor LLC, a Delaware limited liability company.

4.	Administrative Agent: JPMorgan Chase Bank, N.A.

5.

Credit Agreement: The Credit Agreement dated as of June 26, 2015, among TripAdvisor, Inc., a Delaware corporation; TripAdvisor Holdings, LLC, a Massachusetts limited liability company; TripAdvisor LLC, a Delaware limited liability company; the other Borrowers from time to time party thereto; the Lenders from time to time party thereto; and JPMorgan Chase Bank, N.A., as Administrative Agent and London Agent, as amended.

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6.	Assigned Interest:

Class	Aggregate Amount of Commitments/Loans of all Lenders	Amount of Commitments/Loans Assigned1	Percentage Assigned of Aggregate Amount of Commitments/Loans of all Lenders2
Tranche 1 Revolving Commitments/Loans	[currency]	[currency]	%
Tranche 2 Revolving Commitments/Loans	[currency]	[currency]	%

Effective Date: [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about Parent, the Subsidiaries and its and their Related Parties and securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal, state and foreign securities laws.

1 Not less than US$5,000,000 unless a different minimum amount is permitted pursuant to Section 9.04(b)(ii)(A) of the Credit Agreement.

2 Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Lenders of the applicable Class thereunder.

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The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor,

By:
Name:
Title:

[NAME OF ASSIGNEE], as Assignee,3

By:
Name:
Title:

3 Pursuant to Section 9.04(b)(ii) of the Credit Agreement, the Assignee must deliver to the applicable Borrower all applicable Tax forms required to be delivered by it under Section 2.17(f) of the Credit Agreement.

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION]

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[Consented to and]4 Accepted:

JPMORGAN CHASE BANK, N.A.

as Administrative Agent,

By:	Name:

Title:

[Consented to:

[], as Issuing Bank,

By:	Name:

Title:]5

[Consented to:

[], as Swingline Lender,

By:	Name:

Title:]6

4 No consent of the Administrative Agent is required for (a) any assignment in respect of Tranche 1 to a Tranche 1 Revolving Lender, an Affiliate of such Lender or an Approved Fund of such Lender or (b) any assignment in respect of Tranche 2 to a Tranche 2 Revolving Lender, an Affiliate of such Lender or an Approved Fund of such Lender.

5 Required in the case of any assignment of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its LC Exposure. Prepare separate signature block for each Issuing Bank.

6 Required in the case of any assignment of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its Swingline Exposure.

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION]

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[TRIPADVISOR, INC.,

By:	Name:

Title:]7

7 No consent of Parent is required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee.

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION]

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ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1.	Representations and Warranties.

1.1

Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document (other than any representations and warranties made by it in this paragraph), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents (or any collateral thereunder), (iii) the financial condition of Parent, the Borrowing Subsidiaries, the other Subsidiaries or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Parent, the Borrowing Subsidiaries, the other Subsidiaries or any other Person of any of their respective obligations under any Loan Document.

1.2

Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received and/or had the opportunity to review a copy of the Credit Agreement to the extent it has in its sole discretion deemed necessary, together with copies of the most recent financial statements delivered pursuant to  Section 5.01(a) or 5.01(b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on any Agent, any Lender or any Issuing Bank, (v) attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including, for the avoidance of doubt, Section 2.17(f) thereof), duly completed and executed by the Assignee, and (b) agrees that (i) it will, independently and without reliance on the Assignor, any Agent, any Issuing Bank or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.

Payments. From and after the Effective Date, the Applicable Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the

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Applicable Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.

General Provisions. This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile transmission or other electronic transmission means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in  accordance with and governed by the law of the State of New York.

A-I-2

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EXHIBIT B

Form of Borrowing Request

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EXHIBIT B

[FORM OF] BORROWING REQUEST

JPMorgan Chase Bank, N.A. as Administrative Agent

Loan and Agency Services Group

500 Stanton Christiana Road, NCC5 / 1st Floor Newark, DE 19713

Attention: Nicholas Papa Fax No. 1 (302) 634-1979

nicholas.papa@chase.com

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of June 26, 2015 (as  amended as of May 12, 2017, May 5, 2020 and December 17, 2020 and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TripAdvisor, Inc., a Delaware corporation, TripAdvisor Holdings, LLC, a Massachusetts limited liability company, TripAdvisor LLC, a Delaware limited liability company, the other borrowers from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and London Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

This notice constitutes a Borrowing Request and the [Borrower specified below] [Parent on behalf of the Borrower specified below] hereby gives you notice, pursuant to Section [2.03] [2.05] of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing:

(A)	Name of Borrower:

(B)	Class of Borrowing:1
(C)	CurrencyandaggregateprincipalamountofBorrowing:2

[US$][€][£]

(D)	Date of Borrowing (which is a Business Day):
(E)	Type of Borrowing:3

1	Specify a Tranche 1 Revolving Borrowing, a Tranche 2 Revolving Borrowing, a Swingline Borrowing or an Incremental Term Loan Borrowing of any Series.

2Must comply with Section 2.02(c) of the Credit Agreement.

3	Specify ABR Borrowing (if denominated in US Dollars) or Eurocurrency Borrowing.All Swingline Loans are ABR Loans. If no election as to the Type of Borrowing is specified, then the

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(F)	Interest Period and the last day thereof:4
(G)	Location and number of the Borrower’s account to which proceeds of the requested Borrowing are to be disbursed: [Name of Bank] (Account No.: )

[Issuing Bank to which proceeds of the requested Borrowing are to be disbursed: ]5

[The Borrower specified above] [Parent] hereby certifies that the conditions specified in Sections 4.02(a) and 4.02(b) of the Credit Agreement have been satisfied.6

[[The Borrower specified above] [Parent] hereby certifies that the condition specified in Section 4.02(c) of the Credit Agreement has been satisfied.]7

[Signature Page Follows]

requested Borrowing shall be (a) in the case of a Borrowing denominated in US Dollars, an ABR Borrowing and (b) in the case of Borrowing denominated in any other currency, a Eurocurrency Borrowing.

4Applicable to Eurocurrency Borrowings only. Shall be subject to the definition of “Interest Period” and can be a period of one, two, three or six months (or, with the consent of each Lender participating in the requested Borrowing, twelve months) thereafter. If an Interest Period is not specified, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

5	Specify only in the case of an ABR Revolving Borrowing or a Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) of the Credit Agreement.

6Subject to the last sentence of Section 4.02 of the Credit Agreement.

7To be included if the Borrowing is the Covenant Changeover Borrowing Event.

B-2

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Very truly yours,

[NAME OF BORROWER] [PARENT]
By:
Name:
Title:

[SIGNATURE PAGE TO BORROWING REQUEST]

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EXHIBIT D

Form of Compliance Certificate

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EXHIBIT D

[FORM OF] COMPLIANCE CERTIFICATE1

[The form of this Compliance Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement referred to below. The obligations of Parent and the Borrowing Subsidiaries under the Credit Agreement are as set forth in the Credit Agreement, and nothing in this Compliance Certificate, or the form hereof, shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement. In the event of any conflict between the terms of this Compliance Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Compliance Certificate are to be modified accordingly.]

Reference is made to the Credit Agreement dated as of June 26, 2015 (as  amended as of May 12, 2017, May 5, 2020 and December 17, 2020 and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TripAdvisor, Inc., a Delaware corporation (“Parent”), TripAdvisor Holdings, LLC, a Massachusetts limited liability company, TripAdvisor LLC, a Delaware limited liability company, the other Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and London Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The undersigned hereby certifies, in his capacity as a Financial Officer of Parent and not in a personal capacity, as follows:

1.I am a Financial Officer of Parent.

2.[[Attached as Schedule I hereto are the][The consolidated financial statements required by Section 5.01(a) of the Credit Agreement as of the end of and for the fiscal year ended [ ], setting forth in each case in comparative form the figures for the previous fiscal year, together with an audit opinion thereon of [KPMG LLP] required by Section 5.01(a) of the Credit Agreement [have been filed by Parent with the SEC with an Annual Report on Form 10-K for the fiscal year ended December 31, 20[ ].]

[or]

[[Attached as Schedule I hereto are the][The consolidated financial statements required by Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter ended [] and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the prior fiscal year [have been filed by Parent with the SEC with a Quarterly Report on Form 10-Q for the fiscal quarter ended [ ]]. Such  financial  statements present fairly, in all material respects, the financial position, results of operations and cash flows of Parent and its consolidated Subsidiaries as of the end of and for such fiscal quarter

1 Parent is required to deliver, concurrently with the delivery hereof, a completed Supplemental Perfection Certificate, signed by a Financial Officer of Parent, setting forth the information required pursuant to the Supplemental Perfection Certificate.

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and the then elapsed portion of the fiscal year on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.]

3.I have reviewed the terms of the Credit Agreement and the other Loan Documents and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Parent and the Subsidiaries during the accounting period covered by the [attached][above-referenced] financial statements. The foregoing examination did not disclose, and I have no knowledge of, (a) the existence of any condition or event that constitutes a Default during or at the end of the accounting period covered by the [attached][above-referenced] financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, specifying the details thereof and any action taken or proposed to be taken with respect thereto, or (b) any change in GAAP or in the application thereof since the date of the consolidated balance sheet of Parent most recently theretofore delivered pursuant to Section 5.01(a) or 5.01(b) of the Credit Agreement (or, prior to the first such delivery, referred to in Section 3.04 of the Credit Agreement), that has had a material effect on the calculation of the Leverage Ratio, except as set forth in a separate attachment, if any, to this Certificate, specifying the nature of such change and the effect thereof on such calculation.

4.The financial covenant analysis and other information set forth on Annex A hereto[, including the certification as to whether or not the Leverage Condition is satisfied, and on Annex B hereto]2 are true and accurate on and as of the date of this Certificate.

5.Attached as Schedule II hereto is a list of each Designated Subsidiary and each Material Subsidiary as of the date of this Certificate.

6.[Delivered concurrently herewith are all Pledged Securities acquired by the Grantors (as defined in the Collateral Agreement) after the Second Amendment Effective Date and not previously delivered to the Administrative Agent.]3

2 Certification as to whether or not the Leverage Condition has been satisfied to be included and Annex B to be attached, in each case, for the fiscal quarter ending on June 30, 2020 and thereafter until the Covenant Changeover Date (i.e., the earlier of (a) after the last day of the fiscal quarter of Parent ending June 30, 2021, the first day on which the aggregate Revolving Credit Exposure at any time exceeds US$200,000,000 and (b) at the election of Parent in its sole discretion, the last day of any fiscal quarter of Parent that has been designated by Parent as the “Covenant Changeover Date” in a Covenant Changeover Date Notice delivered to the Administrative Agent).

3 If, to the knowledge of any Financial Officer of any Grantor, any Patent, Trademark or Copyright (each as defined in the Collateral Agreement) owned by such Grantor that is material to the conduct of the business of Parent and the Subsidiaries may become abandoned, lost or dedicated to the public, or any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any such Patent, Trademark or Copyright, such Grantor’s right to register the same or such Grantor’s right to keep and maintain the same has occurred, disclose the details thereof concurrently with delivery of this Compliance Certificate.

D-2

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The foregoing certifications are made and delivered on [], pursuant to Section 5.01(c) of the Credit Agreement.

TRIPADVISOR, INC.,

By:	Name:

Title:

D-2

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ANNEX A TO COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDED [mm/dd/yy].

Consolidated Net Income: (i) - (ii) =	$	[ , , ]

(i) the net income or loss of Parent and the Subsidiaries for  such period determined on a consolidated basis in accordance with GAAP (after giving effect, for the avoidance of doubt, to the elimination of intercompany accounts in accordance with GAAP):

	$	[ , , ]
(ii) the income or loss of any Subsidiary that is not a Wholly Owned Subsidiary to the extent such income or loss is attributable to the noncontrolling interest in such Subsidiary:	$	[ , , ]
Consolidated EBITDA:1 = (i) + (ii) - (iii) =	$	[ , , ]
(i)Consolidated Net Income:	$	[ , , ]
(ii)2(a)consolidated interest expense for such period:	$	[ , , ]
(b)consolidated income tax expense for such period:	$	[ , , ]

(c) all amounts attributable to depreciation and amortization for such period (excluding, for the avoidance of doubt, amortization expense attributable to a prepaid cash item that was paid in a prior period):

	$	[ , , ]
(d) all losses for such period on sales or dispositions of assets or attributable to discontinued operations, in each case, outside the ordinary

1 In the event any Subsidiary shall be a Subsidiary that is not a Wholly Owned Subsidiary, all amounts added back in computing Consolidated EBITDA for any period pursuant to clause (ii), and all amounts subtracted in computing Consolidated EBITDA pursuant to clause (iii), to the extent such amounts are, in the reasonable judgment of a Financial Officer of Parent, attributable to such Subsidiary, shall be reduced by the portion thereof that is attributable to the noncontrolling interest in such Subsidiary. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters of Parent (each, a “Reference Period”) for the purposes of any determination of the Leverage Ratio, if during such Reference Period (or, in the case of pro forma calculations, during the period from the last day of such Reference Period to and including the date as of which such calculation is made) Parent or any Subsidiary shall have made a Material Disposition or Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition had occurred on the first day of such Reference Period.

2 Items to be set forth without duplication and to the extent deducted in determining Consolidated Net Income.

D-A-1

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course of business:	$	[ , , ]

(e) any non-cash charges, costs or expenses for such period, including goodwill and intangible asset impairment charges (excluding, for the avoidance of doubt, any write-down of accounts receivable or any additions to bad debt expense) and non- cash costs and expenses incurred pursuant to any management equity plan, stock option plan or any other stock subscription or shareholder agreement resulting from the grant of stock options or other equity-based incentives to any director, officer or employee of Parent or any of the Subsidiaries or incurred pursuant to other stock-settled obligations:

	$	[ , , ]

(f) any restructuring and similar charges, accruals, reserves, costs and expenses (including, without limitation, severance, relocation or lease termination costs, integration costs, entry into new markets and other business optimization expenses and any one-time expense relating to enhanced accounting function or other transaction costs) for such period:3

	$	[ , , ]

(g) other extraordinary, unusual or non-recurring charges, costs and expenses for such period (it being understood that items of the type referred  to in clause (f) may only be added back pursuant to clause (f) and not this clause (g)):

	$	[ , , ]

(h)  charges for such period recognized on changes in  the fair value of contingent consideration payable by, and non-cash charges for such period recognized on changes in the fair value of the noncontrolling interest in any acquiree acquired by, Parent or any Subsidiary in any business combination:

	$	[ , , ]
(i)any currency translation losses (including any currency hedging losses) for such period:	$	[ , , ]

3 The amount of charges, costs and expenses added back for such period, together with the aggregate amount of all other Capped Adjustments for such period, shall not exceed 15% of Consolidated EBITDA for such period determined prior to giving effect to any addback for any Capped Adjustments.

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(j)  any fees and expenses for such period associated  with acquisitions, business combinations, other investments, or dispositions of assets outside the ordinary course of business, and issuances or amendments of equity or debt that are not prohibited by the Credit Agreement, including, without limitation, the credit facilities established under the Credit Agreement:

	$	[ , ,]
(iii)4 (a) all gains for such period on sales or dispositions of assets or attributable to discontinued operations, in each case, outside the ordinary course of business:	$	[ , ,]

(b) all gains for such period arising from business combinations, including, without limitation, gains on a “bargain purchase” and gains recognized on changes in the fair value of contingent consideration payable by, and gains recognized on changes in the fair value of the noncontrolling interest in any acquiree acquired by, Parent or any Subsidiary in connection therewith:

	$	[ , ,]
(c)any extraordinary, unusual or non-recurring gains or income for such period:	$	[ , ,]
(d)any currency translation gains (including any currency hedging gains) for such period:	$	[ , ,]

(e) any  non-cash  items  of  income  for  such  period that represent the reversal of any accrual of charges, reserves, accruals, costs or expenses referred to in clauses (ii)(e), (ii)(f) or (ii)(g) above (other than any charges, reserves, accruals, costs or expenses referred to in clauses (ii)(e), (ii)(f) or (ii)(g) above that reduced Consolidated Net Income in any prior period and were not added back in calculating Consolidated EBITDA for such period):

	$	[ , ,]
(f) any cash payment made during such period with respect to any non-cash items added back in computing Consolidated EBITDA for any prior period pursuant to clause (ii)(e) above:	$	[ , ,]

4 Items to be set forth without duplication and to the extent included in determining such Consolidated Net Income.

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Consolidated Funded Debt:56 (i) + (ii) + (iii) + (iv) =	$	[ , ,]
(i)Indebtedness of the type referred to in clause (a) or (b) of the definition of such term:	$	[ , ,]

(ii) disbursements or payments under  letters  of  credit  or  letters of guaranty in respect of which such Person is an account party, if such disbursements or payments have not been reimbursed within three days (it being understood that contingent obligations in respect of letters of credit and bank guarantees shall not constitute Consolidated Funded Debt):

	$	[ , ,]

(iii) purchase money Indebtedness of such Person, including under clause (c) or (d) of the definition of such term (but excluding any earnout or other contingent payment obligations in connection with any acquisition or business combination):

	$	[ , ,]
(iv)all Capital Lease Obligations of such Person:	$	[ , ,]
Consolidated Net Funded Debt: (i) - (ii) =	$	[ , ,]
(i)Consolidated Funded Debt as of such date:	$	[ , ,]

(ii) the lesser of (a) the sum of (i) the excess, if any, of (A) Unrestricted Cash of Parent and its Domestic Subsidiaries as of such date over (B) Deferred Merchant Payables of Parent and its Domestic Subsidiaries as of such date plus (ii) 70% of the excess, if any, of (A) Unrestricted Cash of Foreign Subsidiaries of Parent as of such date over (B) Deferred Merchant Payables of Foreign Subsidiaries of Parent  as  of  such  date  and  (b) US$700,000,000:

	$	[ , ,]
Leverage Ratio: (i) / (ii) =		[]:1.00
(i)Consolidated Net Funded Debt as of such date:	$	[ , ,]
(ii) Consolidated EBITDA for the period of four consecutive fiscal quarters of Parent ended on such date (or, if such date is not the last day of a fiscal quarter of Parent, ended	$	[ , ,]

5 Items to represent the sum for Parent and the Subsidiaries without duplication.

6 The Consolidated Funded Debt of any Person shall include the Consolidated Funded Debt of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person (including a Guarantee thereof), except to the extent the terms of such Consolidated Funded Debt provide that such Person is not liable therefor.

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most recently prior to such date):
[Leverage Condition: (i) ≤ 3.50:1.00	[Yes / No]
(i)Leverage Ratio as of the end of the most recently ended fiscal year or fiscal quarter, as applicable, of Parent:	[ ]:1.00]7

7 Include for any fiscal year or fiscal quarter, as applicable, of Parent ending prior to the Covenant Changeover Date.

D-A-5

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ANNEX B TO COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDED [mm/dd/yy].

Liquidity: (i) - (ii) + (iii) =	$	[ , ,]
(i) Unrestricted Cash of Parent and its Wholly Owned Subsidiaries (other than any Excluded Subsidiaries) as of such date:	$	[ , ,]
(ii)Deferred Merchant Payables as of such date:	$	[ , ,]
(iii)25 The excess, if any, of (a) the total Commitments in effect on such date over (b) the total Revolving Credit Exposures as of such date:	$	[ , ,]
(a)the total Commitments in effect on such date:	$	[ , ,]
(b)the total Revolving Credit Exposures as of such date:	$	[ , ,]
Minimum Liquidity: (i) ≥ US$150,000,000		[Yes / No]
(i)Liquidity as of the end of the most recently ended fiscal year or fiscal quarter, as applicable, of Parent:	$	[ , ,]

25 To be included only so long as the conditions precedent set forth in Section 4.02 are capable of being satisfied as of such date.

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SCHEDULE I TO COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDED [mm/dd/yy].

Financial Statements

[See attached / Financial statements have been filed by Parent with the SEC]

D-Schedule I-1

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SCHEDULE II TO COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDED [mm/dd/yy].

List of Designated Subsidiaries and Material Subsidiaries Designated Subsidiaries26

1.	TripAdvisor Holdings, LLC
2.	TripAdvisor LLC

3.Viator, Inc. 4. [ ]

26 “Designated Subsidiary” means each Subsidiary that is (a) a Borrowing Subsidiary, (b) a Material Subsidiary or (c) an obligor (including pursuant to a Guarantee) under any Material Indebtedness of Parent or any Domestic Subsidiary, in each case other than (i) except in the case of clause (c) above, any Specified Foreign Subsidiary, (ii) any Subsidiary whose Guarantee of the Obligations has been released pursuant to Section 9.14 and (iii) TripAdvisor Securities Corporation, a Massachusetts securities corporation (“TSC”), so long as (A) TSC shall be prohibited or restricted (including any restriction requiring consent or approval of any Governmental Authority), as a matter of applicable Massachusetts law, from becoming a Subsidiary Loan Party or otherwise satisfying the Guarantee and Collateral Requirement without losing its status as a Massachusetts security corporation, (B) TSC does not own any assets other than de minimis assets relating to its organization and existence and cash, Permitted Investments, securities and similar financial assets, provided that the fair value of such cash, Permitted Investments, securities and similar financial assets shall not exceed US$300,000,000 in the aggregate at any time (provided that in determining fair value of such assets, (x) any appreciation in the value of any Permitted Investments and (y) any dividends, distributions or other payments received by TSC with respect to such Permitted Investments, in each case since the last day of the fiscal quarter of Parent most recently ended and with no carryover from any fiscal quarter of Parent prior to such most recently ended fiscal quarter, shall be disregarded), (C) TSC shall have no Indebtedness (including no Guarantee of any Indebtedness) and (D) TSC shall not engage in any business or activities other than ownership of the Permitted Investments and other assets referred to in clause (B) above and activities incidental thereto, and provided that, notwithstanding anything to the contrary in this definition, each Subsidiary that directly or indirectly owns any Equity Interests in TSC shall be deemed to be a Designated Subsidiary.

D-Schedule II-1

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Material Subsidiaries27

1.	TripAdvisor Holdings, LLC
2.	TripAdvisor LLC

3.Viator, Inc. 4. [ ]

27 “Material Subsidiary” means (a) for the purposes of the definition of “Designated Subsidiary”, at any time, each Subsidiary (excluding any Specified Foreign Subsidiary) other than any such Subsidiaries that

(i)together with their own subsidiaries, do not represent more than 10% for any such Subsidiary (other than any Specified Foreign Subsidiary), or more than 10% in the aggregate for all such Subsidiaries (other than Specified Foreign Subsidiaries), of either (A) Consolidated Total Assets or (B) Consolidated Revenues of Parent and the Subsidiaries as of the end of or for the period of four consecutive fiscal quarters of Parent most recently ended prior to such time and (ii) do not own Equity Interests or Indebtedness (other than de minimis Indebtedness) of any Material Subsidiary; provided that with respect to this clause (a) each Borrowing Subsidiary shall in any event be a Material Subsidiary and no Excluded Subsidiary shall be a Material Subsidiary; and (b) for all other purposes herein and in any other Loan Document, at any time, each Subsidiary, other than Subsidiaries that (i) together with their own subsidiaries, do not represent more than 10% for any such Subsidiary, or more than 10% in the aggregate for all such Subsidiaries, of either

(A) Consolidated Total Assets or (B) Consolidated Revenues of Parent and the Subsidiaries as of the end of or for the period of four consecutive fiscal quarters of Parent most recently ended prior to such time and (ii) do not own Equity Interests or Indebtedness (other than de minimis Indebtedness) of any Material Subsidiary; provided that with respect to this clause (b) each Borrowing Subsidiary shall in any event be a Material Subsidiary and no Excluded Subsidiary shall be a Material Subsidiary.

D-Schedule II-2

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EXHIBIT F

Form of Interest Election Request

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EXHIBIT F

[FORM OF] INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A. as Administrative Agent

Loan and Agency Services Group

500 Stanton Christiana Road, NCC5 / 1st Floor Newark, DE 19713

Attention: Nicholas Papa Fax No. 1 (302) 634-1979

nicholas.papa@chase.com

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of June 26, 2015 (as amended as of May 12, 2017, May 5, 2020 and December 17, 2020 and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TripAdvisor, Inc., a Delaware corporation (“Parent”), the Borrowing Subsidiaries party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and London Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

This notice constitutes an Interest Election Request and the undersigned [on behalf of [specify the Borrowing Subsidiary]] hereby gives you notice, pursuant to Section 2.08 of the Credit Agreement, that it requests the conversion or continuation of a Borrowing under the Credit Agreement, and in that connection specifies the following information with respect to such Borrowing and each resulting Borrowing:

1.	Borrowing to which this request applies: Principal Amount:
Class:1
Type:
Interest Period2:
2.	Effective date of this election3:
3.	Resulting Borrowing[s]4
Principal Amount5:

1	Specify Tranche 1 Revolving Borrowing, Tranche 2 Revolving Borrowing or an Incremental Term Loan Borrowing of any Series.

2In the case of a Eurocurrency Borrowing, specify the last day of the current Interest Period therefor.

3Must be a Business Day.

4

If different options are being elected with respect to different portions of the Borrowing, provide the information required by this item 3 for each resulting Borrowing. Each resulting Borrowings shall be in an  aggregate amount that is an integral multiple of, and not less than, the amount specified for a Borrowing of such Class and Type in Section 2.02(c) of the Credit Agreement.

5Indicate the principal amount of the resulting Borrowing and the percentage of the Borrowing in item 1 above.

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Type6
Interest Period7

Very truly yours,

[NAME OF BORROWING SUBSIDIARY] [PARENT]

by
Name:
Title:

6Must comply with Section 2.02 of the Credit Agreement.

7

Applicable only if the resulting Borrowing is to be a Eurocurrency Borrowing. Shall be subject to the definition of “Interest Period” and can be a period of one, two, three or six months (or, with the consent of each Lender participating in the requested Borrowing, twelve months) thereafter. If an Interest Period is not specified, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

F-2

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